      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2005

                                                    REGISTRATION NO. 333 -126453


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            _________________________

                           STELLAR TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      Colorado                                7373                                84-1553046
          -------------------------------         ----------------------------       ------------------------------------
          (State or Other Jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer Identification No.)
           Incorporation or Organization)         Classification Code Number)

                           Stellar Technologies, Inc.
                            7935 Airport Pulling Road
                                  Suite No. 201
                              Naples, Florida 34109
                                 (239) 592-1816
                 -----------------------------------------------

               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive office and principal place of business)

                               Richard A. Schmidt
                             Chief Executive Officer
                            7935 Airport Pulling Road
                                  Suite No. 201
                              Naples, Florida 34109
                                 (239) 592-1816
                 -----------------------------------------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:



                             Vincent A. Vietti, Esq.
                                Duane Morris LLP
                         240 Princeton Avenue, Suite 150
                               Hamilton, NJ 08619
                                  609-631-2400
                 -----------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

                As soon as practicable following the effectiveness of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [_]

                         CALCULATION OF REGISTRATION FEE

                                      Amount of             Proposed            Proposed Maximum
Title of Each Class of              Shares to be        Maximum Offering            Aggregate               Amount of
Securities to be Registered         Registered (1)     Price Per Share          Offering Price         Registration Fee
---------------------------         --------------     -------------------      ------------------     --------------------
common stock                          2,041,155               $.505 (2)             $1,030,783 (2)            $121.33 (4)

common stock underlying               2,726,751               $.505 (2)             $1,377,009 (2)            $162.07 (4)
warrants                                450,000               $.500 (3)               $225,000 (3)            $ 26.48

common stock underlying               1,920,000               $.505 (2)               $969,600 (2)            $114.12 (4)
convertible promissory
note                                  1,600,000               $.500 (3)               $800,000 (3)            $ 94.16

(1) Represents shares of the Company's common stock that may be offered by certain selling security holders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of the Company's common stock issuable upon stock split, stock dividend or similar transactions.

(2) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low sale prices per share of the Company's common stock as reported on the OTC Bulletin Board on July 1, 2005.

(3) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee based on an average of the high and low sale prices per share of the Company's common stock as reported on the OTC bulletin board on August 16, 2005.

(4) This amount was paid in connection with the initial filing of this registration statement on July 7, 2005.

         Pursuant to Rule 429 of the Securities Act of 1933, the prospectus filed as part of this registration statement relates to the 8,737,906 shares being registered in this registration statement as well as 4,942,978 shares included in the following registration statement previously filed by the Company with the Commission and declared effective: Registration No. 333-116327. The registration fee applicable to Registration No. 333-116327 was paid on June 9, 2004 and July 6, 2004. Accordingly, the registration fee calculated above does not include the amount payable in connection with Registration No. 333-116327.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 18, 2005

PRELIMINARY PROSPECTUS


                           STELLAR TECHNOLOGIES, INC.


                                     [LOGO]


                        13,680,884 shares of common stock


         The 13,680,884 shares of our common stock, $.001 par value per share, are being offered by the selling security holders identified in this prospectus. The shares were issued by us in private placement transactions. Of the shares being registered, 5,784,133 are currently outstanding, 4,376,751 are issuable upon the exercise of warrants and 3,520,000 shares are issuable upon conversion of a convertible promissory note. The selling security holders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

         We will not receive any part of the proceeds from sales of these shares by the selling security holders. We will, however, receive proceeds from the exercise price of certain warrants held by the selling security holders to the extent that such warrants are exercised.

         Our common stock is traded on the OTC Bulletin Board under the symbol "SLLR". The last reported sale price of our common stock on August 16, 2005 on the OTC Bulletin Board was $0.50 per share.

                           ___________________________


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




           The date of this preliminary prospectus is August 18, 2005.

                                TABLE OF CONTENTS

                                                                          PAGE

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................2
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION AND
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................13
DESCRIPTION OF BUSINESS.....................................................26
PROPERTIES..................................................................42
LEGAL PROCEEDINGS...........................................................42
MANAGEMENT..................................................................42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................48
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.................48
DESCRIPTION OF SECURITIES...................................................49
THE OFFERING................................................................51
SELLING SECURITY HOLDERS....................................................53
USE OF PROCEEDS.............................................................55
PLAN OF DISTRIBUTION........................................................55
INDEMNIFICATION OF DIRECTORS AND OFFICERS...................................57
LEGAL MATTERS...............................................................58
EXPERTS.....................................................................58
FINANCIAL STATEMENTS.......................................................F-1



                           ___________________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           ___________________________

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the common stock. You should read carefully the entire prospectus, including "Risk Factors" and the financial statements and notes thereto, before making an investment decision.

                           STELLAR TECHNOLOGIES, INC.

         We provide employee Internet management products and services that enable businesses, government agencies, schools and other organizations to monitor, report and manage how their employees use the Internet. Our products and services give managers the ability to implement Internet access policies for different users and groups within their businesses, improve employee productivity, conserve network bandwidth, and mitigate potential legal liability.

         The Internet has emerged as an important communications and commerce platform for enterprises around the world. Many companies use the Internet to streamline business processes and utilize business applications that are accessed over the corporate network. These companies are making substantial investments to provide high-speed Internet access to large numbers of their employees. The Internet has also become a highly popular consumer medium for entertainment, information and commerce. Given the Internet's increasingly important role as a business tool and its continuing adoption as a consumer medium for entertainment, information and commerce, management of employee Internet access is becoming a priority for businesses worldwide.

         We believe that a substantial amount of employee Internet activity in the workplace is non-work related and that a significant portion of non-business related e-commerce is conducted through Internet connections at work. Because Internet access in the workplace is fast, convenient and essentially free to employees, employees tend to use their employers' Internet connections for personal or recreational purposes during work hours. Such personal use during business hours can result in lost employee productivity, increased network bandwidth consumption and potential legal liability.

         Our products enable businesses to rapidly implement and configure Internet access policies for specific groups, user types and individuals within an organization. Our flexible and easy-to-use solutions capture information on Internet usage and store it on our remote secured servers, prevent the dissemination of confidential or other sensitive information via e-mail or instant messaging, and restrict access to certain websites. We consolidate and review employee Internet and instant messaging activity with sophisticated rule-based systems for compliance with policies implemented by our customers. We notify management when a violation has occurred and, if requested, provide management with a detailed graphical report displaying the aggregate Internet activity of the monitored employees.

         We also provide e-mail migration, e-mail data and directory management software and related services. Our software provides organizations with immediate and automatic migration and synchronization of data from any e-mail system to any other e-mail system.

         All of our products are easy to deploy and use, have minimal impact on an organization's information technology department, are scaleable and support a broad range of network platforms, including proxy servers, firewalls and other network appliances and software.

         We were incorporated on July 20, 2000. From that time until April of 2002, we were engaged in the business of providing photography and digital services to the travel industry. In December of 2002, we entered into the oil and gas exploration and development business by acquiring an interest in a limited partnership that owned a lease-hold interest in Cameron Parish, Louisiana. We disposed of this interest in September 2003. On January 15, 2004, we completed a merger with Stellar Venture Partners, LLC pursuant to which we issued shares common stock to the owners of Stellar Venture Partners, LLC equal to approximately 75% of our then issued and outstanding shares. Upon completion of the merger, we entered into the employee Internet monitoring business. On July 14, 2004, we expanded our operations to include email migration, email data and directory management software, and related services by acquiring CompuSven, Inc. Our principal executive offices are located at 7935 Airport Pulling Road, Suite 201, Naples, Florida 34109, and our telephone number is (239) 592-1816. We maintain a web site at www.stellarti.com. Information contained on our web site does not constitute part of this prospectus.

                                  THE OFFERING

         This prospectus covers the public sale of 13,680,884 shares of common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 5,784,133 are currently outstanding, 4,376,751 shares are issuable upon the exercise of warrants and 3,520,000 shares are issuable upon conversion of a convertible promissory note.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this Prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company and our industry. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT-STAGE COMPANY WITH AN UNPROVEN BUSINESS MODEL, WHICH MAKES IT DIFFICULT FOR US TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS.

         We have only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been offering our employee Internet management applications since 2001. We distribute our Stellar Internet Monitoring(TM) and Stellar E-mail Shuttle(TM) solutions under licensing agreements ranging in duration from 12 to 36 months. Since we have been distributing these solutions for less than four (4) years, we have very limited historical data with respect to license renewal rates. In addition, Stellar Internet GEM(TM), our next generation suite of Internet management software which we expect to drive our future growth, has just been introduced and we have no data regarding the level of market acceptance this product will achieve. Because of our limited operating history and because the market for employee Internet management solutions is relatively new and rapidly evolving, we have limited insight into trends that may emerge and affect our business. As a result, the revenue and income potential of our business and our market is unproven. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Before purchasing our common stock, you should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition and results of operations to suffer.

WE HAVE A HISTORY OF LOSSES AND, BECAUSE WE EXPECT OUR OPERATING EXPENSES TO INCREASE IN THE FUTURE, WE DO NOT EXPECT TO BECOME PROFITABLE IN THE NEAR TERM, IF EVER.

         We have experienced net losses in each fiscal quarter since our inception of March 31, 2005, we had an accumulated deficit of approximately $10 million. We incurred net losses to common shareholders of approximately $3.6 million during the nine month period ended March 31, 2005, approximately $3.4 million during the six month period ended June 30, 2004, and approximately $1 million during the year ended December 31, 2003. We expect to continue to incur net losses for the foreseeable future. We also expect our operating expenses to continue to increase as we:

         o expand our domestic and international selling and marketing activities;

         o continue our research and development efforts to upgrade our existing SIM solutions and develop new products and technologies; and

         o hire additional personnel, including additional engineers and other technical staff.

WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE, WHICH FUNDS MAY NOT BE AVAILABLE OR, IF AVAILABLE, MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

         We expect that our operating expenses will continue to increase over the next 12 months. In addition, we may experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties. As a result, we may need to raise additional funds, and such funds may not be available on favorable terms, if at all. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our software applications, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

OUR FUTURE SUCCESS DEPENDS ON OUR EXISTING CUSTOMERS RENEWING AND PURCHASING ADDITIONAL LICENSES OF OUR SIM AND EMS SOLUTIONS.

         Our future success depends on our ability to achieve substantial revenue growth from licensing our Internet management and e-mail migration solutions to new customers as well as renewals of licenses to our existing customers. Licenses for our Stellar Internet GEM and Stellar E-mail Shuttle(TM) solutions are usually sold on a perpetual license basis while our Stellar Internet Monitoring(TM) solutions typically have a duration of 12, 24 or 36 months. Since our customers have no obligation to purchase or renew such licenses, we may be unable to generate sufficient revenue to cover our operating expenses. Our future success also depends on our ability to license additional services or product offerings to existing customers.

WE MUST DEVELOP AND EXPAND OUR SALES CHANNELS TO INCREASE REVENUE AND IMPROVE OUR OPERATING RESULTS.

         We currently sell our products both directly and indirectly. We intend, however, to rely increasingly on our indirect sales channels. We depend on our indirect sales channels, including value-added resellers, distributors and Internet service providers, to offer our Internet management and e-mail migration solutions to a larger customer base than we can reach through our direct sales efforts. We will need to expand our existing relationships and enter into new relationships in order to increase our current and future market share and revenue. We cannot assure you that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing relationships or enter into new relationships, we may lose customer introductions and co-marketing benefits and our operating results may suffer.

OUR INCREASING RELIANCE ON INDIRECT SALES CHANNELS COULD RESULT IN REDUCED REVENUE GROWTH BECAUSE WE HAVE LITTLE CONTROL OVER OUR VALUE-ADDED RESELLERS, DISTRIBUTORS AND ORIGINAL EQUIPMENT MANUFACTURERS.

         We anticipate that sales from our various indirect sales channels, including value-added resellers, distributors, providers of managed Internet services and others, will account for a larger percentage of our total revenue in future periods. None of these parties is obligated to continue selling our products or to make any purchases from us. Our ability to generate increased revenue depends significantly upon the ability and willingness of our indirect sales channels to market and sell our products to organizations. If they are unsuccessful in their efforts or are unwilling or unable to market and sell our new product offerings, our operating results may suffer. We cannot control the level of effort these parties expend. A number of our value-added resellers and distributors have been adversely affected by the global economic downturn and we believe that their financial difficulties may negatively impact their ability to sell and market our SIM solutions. Some of our indirect sales channels also market and sell products that compete with our SIM solutions or may decide to do so in the future. Being a small business, we cannot prevent these persons from devoting greater resources to support our competitors' products or reducing or eliminating their efforts to sell our SIM solutions.

BECAUSE WE EXPECT TO DERIVE SUBSTANTIALLY ALL OF OUR FUTURE REVENUE FROM LICENSING FEES FOR OUR INTERNET MANAGEMENT AND E-MAIL MIGRATION SOLUTIONS, ANY FAILURE OF THESE PRODUCTS TO SATISFY CUSTOMER DEMANDS OR TO ACHIEVE MEANINGFUL MARKET ACCEPTANCE MAY SERIOUSLY HARM OUR BUSINESS.

         Substantially all of our revenue comes from licensing fees for Stellar Internet Monitoring(TM) and Stellar E-mail Shuttle(TM) solutions. We expect future revenue growth to be generated primarily from sales of our Stellar Internet GEM. If, for any reason, revenues from the licensing of our Internet management and e-mail migration solutions decline or do not grow as rapidly as we anticipate, our operating results and our business may be significantly impaired. If these solutions fail to meet the needs of our target customers, or if they do not compare favorably in price and performance to competing products, our growth may be limited. We cannot assure you that our Internet management and e-mail migration solutions will achieve any meaningful market acceptance. Our future financial performance will also depend, in part, on our ability to diversify our offerings by successfully developing, introducing and gaining customer acceptance of new products and enhanced versions of our Internet management solutions. We cannot assure you that we will be successful in achieving market acceptance of any new products that we develop or of enhanced versions of our Internet management solutions. Any failure or delay in diversifying our existing offering could harm our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO DEVELOP ACCEPTABLE NEW PRODUCTS OR ENHANCEMENTS TO OUR EXISTING PRODUCTS AT A RATE REQUIRED BY OUR RAPIDLY CHANGING MARKET.

         Our future success depends on our ability to develop new products or enhancements to our existing products that keep pace with rapid technological developments and that address the changing needs of our customers. Although our Internet management and e-mail migration solutions are designed to operate with a variety of network hardware and software platforms, we will need to continuously modify and enhance our offerings to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing such products or timely introducing them to the market. In addition, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technology, could increase our research and development expenses. The failure of our products to operate effectively with the existing and future network platforms and technologies may limit or reduce the market for our products, result in customer dissatisfaction, and seriously harm our business, financial condition and results of operations.

FAILURE OF OUR PRODUCTS TO WORK PROPERLY COULD IMPACT SALES, INCREASE COSTS, AND CREATE RISKS OF POTENTIAL NEGATIVE PUBLICITY AND LEGAL LIABILITY.

         Because our products are complex and are deployed in a wide variety of complex network environments, they may have errors or defects that users identify after deployment, which could harm our reputation and our business. In addition, products as complex as ours frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found errors in versions of our Internet management and e-mail migration solutions and we may find such errors in the future. The occurrence of errors could adversely affect licenses of our products, divert the attention of engineering personnel from our product development efforts and cause significant customer relations problems. In addition, since employee Internet management technology generally, and our solutions specifically, have yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we operated in a more established industry.

         Because customers rely on our Internet management and e-mail migration solutions to manage employee behavior and electronic communication, any significant defects or error in our products may result in negative publicity or legal claims against our customers. Such negative publicity or legal claims could seriously harm our business, results of operations and financial condition. More specifically, to the extent our service reports Internet data retrieval requests and software application execution requests along with the workstations from which they originated, using our service could result in legal claims based on potential privacy violations.

OUR FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGY AND STELLAR BRAND COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Intellectual property is important to our success. We generally rely upon confidentiality procedures and contractual provisions to protect our proprietary technology and our Stellar Internet Monitoring(TM) and Stellar E-mail Shuttle(TM) brands, and we intend to apply for legal protection for certain of our intellectual property in the future. Any such legal protection we obtain may be challenged by others or invalidated through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain, and adequate legal protection of our intellectual property may not be available to us in every country in which we intend to sell our products. The laws of some foreign countries may not be as protective of intellectual property rights as United States laws, and their mechanisms for enforcement of intellectual property rights may be inadequate. As a result, our means of protecting our proprietary technology and brands may be inadequate. Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property and may not have the financial resources to enforce any rights that we have. Any such infringement or misappropriation could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUED BY THIRD PARTIES FOR ALLEGED INFRINGEMENT OF THEIR PROPRIETARY RIGHTS.

         The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights, and by frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of entrants into our market increases, the possibility of an intellectual property claim against us grows. Our technologies and products may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle, could divert management attention from the execution of our business plan and cause us to expend a large amount of our limited financial resource.

OUR SYSTEMS MAY BE VULNERABLE TO SECURITY RISKS OR SERVICE DISRUPTIONS THAT COULD HARM OUR BUSINESS.

         Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests. Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from using our products. Any such events could substantially harm our business, results of operations and financial condition.

IF WE ACQUIRE ADDITIONAL COMPANIES OR TECHNOLOGIES IN THE FUTURE, SUCH COMPANIES AND TECHNOLOGIES COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

         We intend to acquire or make investments in complementary companies, businesses, assets and technologies in the future. We have only made one such acquisition, and therefore, our ability to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

         o difficulties in integrating operations, technologies, services and personnel;

         o the diversion of financial and management resources from existing operations;

         o   the risk of entering new markets;

         o   the potential loss of key employees; and

         o the inability to generate sufficient revenue to offset acquisition or investment costs.

         In addition, if we finance any acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

OUR CONTINUED GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         We continue to experience rapid growth in our operations, which has placed, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our senior management to manage growth effectively. This will require us to hire and train additional personnel to manage our expanding operations. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

WE FACE INCREASING COMPETITION FROM MORE ESTABLISHED COMPANIES THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO, WHICH MAY PLACE PRESSURE ON OUR PRICING AND WHICH COULD PREVENT US FROM INCREASING REVENUE OR ATTAINING PROFITABILITY.

         The market for our products is intensely competitive and is likely to become even more competitive. Our current principal competitors may offer their products at a significantly lower price than our Internet management and e-mail migration solutions, which could result in pricing pressures on licenses of our products and in the commoditization of employee Internet management solutions. If we are unable to maintain the current pricing on sales of our Internet management and e-mail migration solutions or increase our pricing in the future, our results of operations could be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced licensing, reduced margins or the failure of our SIM or EMS solutions to achieve or maintain more widespread market acceptance, any of which could have a material adverse effect on our business, financial condition and results of operations. Our current principal competitors include:

         o companies offering network filtering products, such as Websense, SurfControl, Tumbleweed, Secure Computing, Symantec, 8e6 Technologies, Webwasher, Elron, and Cerberian;

         o companies offering network reporting products, such as NetIQ and Wavecrest Computing; and

         o companies integrating URL filtering into specialized security appliances, such as SonicWALL and Internet Security Systems.

Many of our potential competitors enjoy substantial competitive advantages, such as:

         o greater name recognition and larger marketing budgets and resources;

         o established marketing relationships and access to larger customer bases; and

         o   substantially greater financial, technical and other resources.

As a result, they may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

IF INTERNET MANAGEMENT SOLUTIONS ARE INTEGRATED INTO EXISTING INTERNET HARDWARE, SOFTWARE OR OPERATING SYSTEMS, THE DEMAND FOR OUR PRODUCTS MAY DECREASE.

         We face current and potential competition from vendors of Internet servers, operating systems, and networking hardware, many of which have developed and/or bundle, or may in the future develop and/or bundle, employee Internet management solutions, or other competitive products with their products. We expect increased competition from, anti-virus software developers, traditional network management software developers, and web management service providers. We may face new competition from companies offering quality of service solutions, such as Packeteer, companies with a direct presence on computer desktops, such as Microsoft, and companies offering desktop management solutions, such as Altiris. If employee Internet management functions become standard features of Internet-related hardware or software, the demand for our Internet management solutions may decrease. Moreover, even if our employee Internet management solutions provide greater functionality and are more effective than the products offered by vendors of Internet-related hardware or software, potential customers might accept this limited functionality in lieu of purchasing our solutions separately.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM, AND THE LOSS OF ANY KEY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

         Our success depends largely upon the continued services of our executive officers and other key management and development personnel. We are also substantially dependent on the continued service of our existing engineering personnel because of the complexity of our products and technologies. With the exception of our President, Donald R. Innis, and Sven James, our Chief Technical Officer, we do not have an employment agreement with any of our officers, management or other key personnel and, therefore, they may terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business, financial condition or results of operations. In such an event we may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY SKILLED EMPLOYEES THAT WE NEED TO SUPPORT OUR PLANNED GROWTH.

         To execute our growth plan, we must attract and retain highly qualified personnel. We need to hire additional personnel in virtually all operational areas, including selling and marketing, research and development, operations and technical support, customer service and administration. Competition for these personnel remains intense, especially for engineers with high levels of experience in designing and developing software and Internet-related products. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

THE MARKET FOR OUR PRODUCTS CONTINUES TO EMERGE, AND IF WE ARE NOT SUCCESSFUL IN PROMOTING AWARENESS OF THE NEED FOR OUR EMPLOYEE INTERNET MANAGEMENT AND E-MAIL MIGRATION SOLUTIONS AND OF OUR STELLAR BRAND, OUR GROWTH MAY BE LIMITED.

         Based on our experience with potential customers, we believe that many corporations do not recognize or acknowledge the existence or scope of problems caused by employee misuse of the Internet or of their computers. We also believe, there may be a time-limited opportunity to achieve and maintain a significant share of the market for employee Internet management and our other products due in part to the emerging nature of these markets and the substantial resources available to our existing and potential competitors. If employers do not recognize or acknowledge these problems, the market for our Internet management solutions may develop more slowly than we expect, which could adversely affect our operating results. Developing and maintaining awareness of our Stellar brand is critical to achieving widespread acceptance of our existing and future products. Successful promotion of our Stellar brand will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful products at competitive prices. If we fail to successfully promote our Stellar brand, or if our expenses to promote and maintain our Stellar brand are greater than anticipated, our financial condition and results of operations could suffer.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET AS A BUSINESS TOOL.

         Expansion in the sales of our Internet management and e-mail migration solutions depends on the continued acceptance of the Internet as a communications and commerce platform for enterprises. The Internet could lose its viability as a business tool due to delays in the development or adoption of new standard and protocols to handle increase demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. If the Internet does not continue to be a widespread communications medium and commercial platform, the demand for our Internet management and e-mail migration solutions could be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

EVOLVING REGULATION OF THE INTERNET MAY AFFECT US ADVERSELY.

         As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. Such regulation appears most likely in the areas of user privacy, pricing, content and quality of products and services. Taxation of Internet use or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Laws and regulations applying to the solicitation, collection or processing of personal or consumer information could affect our activities. Furthermore, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the validity of Internet commerce, which could have a material adverse effect on our business, financial condition and results of operations.
                         RISKS ASSOCIATED WITH OUR STOCK

NEW INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION IN THE TANGIBLE NET BOOK VALUE OF THEIR SHARES.

         As of August 16, 2005, the market price of our common stock significantly exceeded the net tangible book value of our common stock. The net tangible book value of one share of our common stock as of March 31, 2005 was $0.01. As a result, investors purchasing common stock in the market will incur substantial dilution.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The sale of a large number of shares of our common stock in the market after this offering, or the belief that such sales could occur, could cause a drop in the market price of our common stock. We currently have 26,479,136 shares of common stock outstanding, of which 19,947,027 shares are "restricted securities," as that term is defined in Rule 144 of the Securities Act. We have registered the public resale of 8,998,715 of these restricted shares which will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our affiliates. Accordingly, 15,530,824 shares of our outstanding shares of common stock are either freely tradable without restriction or subject to an effective registration statement. The remaining 10,948,312 shares of common stock continue to be restricted securities, all of which are currently eligible for sale under Rule 144 of the Securities Act. We also registered the public resale of additional shares of common stock underlying various warrants and a convertible promissory note. None of our directors, executive officers or other stockholders is subject to lock-up agreements or market stand-off provisions that limit their ability to sell common stock.

WE EXPECT TO RAISE ADDITIONAL FUNDS IN THE FUTURE, AND SUCH ADDITIONAL FUNDING MAY BE DILUTIVE TO STOCKHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

         We expect to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt. Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility. If additional capital is raised through the issuance of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our existing stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock. In addition, certain of our outstanding warrants and convertible note contain provisions that provide for a downward adjustment in the exercise or conversion price in the event that we issue shares of our common stock or securities convertible or exercisable into shares of our common stock at a price less than the exercise price in effect at the time of the issuance of such securities which could result in additional dilution to our stockholders.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

         o announcements of technological innovations or new products or services by our competitors;

         o demand for our Internet management solutions, including fluctuations in license renewals; and

         o   fluctuations in revenue from our indirect sales channels.

        The market price of our common stock could also be subject to wide fluctuations in response to:

         o   quarterly variations in our revenues and operating expenses;

         o announcements of technological innovations or new products or services by us; and

         o our technological capabilities to accommodate the future growth in our operations or those of our customers.

         In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many Internet-related companies, and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO FALL.

         Our operating results will likely vary in the future primarily as the result of fluctuations in our billings, revenues and operating expenses. We expect that our operating expenses will continue to increase in the future as we expand our selling and marketing activities, increase our research and development efforts, and hire additional personnel. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

WE DO NOT INTEND TO PAY DIVIDENDS.

         We have never declared or paid any cash dividends on our common stock. The terms of our outstanding secured convertible notes preclude us from paying dividends without the consent of the holders of such notes. We currently intend to retain any future profits from operations to fund growth and do not expect to pay any dividends in the foreseeable future.


         APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         Our common stock currently trades on the OTC Bulletin Board. Since our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to SEC rules and regulations which impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to fund future growth and implement our business strategy; our ability to attract and retain customers and qualified personnel; customer acceptance and satisfaction with our Internet management solutions; anticipated product enhancements and releases; defects in our products and services; legal claims against us, including, but not limited to, intellectual property infringement claims; our ability to protect our intellectual property; forecasts of Internet usage and the growth and acceptance of the employee Internet management industry; rapid technological changes in the employee Internet management industry; competition in our industry and markets; general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business; the condition of the securities and capital markets; legislative or regulatory changes; and statements of assumption underlying any of the foregoing, as well as any other factors set forth under the caption "Risk Factors" on page 2 of this prospectus and "Management's Discussions an Analysis of Financial Condition and Results of Operation" below.

         All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption "Risk Factors" on page 2 of this prospectus and elsewhere in this prospectus. The following should be read in conjunction with our annual and interim financial statements contained elsewhere in this prospectus.

OVERVIEW

         We provide employee Internet management products and services that enable businesses, government agencies, educational institutions and other organizations to monitor, report and manage how their employees use the Internet. The employee Internet management market involves the provision of traditional Internet access control and management services with added management and productivity-enhancing functionality. The projected growth of this market may be attributable in part to the growing importance of protecting an organization's assets from being illegally distributed or acquired by its employees by means of the Internet, and keeping control over information technology expenditures, while maintaining high employee productivity.

         Our Stellar Internet Monitoring(TM) solutions provide managers with the ability to implement Internet access policies for different users and groups within their organizations. We believe that Stellar Internet GEM, our next-generation technology, is more effective at monitoring employee Internet use than the technologies currently being used for this purpose. Our applications provide organizations of any size with the security of knowing how its Internet connections are being used by providing them with detailed reports describing which web sites are being visited, what instant messages are being sent and received, which employees were involved, and what time the actions took place. Our suite of solutions also assist organizations by protecting confidential data from being transported out of the organization via e-mail or instant messaging; archiving Internet activity for both regulatory compliance and legal liability issues; improving employee productivity; reducing the use of expensive data processing bandwidth for Internet activities; and providing audit and investigatory capabilities for Internet activities.

         Our E-Mail Shuttle solutions are state-of-the-art software products that provide immediate and automatic migration and synchronization of data from any e-mail system to any other e-mail system. They enable businesses to migrate and synchronize inboxes, public folders and directories, calendars, bulletin boards, conferences, to-do lists, and groups on e-mail systems such as Microsoft Exchange, Lotus Domino, Lotus cc: Mail, Novell GroupWise, Netscape's Messaging Server and OpenWave's InterMail. Through our e-mail migration solutions, we provide migration to and from each of these systems and develop processes and products that enable easy migration from proprietary e-mail and calendaring systems. Our e-mail migration solutions' modular design includes extractor and loader components that allow migration from multiple systems at any one time from a single management console.

KEY PERFORMANCE INDICATORS

         Our key performance indicators are customer orders received (bookings), recognized revenue, and deferred revenue. We measure bookings as the dollar value of contractual agreements entered into with customers in the period that result in either revenue recognized in the period, deferred revenue at the end of the period, or expected billings in future periods. Generally, an increase in our bookings will result in an increase in our revenue and/or deferred revenue. The timing of bookings is uncertain as we sell to both companies and government organizations. The process of contractual negotiation is critical and may be lengthy.

         Deferred revenue consists of amounts billed to customers in excess of the amount we recognize on our statement of operations and/or for which the product or service has not yet been delivered. Our deferred revenue excludes all items relating to consulting services. Deferred revenue was $368,321 and $164,768 at March 31, 2005 and June 30, 2004, respectively. We believe that $323,687 of the deferred revenue at March 31, 2005 will be recognized as revenue in the next 12 months and that continued growth in deferred revenue is indicative of future growth in revenue.

OUTLOOK

         The market for our solutions is large and continues to grow. Sustained spending on technology, continued emphasis on employee efficiency, and growing awareness of and compliance with regulatory and reporting requirements by employers are all key external conditions which may affect our ability to execute our business plan.

         Our primary strategic objective is to maintain and strengthen our position in the market for EIM solutions and generate a substantial increase in revenue over the next 12 months. We plan to achieve this objective by enhancing the functionality of our current EIM solutions, developing new cutting-edge products and services, expanding our network of value-added resellers and distributors, increasing our direct sales force, pursuing subscription renewals and enterprise-wide deployment of our applications with existing customers, and acquiring technologies, assets, businesses and companies that we believe are complementary to our business.

         We believe that our near-term success will depend particularly on our ability to increase customer adoption of our employee Internet management products, our ability to successfully integrate our e-mail migration technologies and products with our employee Internet management products and technologies, and our ability to maintain control over expenses and cash. We believe that key risks include overall economic conditions and the overall level of information technology spending, economic and business conditions within our target customer sectors, timing of the closure of customer contracts, expanding our reseller channel, and competitive factors in our rapidly changing industry. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly given that we operate in new and rapidly evolving markets and face an uncertain economic environment. We may not be successful in addressing such risks and difficulties.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

         The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition
-------------------

         We recognize revenue in accordance with Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"). Significant management judgments and estimates must be made and used in connection with the revenue recognized in any accounting period. Specifically, in connection with each transaction involving our products, we must evaluate whether persuasive evidence of an arrangement exists, the product has been delivered, title and risk of loss has been transferred to the customer, the fee is fixed or determinable, and collection of the resulting receivable is reasonably assured. Material differences may result in the amount and timing of recognized revenue for any period if we make different judgments or utilize different estimates.

RESULTS OF OPERATIONS

         On January 15, 2004, we acquired all of the issued and outstanding membership interests in Stellar Venture Partners, LLC, a Georgia limited liability company. In connection therewith, we issued a total of 18,000,001 shares of our common stock to the former members of Stellar Venture Partners, representing approximately 74% of our issued and outstanding shares of common stock on a fully diluted basis. As a result of this issuance, under United States generally accepted accounting principles, Stellar Venture Partners was treated as the accounting acquiror, and the operations and financial statements of Stellar Venture Partners prior to the merger became those of the Company.

         On July 14, 2004, we completed the acquisition of CompuSven, Inc. for a purchase price of $1,390,985. The purchase price consisted of a cash payment in the amount of $889,985 and the issuance of 43,335 shares of our common stock. The shares were valued at $150,000 based on the last sales price of our common stock on the date immediately preceding the closing. As a result, our results of operations for the three and nine months ended March 31, 2005 reflect the combined results of operations of both us and CompuSven, while the corresponding periods in 2004 reflect only our results of operations. In order to present the reader with a more meaningful comparison between the periods discussed below, we have, where possible, quantified the material changes in our results of operations that are attributable to the acquisition of CompuSven.

OVERVIEW OF THE THREE- AND NINE-MONTH PERIODS ENDED MARCH 31, 2005 AND 2004

         Our revenue during the three and nine months ended March 31, 2005 showed substantial improvement over the corresponding periods in 2004. Our growth in revenue of $138,466 and $492,395 during the three and nine months ended March 31, 2005, respectively, as compared to the corresponding periods in 2004, was driven by a number of factors including increased customer adoption of our employee Internet management solutions, revenues from the e-mail migration solutions we obtained from our acquisition of CompuSven, and growth in our targeted customer groups. We recorded increases in net loss of $184,702 and $2,505,769 during the three and nine months ended March 31, 2005, respectively, as compared to the corresponding periods in 2004. A substantial portion of the increase was due to a one-time charge of $1,560,405 for interest expense that consisted primarily of non-cash charges resulting from the amortization of the debt discount associated with the beneficial conversion feature of convertible notes and warrants that we issued on June 8, 2004, and the partial amortization of fees that we paid in connection with the issuance of the notes and warrants. The balance of the increase was due to increases in labor costs and expense reimbursements, general and administrative expenses associated with our acquisition of CompuSven, and costs associated with becoming a public company.

COMPARISON OF THE THREE-MONTH PERIODS ENDED MARCH 31, 2005 AND 2004

Revenue
-------

         Revenue consists of licensing fees that we receive upon the sale of our Internet management and e-mail migration solutions. Revenues increased $138,466, or 233%, to $197,879 for the three-month period ended March 31, 2005 from $59,413 for the three-month period ended March 31, 2004. The increase was primarily a result of the addition in sales attributable to our acquisition of CompuSven. We expect absolute growth in revenues for future periods to exceed absolute growth in revenues for past periods as we continue to focus substantial resources on sales and marketing efforts in order to generate licensing revenues from existing and new customers.

Operating Expenses
------------------

         Operating expenses consist primarily of labor costs and expense reimbursements, selling and marketing expenses, general, administrative and related fee expenses, and research and development expenses.

         Labor Costs and Expense Reimbursements. Labor costs and expense reimbursements consist of all salaries, commissions, stock compensation, benefits and related compensation that we pay to our employees. Labor costs and expense reimbursements increased $203,302, or 78%, to $465,063 for the three-month period ended March 31, 2005 from $261,761 for the three-month period ended March 31, 2004. The increase was due primarily to the addition of approximately $107,000 in employee compensation attributable to our acquisition of CompuSven and an increase of approximately $135,000 for general and administrative personnel, including our Chief Executive Officer and President. We expect labor costs and expense reimbursements to increase in the future as we continue to add more personnel to support our expanding sales and marketing efforts and as increased licenses result in higher overall sales commission expenses.

         Marketing. Marketing expenses consist of costs related to production of marketing brochures, trade shows, direct mailing programs, advertising, promotions, travel, customer support, public relations and investor relations. Marketing expenses for the three-month period ended March 31, 2005 were $29,215 as compared to $28,875 for the three-month period ended March 31, 2004. Although marketing expenses remained relatively constant, we expect they will increase in the future as we continue to expand our marketing efforts and promote our employee Internet management solutions, particularly our Stellar Internet GEM suite of solutions.

         General, Administrative and Related Expenses. General, administrative and related expenses consist of management fees paid to related parties, professional fees, general and administrative expenses, and office rents. General, administrative and related expenses increased $16,726, or 5%, to $348,799 for the three-month period ended March 31, 2005 from $332,073 for the three-month period ended March 31, 2004. The increase resulted primarily from a $60,633 increase in general and administrative expenses due primarily to the addition of $7,800 in general and administrative costs attributable to our acquisition of CompuSven, an increase in investor relations activities of $8,700, a $33,000 increase in rent resulting from lease payments attributable to the new office we opened in January 2005, and additional expenses for advertising and promotion of approximately $40,000. These amounts were offset by a $79,500 decrease in management fees resulting from the cancellation of our management agreement with MAS Services, Inc. We expect general, administrative and related fee expenses to level off in future periods.

         Research and Development. Research and development expenses consist primarily of costs associated with the development of new employee Internet management technologies, products and services, including our Stellar Internet GEM suite of solutions, and the enhancement of our existing employee Internet management solutions. Research and development expenses decreased $40,725, or 75%, to $13,478 for the three-month period ended March 31, 2005 from $54,203 for the three-month period ended March 31, 2004. The decrease was primarily the result of our completing the development of the Stellar Internet GEM suite of solutions in January 2005 and completing the integration of CompuSven technologies with our own. We expect overall research and development expenses to remain relatively constant over the next 12 months as we continue to engage in product and service development, enhance our existing employee Internet management solutions, and pursue arrangements with new technology partners.

COMPARISON OF THE NINE-MONTH PERIODS ENDED MARCH 31, 2005 AND 2004

Revenue
-------

         Revenue consists of licensing fees that we receive upon the sale of our Internet management and E-mail migration solutions. Revenues increased $492,395 or 312%, to $650,226 for the nine-month period ended March 31, 2005 from $157,831 for the nine-month period ended March 31, 2004. The increase was primarily a result of the addition of $471,305 in sales attributable to our acquisition of CompuSven and an increase in licensing revenues received from new customers of our historical employee Internet management solutions.

Operating Expenses
------------------

         Operating expenses consist primarily of labor costs and expense reimbursements, selling and marketing expenses, general, administrative and related fee expenses, and research and development expenses.

         Labor Costs and Expense Reimbursements. Labor costs and expense reimbursements increased $723,131, or 140%, to $1,239,920 for the nine-month period ended March 31, 2005 from $516,789 for the nine-month period ended March 31, 2005. The increase was due primarily to the addition of approximately $319,829 in employee compensation attributable to our acquisition of CompuSven and an increase of approximately $350,000 for general and administrative personnel, including our Chief Executive Officer and President.

         Marketing. Marketing expenses increased $23,388, or 26%, to $113,556 for the nine-month period ended March 31, 2005 from $90,168 for the nine-month period ended March 31, 2004. The increase was due primarily to increased expenses associated with marketing campaigns and the promotion of our EIM solutions.

         General, Administrative and Related Expenses. General, administrative and related expenses consist of management fees paid to related parties, professional fees, general and administrative expenses, and office rents. General, administrative and related expenses increased $617,112, or 121%, to $1,129,112 for the nine-month period ended March 31, 2005 from $512,000 for the nine-month period ended March 31, 2004. The increase resulted primarily from a $402,537 increase in professional fees incurred largely in connection with the preparation and filing of a registration statement with the Securities Exchange Commission ("SEC"), and compliance with our reporting obligations under federal securities laws, a $255,636 increase in general and administrative expenses due primarily to the addition of $38,582 in general and administrative costs attributable to our acquisition of CompuSven, investor relations activities of $85,878, a $50,662 increase in rent resulting from lease payments attributable to a second office that we opened in November, 2003, and additional lease payments of $33,000 attributable to the new office we opened in January 2005. These amounts were offset by a $136,750 decrease in management fees resulting from the cancellation of our management agreement with MAS Services, Inc.

         Research and Development. Research and development expenses were $165,994 for the nine-month period ended March 31, 2005 as compared to $163,828 for the nine-month period ended March 31, 2004. We expect overall research and development expenses to remain relatively constant over the next 12 months as we continue to engage in product and service development, enhance our existing employee Internet management solutions, and pursue arrangements with new technology partners.

         Impairment of Goodwill. We determine impairment of goodwill based on the amount by which the carrying value of the assets to which the goodwill is attributed exceeds the fair value of such assets. We did not incur any charge for impairment of goodwill during the nine-month period ended March 31, 2005. We incurred a one-time charge for impairment of goodwill in the amount of $121,595 during the nine-month period ended March 31, 2004. The recognition of this expense was associated with our purchase of the then remaining and outstanding 50% membership interest in Stellar Business Builders, LLC ("Stellar Business Builders") from IO Ventures, LLC for $100,000. On the date of the purchase, Stellar Business Builders' liabilities exceeded its assets by $21,595. As a result, we recorded goodwill of $121,595, comprised of the $100,000 purchase price plus the $21,595 net liability. During the fourth fiscal quarter of 2003, we performed our annual test for goodwill impairment as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and determined that the full $121,595 of goodwill should be recorded as an impairment charge.

Interest Expense
----------------

         We incurred interest expense of $1,560,400 for the nine-month period ended March 31, 2005. We did not incur any interest expense during the nine-month period ended March 31, 2004. The interest expense consisted primarily of non-cash charges of $1,449,416 resulting from the amortization of the debt discount associated with the beneficial conversion feature of convertible notes and warrants that we issued on June 8, 2004 and $110,000 from the amortization of fees that we paid in connection with the issuance of the notes and warrants. We expensed the remaining unamortized discount associated with the beneficial conversion feature of the notes when the notes were converted into common stock on the effective date of the registration statement covering the public resale of the common stock underlying the notes. We do not expect to record any additional interest expense for non-cash charges in the foreseeable future.

COMPARISON OF THE SIX MONTH PERIODS ENDED JUNE 30, 2004 AND JUNE 30, 2003 (UNAUDITED)

         In connection with the merger of the Company and Stellar Venture Partners, the former members of Stellar Venture Partners received approximately 74% of the then issued and outstanding shares of common stock of the Company on a fully diluted basis. As a result, under the United States General Accepted Accounting Principles ("GAAP"), Stellar Venture Partners is treated as the accounting acquirer and the operations and financial statements of Stellar Venture Partners prior to the Merger have become those of the Company.

         Prior to the Merger, Stellar Venture Partners had a fiscal year end of December 31, while the Company had and continues to maintain a fiscal year end of June 30. As a result, Stellar Venture Partners has changed its fiscal year end to June 30 in order to match that of the Company. The audited financial statements of the Company appearing elsewhere herein and discussed below relate to the transition period commencing January 1, 2004 and ending June 30, 2004. For comparison purposes, a condensed consolidated statement of operations for the six months ended June 30, 2004 and a condensed consolidated balance as of June 30, 2004 are included in Note 16 to our audited financial statements contained elsewhere in this prospectus.

Revenues
--------

         Revenues consist entirely of licensing fees that we receive upon the sale of our employee Internet management solutions. Revenues increased $34,081 or 45% to $109,374 for the six month period ended June 30, 2004 from $75,293 for the six month period ended June 30, 2003. The increase was primarily a result of increased licensing revenues received from new customers. Approximately 20% of revenues recognized for the six months ended June 30, 2004 was derived from licenses to first-time customers who initially purchased 12, 24 or 36 month licenses of our SIM solutions in 2004. The remaining 80% of revenues was generated from existing customers. We expect growth in revenues for future periods to exceed growth in revenues for past periods as we continue to focus substantial resources on sales and marketing efforts in order to generate licensing revenues from existing and new customers. We also expect CompuSven, which we acquired in July 2004, to generate incremental revenue for us.

Operating Expenses
------------------

         Operating expenses consist primarily of labor costs and expense reimbursements, selling and marketing expenses, general, administrative and related fee expenses, and research and development expenses.

         Labor Costs and Expense Reimbursements. Labor costs and expense reimbursements increased $267,202 to $559,965 for the six month period ended June 30, 2004 from $292,763 for the six month period ended June 30, 2003. The increase was due primarily to an increase of approximately $250,000 for general and administrative personnel, including Richard A. Schmidt, our new Chief Executive Officer, and Donald R. Innis, our new President, and an increase in sales personnel expenses of approximately $19,000 associated with increased licenses of our SIM solutions. We expect labor costs and expense reimbursements to increase in the future as we continue to add more personnel to support our expanding sales and marketing efforts and as increased licenses result in higher overall sales commission expenses.

         Marketing. Marketing expenses increased $84,256 to $116,045 for the six month period ended June 30, 2004 from $31,789 for the six month period ended June 30, 2003. The increase was primarily due to increased expenses associated with marketing campaigns and the promotion of our SIM solutions and increased public relations costs incurred as a result of our becoming a public company. We expect marketing expenses to increase in the future as we continue to expand our marketing efforts and promote our SIM solutions and related e-mail migration, e-mail data and directory management software and related services.

         General, Administrative and Related Expenses. General, administrative and related expenses consist of management fees paid to related parties, professional fees, general and administrative expenses, and office rents. General, administrative and related expenses increased $474,162 to $660,482 for the six months ended June 30, 2004 from $186,320 for the six months ended June 30, 2003. The increase resulted primarily from an increase of $27,750 in management fees paid to related parties associated with the accelerated expensing of management fees paid to MAS Services, Inc. due to the cancellation of our management fee agreement with it, an increase in professional fees of $353,755 associated with our year-end audits, significant business transactions that we completed in 2004 and compliance with SEC public reporting and corporate governance requirements and an increase of $82,506 in general and administrative fees related to travel and the overall growth of our business. We expect general, administrative and related fee expenses to increase in future periods as a result of increased costs associated with growth in our operations and increased professional fees associated with any acquisitions of businesses or technologies that we may make in furtherance of our acquisition strategy and our compliance with SEC public reporting and corporate governance requirements.

         Research and Development. Research and development expenses increased $26,283 to $55,507 for the six month period ended June 30, 2004 from $ 29,224 for the six month period ended June 30, 2003. The increase was primarily a result of increased costs associated with the development of new products and services and the enhancement of our existing SIM solutions. We expect research and development expenses to increase in the future as we pursue future product and service development, enhance our existing SIM solutions and e-mail migration, data and directory management solutions and enter into arrangements with additional technology partners.

         Loan Impairment. Our $350,000 note receivable from LSP Exploration, LLC matured in September 2004, and we have not been able to collect the amount owed to us. We concluded that LSP Exploration does not have the ability to repay us the amount they owe us at this time and have, therefore, impaired the entire balance owed to us, including interest receivable as of June 30, 2004, in the amount of $354,949. Since we have impaired the entire balance, we will not incur any further losses related to this note in future periods. Should we collect this note or any portion thereof in the future, we would record the amount received as other income. We do not expect this impairment to result in any future cash expenditures.

Other Income (expense)
----------------------

         Other income (expense) consists of investor losses, interest and money market dividends, gains in trading securities and interest expense.

         Interest Expense. Interest expense increased to $62,874 for the six months ended June 30, 2004. We did not pay any interest expense during the six months ended June 30, 2003. The interest expense consisted of $50,284 from the partial amortization of the debt discount associated with the warrants we issued with the $1.5 million in convertible notes and $10,000 from the partial amortization of loan fees that we paid to broker/dealers in connection with the note offering. In July 2004, we expensed the remaining debt discounts and beneficial conversion discounts we incurred in connection with the $1.5 million convertible note offering as the notes were converted into common stock upon the effective date of the registration statement covering the public resale of the common stock underlying the notes. Accordingly, in July 2004, we will record approximately $1.45 million of additional interest expense as the result of the acceleration.

         Gains in Trading Securities. Gains in trading securities consists of gains on the sale of securities held for investment. Gains in trading securities increased $134,988 to $138,393 for the six months ended June 30, 2004 from $3,405 for the six months ended June 30, 2003. We believe the increase was due primarily to improved stock market conditions and the performance of the underlying companies in which we invested. We do not expect to make any additional material investments in investment securities in the future, as we intend to focus our operations exclusively in the EIM and related e-mail migration, data and directory management markets. For this reason, we do not expect to realize any material gains in trading securities in the future.

Preferred Stock Dividend
------------------------

         We incurred a one-time charge for a preferred stock dividend in the amount of $1,767,750 for the six months ended June 30, 2004. The recognition of this preferred stock dividend resulted from the beneficial conversion feature associated with our issuance of 2,357,000 shares of our Series A Convertible Preferred Stock that, in effect, were convertible at a price less than market price on the date of issuance, and warrants to acquire up to 589,251 shares of our common stock in a private offering that we completed in February 2004. We do not expect to record any additional charges for preferred stock dividends in the foreseeable future.

COMPARISON OF YEARS ENDED DECEMBER 31, 2003 AND 2002

         At December 31, 2003, we owned 100% of the outstanding voting interests in each of the subsidiaries through which we currently operate and our consolidated financial statements included the revenue and various operating expenses of these subsidiaries. At December 31, 2002, we owned only 50% of the outstanding voting interests in such subsidiaries. Under United States Generally Accepted Accounting Principles ("GAAP"), a company that does not own more than 50% of the outstanding voting interests at the end of the applicable year is required to report its net share of such revenues and operating expenses in a separate account in the company's statement of operations. As a result, the revenues and operating expenses of the subsidiaries through which we currently operate are not included in our various consolidated revenue and operating expense accounts for the year ended December 31, 2002 and instead, have been recorded on a net basis under the line item "Investee losses" appearing under the caption "Other income (expense)" in our consolidated statement of operations for such year.

         As a result of the foregoing, we believe that our consolidated revenues and operating expenses for the year ended December 31, 2003 are not comparable to our consolidated revenues and operating expenses for the year ended December 31, 2002, and therefore, any differences between our consolidated revenues and operating expenses for such years should not be relied upon as an indication of our future results of operations or performance.

Revenue
-------

         We generated revenues of $173,711 for the year ended December 31, 2003. We did not generate any revenues for the year ended December 31, 2002. The increase of $173,711 was due entirely to the inclusion of revenues of the subsidiaries through which we operate in our investee losses rather than in our consolidated revenues for the year ended December 31, 2002. Approximately 49% of revenues recognized for the year ended December 31, 2003 was derived from licenses to first-time customers who initially purchased 12, 24 or 36 month licenses of our SIM solutions. The remaining 51% of revenues was generated from existing customers.

Operating Expenses
------------------

         Labor Costs and Expense Reimbursements. Labor costs and expense reimbursements increased $513,441 to $547,791 for the year ended December 31, 2003 from $34,350 for the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         Selling and Marketing. Selling and marketing expenses were $93,082 for the year ended December 31, 2003. We did not have any selling and marketing expenses for the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         General, Administrative and Related Expenses. General, administrative and related expenses increased $121,170, or 60.6%, to $321,083 for the year ended December 31, 2003 from $199,913 for the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

         Research and Development. Research and development expenses were $138,849 for the year ended December 31, 2003. We did not incur any research and develop expenses during the year ended December 31, 2002. The increase was due primarily to the difference in the manner in which we reported the results of operations for our subsidiaries for the years ended December 31, 2002 and 2003, as noted previously.

Impairment of Goodwill
----------------------

         We determine impairment of goodwill based on the amount by which the carrying value of the assets to which the goodwill is attributed exceeds the fair value of such assets. We incurred a one-time charge for impairment of goodwill in the amount of $121,595 for the year ended December 31, 2003. The recognition of this expense was associated with our purchase of the then remaining and outstanding 50% membership interest in Stellar Business Builders, LLC ("Stellar Business Builders") from IO Ventures, LLC for $100,000. On the date of the purchase, Stellar Business Builders' liabilities exceeded its assets by $21,595. As a result, we recorded goodwill of $121,595, comprised of the $100,000 purchase price plus the $21,595 net liability. During the fourth fiscal quarter of 2003, we performed our annual test for goodwill impairment as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and determined that the full $121,595 of goodwill should be recorded as an impairment charge.

Gains in Trading Securities
---------------------------

         Gains in trading securities were $88,780 for the year ended December 31, 2003 compared to losses of $172,978 for the year ended December 31, 2002. We believe the gains on sales of securities of $88,780 resulted primarily from improved stock market conditions and the performance of the underlying companies in which we invested.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short-term and long-term debt.

         Net cash used in operating activities was $1,808,253 for the nine-month period ended March 31, 2005 compared to $461,626 for the nine-month period ended March 31, 2004. The $1,346,627 increase in cash used in operating activities was due primarily to an increase in losses of $942,363 (excluding non cash charges of $1,560,406 of interest expense in 2005 and $1,767,750 of preferred stock dividends in 2004), a decrease in proceeds from the sales of and gains on marketable securities of $467,811, and increases in deposits of $60,607, in accounts receivable of $46,370, and a decrease in accounts payable and accrued expenses of $174,919. These amounts were partially offset by increases in depreciation and amortization of $35,528, an increase in the amortization of deferred compensation of $186,516, an increase in the amortization of loan fees of $110,000, and an increase in deferred revenues of $28,751.

         Net cash used in investing activities during the nine-month period ended March 31, 2005 was $955,927 compared to $130,057 for the nine-month period ended March 31, 2004. The $825,870 increase in cash used in investing activities was due primarily to the payment of $890,324 in cash in connection with the acquisition of CompuSven.

         Net cash used in financing activities during the nine-month period ended March 31, 2005 was $13,762 compared to net cash provided by financing activities of $2,908,665 for the nine-month period ended March 31, 2004. The $2,922,427 difference in cash flows from financing activities was due primarily to a decrease in net proceeds from sales of our common and preferred stock of $2,878,665 and an increase in payments on capital leases and short-term obligations of $43,762.

         At March 31, 2005, we had a working capital deficit of $232,810 as compared to $2,500,909 of working capital at June 30, 2004. The $2,733,719 decrease in working capital was due primarily to decreases in cash of $2,777,942 and prepaid expenses of $129,197 and to increases in deferred revenue of $187,025, in accounts payable of $40,249, and in short term notes payable of $112,323. These amounts were partially offset by a decrease in convertible notes payable of $493,084 and an increase in accounts receivable of $42,265.

         Our primary sources of financing over the past twelve (12) months are set forth below.

         On June 8, 2004, we issued convertible promissory notes (the "Convertible Notes") and warrants to a small group of accredited investors for cash consideration of $1,500,000. The Convertible Notes were issued and sold together with the warrants to purchase an aggregate of 2,400,000 shares of our common stock. The principal amount of the Convertible Notes and all accrued interest due thereunder were converted into 601,155 shares of common stock at a conversion price of $2.50 per share. All of Series A Warrants and Series B Warrants are exercisable into one (1) share of our common stock at an exercise price of $1.00 per share. The exercise price of the Series A Warrants and Series B Warrants are subject to downward adjustment in the event that we issue shares of our common stock or securities convertible into shares of our common stock at a purchase or conversion price less than the purchase or conversion price in effect immediately prior to such issuance. Our Series A Warrants expire October 10, 2005 and our Series B Warrants expire June 7, 2009.

         On April 1, 2005, we entered into a Loan Agreement (the "Loan Agreement") with Trident Growth Fund, LP ("Trident"). Under the Loan Agreement we issued a $1,600,000 principal amount secured convertible promissory note (the "Trident Note") and a warrant (the "Warrant") to purchase 450,000 shares of our common stock to Trident.

         The Trident Note accrues interest at the rate of 12% per annum payable monthly in arrears on the last day of each month, is secured by substantially all of our assets, and is redeemable, in whole or in part, at our option at 100% of par. Interest is payable in cash unless Trident elects to have it paid in shares of common stock valued at the conversion price in effect on such date. The Trident Note is due the earlier of: (i) April 30, 2006; (ii) the closing date of our next public offering of our securities for our own account; or (iii) the date of any change of management control. The Trident Note is convertible in whole or in part at the option of Trident into shares of our common stock at an initial conversion price of $1.00 per share. The conversion price is subject to downward adjustment in the event that we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price or conversion or exercise price less than the conversion price in effect immediately prior to such issuance. The Trident Note contains a number of financial and negative covenants.

         In connection with the issuance of the Trident Note, we issued a Warrant to Trident to purchase 450,000 shares of our common stock. The Warrant is immediately exercisable at an exercise price of $1.00 per share, subject to adjustment, contains standard and customary cashless exercise provisions, and terminates five years from the date of grant. The exercise price is subject to downward adjustment in the event we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price or conversion or exercise price less than the exercise price in effect immediately prior to such issuance.

         The foregoing constitutes our principal sources of financing during the past twelve (12) months. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from sales of our equity and debt securities. We intend to continue to invest our cash in excess of current operating requirements in interest-bearing, investment-grade securities.

         As of the date of this prospectus, we have cash resources of approximately $1,000,000. We believe that our current cash resources, expected recurring monthly revenue and revenue from new customers, will not be sufficient to sustain our current operations for the next twelve (12) months. We are currently seeking to obtain additional financing through sales of debt or equity securities in order to execute our business plan and finance possible acquisitions of technologies, assets, businesses or companies that we believe are complementary to our business. The sale of additional equity or convertible debt securities would result in additional dilution to our shareholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. We have not made arrangements to obtain additional financing and we can provide no assurance that such financing will be available in amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be required to delay or scale back our operations and any plans we may have to acquire such technologies, assets, businesses or companies.

OFF-BALANCE SHEET ARRANGEMENTS

         As of March 31, 2005, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

                             DESCRIPTION OF BUSINESS

         We were incorporated on July 20, 2000 as a Colorado corporation. We were initially engaged in the business of providing photography and digital services to organizations in the travel industry. We exited the travel industry in April 2002.

         During the quarter ended December 31, 2002, we announced our intention to engage in the business of acquiring, exploring and developing natural gas and oil properties. Our plan was to acquire ownership interests in properties located in Louisiana as well as other traditional oil producing states in the southwestern United States. In furtherance of this plan, we purchased a limited partnership interest in a limited partnership that owns oil and gas leasehold interests in Cameron Parish, Louisiana and certain seismic data related thereto in offshore oil fields. In September 2003, we disposed of all of our oil and gas interests and exited the oil and gas business.

         On January 15, 2004, we acquired Stellar Venture Partners, LLC, a Georgia limited liability company ("Stellar Venture Partners"), by merging a wholly-owned subsidiary of ours with and into Stellar Venture Partners, with Stellar Venture Partners remaining as the surviving entity and becoming our wholly-owned subsidiary. At the effective time of the merger, we issued 18,000,001 shares of our common stock to the membership interest holders of Stellar Venture Partners, LLC, representing, on a fully diluted basis, approximately seventy-four percent (74%) of the then issued and outstanding shares of our common stock and Richard A. Schmidt was appointed to serve as our Chairman and Chief Executive Officer. As a result of the merger, we entered the employee Internet management ("EIM") industry.

         On July 14, 2004, we acquired all of the issued and outstanding capital stock of CompuSven, Inc., a Florida corporation ("CompuSven"). Upon completion of this acquisition CompuSven became a wholly owned subsidiary of the Company. CompuSven provides e-mail migration, e-mail data and directory management software and related services.

OVERVIEW

         We provide employee Internet management products that enable businesses, government agencies, schools and other organizations to monitor, analyze and evaluate reports displaying how their employees use computing resources, including Internet access and instant messaging. Our primary product offering consists of our Stellar IM Web Based Edition, our Stellar IM Enterprise Edition, and our Stellar Internet GEM, which we refer to collectively in this prospectus as our Stellar Internet Management solutions, and our E-mail Shuttle.

         Our flexible software applications operate in conjunction with our databases to monitor employee access to websites, employee use of network bandwidth and employee software application use at the desktop. Our Stellar Internet Management solutions enable businesses to rapidly implement and configure Internet access policies for specific groups, user types and individuals within an organization. Our flexible and easy-to-use solutions capture information on Internet usage and store it on our remote secured servers, prevent the dissemination of confidential or other sensitive information via e-mail or instant messaging and restrict access to certain websites. We consolidate and review employee Internet and instant messaging activity with sophisticated rule-based systems for compliance with policies implemented by our customers. Business managers are then notified when a violation has occurred, and have the option of running a detailed graphical report displaying the aggregate Internet activity for the employees monitored. Our products are easy to deploy and use, and have minimal impact on an organization's information technology department. In addition, our products can grow with our customers as they expand and support a broad range of network platforms, including proxy servers, firewalls and other network appliances and software.

INDUSTRY BACKGROUND

         As a highly flexible network capable of carrying almost any type of digital traffic, the Internet continues to evolve as a critical business tool and an important communications and commerce platform for enterprises worldwide. As part of their overall business strategies, many organizations are using the Internet to utilize business applications that are accessed over their corporate networks. Companies utilize the Internet to optimize their extended supply chains, automate their sales forces, track shipments and communicate with employees, customers, partners and suppliers. Due to the efficiencies, cost-savings and competitive advantages that can be gained by leveraging the Internet, many businesses are continuing to build out their computer networks and information technology infrastructure. In order to accommodate a significant number of simultaneous users and the increasing volume of data transfer associated with enterprise Internet use, many organizations continue to make substantial investments in wide-bandwidth connections such as dedicated T-1 lines, enabling high-speed Internet access.

         The Internet has also become a highly popular consumer medium for communication, entertainment, information and commerce. This rapid adoption of the Internet has been accompanied by remarkable growth in the number of consumer-oriented content and commerce websites and by an expanding assortment of web-based consumer services and applications. Internet users today have the ability to communicate through e-mail and instant messaging, retrieve news and information from numerous Internet sources, download music, movies and other high-bandwidth content, share files over peer-to-peer networks, make online purchases of goods and services ranging from books to airline tickets, and generally access a broad range of non-business content and commerce websites. As the rapid evolution of Internet technology and web content continues, the amount and types of data, as well as the way people access it, has increased, creating growing challenges for employers.

         Internet access in the workplace is fast, convenient and essentially free to employees. In general, employees enjoy quicker and relatively unrestricted Internet access from their work desktop computers. As a result, many employees use their employers' computing resources for recreational "web surfing," peer-to-peer file sharing, downloading of high-bandwidth content, instant messaging and other personal matters during business hours. However, this unmanaged non-business use of company computing and network resources, including Internet access, can result in increased risk and cost to the employer, including lost employee productivity, increased network bandwidth consumption, increased network security risks, and potential legal liability. Additionally, an employee's use of websites that offer free software downloads, pirated software and peer-to-peer applications may introduce spyware and other malicious code to the employee's desktop and to the corporate network, placing valuable corporate data at risk. In recent years, the rapid rise in the use of instant messaging and peer-to-peer file sharing in the workplace has created new conduits for viruses and malicious code that bypass traditional network security measurer. All of these factors can contribute to higher costs for companies that make computing and network resources available to their employees.

         Traditionally, employers have attempted to mitigate the legal liability, productivity and bandwidth waste risks through written policies governing acceptable employee use of computing resources, and protect against security risks with a combination of external firewalls and anti-virus software. With the growth in multi-media content, the proliferation of blended viruses, and the rapid increase in employee use of instant messaging and peer-to-peer file sharing, employers are finding that these measures are increasingly inadequate. Written Internet access and software application use policies are easily ignored, difficult to enforce and often require manual review of log files, which is both cumbersome and time-consuming. Because this method of enforcement does not proactively curtail undesirable Internet and software application usage, employers are forced to take potentially costly disciplinary actions after the fact. Firewalls can provide protections against external threats such as hacking, but do little to prevent employees from accessing unauthorized data from within an organization. Anti-virus software provides protection from e-mail borne viruses, but does not prevent the possible theft or corruption of corporate data by spyware and offers only limited protection against viruses that proliferate via peer-to-peer networks and instant messaging.

         To address these problems, businesses are recognizing the need for a proactive approach to managing employee use of the Internet and computing resources, as well as the need to layer security and policy enforcement measures across multiple network access points, including the Internet gateway, the internal network infrastructure and employees' desktops. In the past, many businesses have sought products that enable them to proactively manage their employees' Internet access through filtering of URLs. Early Internet filtering software for the enterprise was largely derived from products that were originally developed to help parents prevent their children from accessing adult content at home or in schools, and used keyword matching and dynamic page review to block content. These products, and other more recent products, are limited to filtering of website URLs and do not address the evolving nature of Internet use with the accompanying rise in the use of instant messaging and peer-to-peer file sharing. Additionally, they typically lack the ability to meet the needs of growing organizations, cannot operate on multiple network platforms, do not provide the flexibility required by management, and can be labor-intensive to deploy, consuming valuable information technology resources. Moreover, these applications generally do not operate in conjunction with a comprehensive database that is consistently refreshed and as effective.

         Workplace management of non-business-related use of computing resources and Internet access is becoming an increasingly important priority for organizations because of its impact on employee productivity, network bandwidth consumption, network and data security, and potential legal liability. IDC estimates that between 30 and 40 percent of all internet use in the workplace is not related to business and that the employee Internet management market grew to $750 million in 2004. Given the necessity of corporate Internet access and consumers' continuing adoption of the web as a mass communication, entertainment, information and commerce medium, we believe there is a significant opportunity for an employee Internet management solution that effectively addresses the needs of businesses to manage employee usage of the computing environment, including Internet access and desktop application use. Additionally, although the web and e-mail are the primary drivers of Internet traffic today, the rapid emergence of Internet-enabled applications creates the need for software that applies management policies to file types, applications and protocols, as well as web pages, at multiple points on the network. Software tools are needed to implement policy-based bandwidth management and regulation of applications such as instant messaging, peer-to-peer file exchange tools, interactive games and desktop software applications. These solutions must also be adaptable enough to mange new applications and technologies as they are developed.

EMPLOYEE INTERNET MANAGEMENT SOLUTIONS

         Certain of our closest competitors for our Stellar Internet Management solutions have been offering software applications that enable managers to select the types of Internet content and applications they wish to allow, block or continue employee access to, based on the database categories they have defined. The software applications are loaded onto the customers' servers and are monitored by the customers' information technology staff. Their software applications categorize websites in a URL database, and then classify them into different categories to enable organizations to determine the types of Internet content that are appropriate for their workplace culture. Their software applications allow managers to permit or deny Internet access based on the employee, type of user, time of day, amount of personal surfing time and type of content being accessed. Most of the content management solutions do not have a comprehensive archiving solution for their customers.

         With the introduction of Stellar Internet GEM, we now offer a fully integrated suite of solutions for establishing and consistently enforcing employee Internet use policies and electronic communications with others inside and outside of an organization. Stellar Internet GEM archives and filters internal and external e-mail communications including attachments, instant messaging activities, and Web site browsing across the enterprise. Stellar Internet GEM also provides graphical, real-time hierarchal reporting and immediate warnings for policy violations. Stellar Internet GEM is a complete archiving solution to assist in compliance records retention and content policy management. The initial reaction of prospective customers to our designed Stellar Internet GEM has been very favorable.

         Our Stellar Internet Management solutions enable organizations to analyze, report and manage how their employees use the Internet, the network and their desktop computers. Our products provide organizations with the ability to implement customized Internet access and use policies for different user groups within the organization, and supports the organization's efforts to improve employee productivity, conserve network bandwidth, enhance network security and mitigate potential legal liability. The principal benefits of our products include:

         Enhanced Network and Data Security. Our employee Internet management solutions add an additional layer of protection to an organization's network and data security by monitoring employee access to security-risk web sites such as those containing malicious mobile code or spyware. This allows an organization to proactively reduce the risk of malicious mobile code attacks - such as web-based worms, viruses, Visual Basic scripts and more - and prevent back-channel communication of important corporate or personal data by spyware programs.

         Increased Employee Productivity. Our software gives businesses the ability to more effectively manage employees' use of corporate computing resources, including Internet access, application use at the desktop and network bandwidth, thereby reducing non-productive use of these assets by employees. Our employee Internet management solutions enable organizations to identify the pattern and scope of employees' Internet use, and to manage access to non-business related content and applications such as instant messaging. In addition, our software allows managers to monitor employee use of the Internet based on the employee, type of user, time of day, amount of personal surfing time and type of content being accessed, without denying the employee's access to the Internet.

         Conservation of IT Resources. We believe our employee Internet management solutions allow organizations to reduce bandwidth consumption by managing personal Internet use and access to websites, in particular those that may contain bandwidth-intensive content, such as streaming audio and video, MP3 music files, multi-player games and other new media. Our employee Internet management solutions further enhance bandwidth management capabilities by monitoring network usage in real-time and by allowing employee access management based on bandwidth thresholds. Reducing the bandwidth consumed by non-business-related Internet traffic allows an organization to use its network more efficiently and effectively, and helps ensure that bandwidth is available for mission-critical business applications such as voice-over-IP. By monitoring access to bandwidth-intensive content, organizations are able to save valuable network storage from being cluttered with MP3s, images and other files. This avoids costs arising from the need to buy additional networking equipment or storage servers.

         Reduced Exposure to Potential Legal Liabilities. Our employee Internet management solutions support organizations' efforts to reduce exposure to legal liability resulting from the improper use of the Internet in the workplace. By implementing our products in conjunction with an overall corporate Internet usage policy, organizations can proactively curtail access to objectionable Internet content such as adult entertainment, illegal activities, hate, and racism.

         In addition to the above benefits, our employee Internet management solutions include several analysis and reporting capabilities to provide managers and IT administrators with multiple options for identifying, analyzing and reporting on Internet and activity and the risks associated with employee computing. These options include a full-featured reporting engine with pre-defined and customizable report templates, a real-time analyzer that provides a current view of network activity and browser-based reporting tools that allow non-technical managers to view Internet and application use data. In addition, our employee Internet management solutions are designed to have minimal impact on network performance by eliminating the need for customers to install our applications on their servers and maintain them. Our employee Internet management solutions may be used on a broad range of network platforms, and work with popular proxy servers, firewalls, cache engines, switches and routers.

PRODUCTS AND SERVICES

         Our employee Internet management solutions are comprised of three (3) different product offerings, each tailored to a different customer target group. These product offerings consist of:

         o   Stellar IM Web Based Edition;

         o   Stellar IM Enterprise Edition; and

         o   Stellar Internet Global Employee Management.

         We also offer our E-Mail Shuttle e-mail migration software solutions. A description of each of these products is provided below.

Stellar IM Web Based Edition
----------------------------

         Stellar IM Web Based Edition is a web-based product that provides organizations with the ability to utilize monitoring and reporting technology without the capital and manpower expenditures necessary to run in-house solutions. Stellar IM Web Based Edition requires only a small application to run at a customer's site while the "work" is performed on our servers, utilizing our manpower and network bandwidth to process the data. Users simply logon via a secure web site to view their data using real-time reports.

         Monitoring both web browsing and instant messaging conversations, Stellar IM Web Based Edition is a robust monitoring tool that provides management with the information that they need, when they need it in real time. E-mail alert notification is one of the many features available within Stellar IM Web Based Edition, providing management with a break-down of people and computers that have violated the organization's Internet usage policy.

         Stellar IM Web Based Edition offers a wide range of functions and key features including:

         o web-based reporting that eliminates the need for IT professionals to generate reports for managers, thus allowing them to concentrate on their core responsibilities;

         o secure, real-time reports that can be viewed online from any computer in the world, giving management the ability to view company activity while out of the office;

         o data storage, processing and reporting that is performed on our servers, saving organizations expenditures on IT resources and equipment costs; and

         o alert notifications that provide managers with automated e-mails that contain a list of violations by their employees.

         Stellar IM Web Based Edition monitors, reports and alerts on web browsing and instant messaging conversations for all major instant messaging protocols. Activity can be viewed for employees and departments via real-time reports while alerts can be created to flag web sites and instant messaging words or phrases that managers deem inappropriate. Stellar IM Web Based Edition also offers instant messaging archiving for businesses that are required to record and store their messages.

Stellar IM Enterprise Edition
-----------------------------

         Stellar IM Enterprise Edition is a state-of-the-art enterprise solution that provides IT staff with full control of our SIM database, security and employee access to information. It provides managers with quick, reliable reporting on employees' use of the Internet rather than restricting access to useful websites. Comprehensive activity reports can be generated from the collected data and used to develop and enforce Internet usage policies as well as reward productive employees. The enterprise solution provides IT staff with the in-house capabilities to fully manage our Stellar IM database.

         Stellar IM Enterprise Edition offers a wide range of functions and key features, including:

System Features

         o   the use of a high-speed, secure, industry standard Oracle database;

         o   Secure encrypted information transfer;

         o   a centrally monitored application service provider environment;

         o accessibility via a web browser over the Internet from anywhere in the world through secure socket layer connections to our servers;

         o multiple logons for each organization, each with their own security access restrictions;

         o   remote recording of Internet usage on our servers; and

         o   support for multiple languages.

Monitoring

         o monitoring of Internet usage on virtually every computer in an organization;

         o monitoring of web browsing and instant messaging for compliance with human resource Internet usage policies;

         o distribution of monitored data to our servers using proprietary encrypted data streams, ensuring a high level of security for an organization's information;

         o consolidation and review of monitored data for compliance based on policies the organization has implemented; and

         o access to the monitored information through a standard SSL-enabled web browser.

Alerts

         Alerts may be used to help monitor activity on an exception basis so that managers don't have to sift through tedious logs to determine if or when employees have broken the organization's Internet usage policy. Managers can receive detailed information about each violation, including:

         o   which user visited which web site;

         o   information about the web sites visited;

         o alerts if a violation of the organization's Internet usage policy occurs;

         o   drill down viewing of violations;

         o   ability to sort violations by alert type and date range; and

         o   e-mail notification of any alerts.

Secure Reporting

         o enterprise-wide reporting based on the corporate organization hierarchy;

         o departmental level management reports, including text and graphical reports, reports by physical location and reports by organizational level;

         o secure distribution of reports and alerts to department managers with security at every level to ensure that mangers can only access their direct employees' usage;

         o conversion of hits and time spent online to a cost based on an employee's hourly wage; and

         o enhanced customized alert categories to allow managers to be notified via e-mail of specific violations in their department.

         Upon an organization's selection of either our Stellar IM Web Based Edition or our Stellar IM Enterprise Edition, a monitoring program is installed on one (1) computer on the organization's network. The program monitors the Internet traffic that the organization wants to monitor, encrypts the information, then sends small summary information packets of all Internet usage by the organization's employees to a server. The data is collected and stored in a database behind a firewall. The data is then available for managers of the organization to view through our secure applications by means of a standard browser.


Stellar Internet GEM(TM) (Global Employee Management)
-----------------------------------------------------

         We have completed the initial development of our Stellar Internet GEM of employee Internet management solutions which provides archiving with complete fidelity, real-time content filtering, accurate analysis of Internet activity habits, and real-time reporting of Internet policy violations. Stellar Internet GEM is a combination of more than ten years of e-mail experience of CompuSven and our experience with our existing EIM solutions. This new suite of solutions helps corporations and government agencies worldwide by:

         o protecting confidential data from being transported out of the organization via e-mail or instant messaging;

         o archiving Internet activity for both regulatory compliance and legal liability issues;

         o   improving employee productivity;

         o reducing the use of expensive data processing bandwidth for Internet activities; and

         o providing audit and investigatory capabilities for Internet activities.

Stellar Internet GEM is composed of the following three modules:
----------------------------------------------------------------

         o Stellar Web Browser(TM) - manages Web browsing by filtering, reporting, altering and archiving employee Web browsing activity. The web browser prevents access to websites that are restricted in accordance with company policy while at the same time enables organizations to maintain compliance with industry regulations including those imposed by Sarbanes-Oxley and HIPAA;

         o Stellar E-Mail Manager - manages inbound, outbound and internal e-mail including attachments. E-Mail Manager prevents e-mail from being sent which contains confidential information or which could form the basis of a potential lawsuit. E-Mail Manager also archives e-mail communications to satisfy industry regulations imposed by the NASD, SEC, Sarbanes-Oxley and HIPAA;

         o Stellar IM Manager - filters, archives and reports on instant messaging communications. Industry regulations imposed by the NASD and SEC require that all electronic communications be archived. Stellar IM Manager also filters instant messages for policy violations and can either report the violation or block the message.

The initial introduction of Stellar Internet GEM has been well received by the market and we expect it to be a major component of the future growth of our business.

Stellar E-Mail Shuttle
----------------------

         The Stellar E-Mail Shuttle(TM) is an e-mail migration and coexistence product that provides e-mail migration and data synchronization between e-mail systems, known as Anywhere2Anywhere technology. Stellar E-Mail Shuttle helps organizations with multiple e-mail platforms consolidate to a single we-mail platform saving both computer hardware and technical resources. Stellar E-Mail Shuttle has helped some of the largest organizations in the world; especially those acquiring other organizations and those modernizing their computer operations. The e-mail systems supported by the Stellar E-Mail Shuttle include:
Microsoft (R) Exchange Server/Outlook, Lotus (R) Domino/Notes, Novell Groupwise
(R) and any IMAP4 e-mail system. The Stellar E-Mail Shuttle migrates and/or synchronizes inboxes, public folders and directories, calendars, bulletin boards, conferences, to-do lists, and groups. Its modular design includes extractor and loader components which allow migration from multiple systems at any one time from a single management console called Launchpad(TM).

TECHNOLOGY

         Our Stellar Internet Monitoring solutions comprise a server-based system designed to function in networks of virtually any size and configuration. Our Stellar Internet Monitoring solutions are composed of a system of analyzing, reporting and managing applications integrated in a proprietary central policy engine. We use a process of automated content assessment and classification with manual verification to gather and classify new websites and applications for our databases. Our automated search technology uses Java-based tools and proprietary algorithmic classification systems to automatically search the Internet to identify and catalog websites. It is designed to accommodate network growth without impairing performance or requiring major infrastructure modifications and can scale to support networks of a virtually unlimited number of users on a single server and networks of virtually any size using multiple servers. We have designed our products to run on multiple network platforms and in multiple locations. Our SIM solutions integrate with major firewalls, proxy servers, caching engines, network switches and routers.

         Our new Stellar Internet GEM solution provides the full functionality of our Stellar Internet Monitoring solutions as well as:

         o Comprehensive archival for e-mail and instant messaging including all attachments;

         o Content management with blocking for e-mail, instant messaging with Web surfing including attachments; and

         o Improved use of categories and regular expressions that allows for flexible, uniform and effective internet policy enforcement.

STRATEGY

         Our strategy is to maintain and strengthen our position in the market for employee Internet management products and services. Key components of our strategy include the following:

         Increase Sales to Existing Customers. Many of our customers are organizations with hundreds or thousands of Internet-enabled employees. In most cases, these customers initially deploy our Stellar Internet Management solutions in one or two internal departments and pay licensing fees based only on the number of Internet users in those departments. We believe that there is a large opportunity to sell our existing customers licenses for additional Internet users within their organizations. We intend to aggressively pursue renewals of existing licenses and enterprise-wide deployment of our Stellar Internet Monitoring solutions within our existing customer base.

         Aggressively Leverage Indirect Sales Channels. We currently have relationships with value-added resellers that focus on the U.S. market. Our indirect sales channels accounted for more than 10% of our licensing revenue for the year ended December 31, 2004. We intend to increase these channels through our Stellar Partner Channel Program and, accordingly, expect that the percentage of our total sales derived from our indirect channels will increase in the future. We also plan to improve the productivity of our existing value-added resellers through lead development, marketing support, sales assistance and training. We intend to aggressively leverage and expand our indirect sales changes in both the domestic and international markets, through recruitment programs and our Stellar Partner Channel Program.

         Expand Our Customer Base. Our products have been deployed in more than 500 organizations worldwide. We believe our large installed base of customers provides our products with market credibility, and we intend to leverage this credibility to further our market penetration. To address opportunities abroad, we intend to continue to increase the number of international resellers participating in our Stellar Partner Channel Program. Given the relatively higher costs of Internet access in many foreign markets, we believe that the need to mange employee Internet use will be cost-driven.

         Expand Our EIM Solutions Product Offering. We intend to continuously develop and update our software and database in order to keep current with the evolution of employee Internet management technology. We plan to offer our customers enhanced reporting and management applications and provide additional software features that address additional categories of worker productivity and enterprise bandwidth consumption. We may also acquire additional employee Internet management technologies complementary to our existing solutions to expand the breadth of our product offering.

         Develop and Maintain Leading Employee Internet Management Processes and Technologies. We intend to continue developing proprietary processes and technologies that give us what we believe is a distinct advantage over our competitors. We believe our competitive advantage lies in the ability of our employee Internet management solutions to enable organizations to monitor employee access to websites, employee use of network bandwidth and employee software application use at the desktop, without restricting the employees' access to web sites, as well as the ability of our employee Internet management solutions to capture information on Internet usage and store it on our remote secured servers that we maintain, rather than requiring customers to load the applications onto their servers and maintain it themselves. We intend to continue to develop software and technology that will facilitate the integration of our products with the systems of our customers and Internet infrastructure providers. We believe that this will enable us to offer our products to a broader customer base than our competitors.

         Work Closely With Internet Infrastructure Providers. We intend to continue to work closely with Internet infrastructure providers and to continue to modify our software to integrate with these providers' products. We also intend to continue to work with these providers to migrate our software applications deeper into the network infrastructure, from proxy servers, firewalls and cache engines, to network routers. In addition, we plan to continue to sponsor co-marketing programs with these companies to associate our SIM solutions with their established brands so as to further enhance our market position.

SALES, MARKETING AND DISTRIBUTION

         We sell our products and services through direct channels and through indirect channels comprising a network of more than 15 value-added resellers. Our channel sales efforts are coordinated worldwide through a sales team of 6 individuals. We derive substantially all of our employee Internet management revenue from licensing fees that we receive upon the sale of our Stellar Internet Monitoring solutions. Our customers generally enter into licensing agreements with us that are typically 12, 24 or 36 months in duration and for a fixed number of users. We promptly invoice customers for the full amount of their license at the time the license is activated. Payment is due generally within 30 days of the invoice for the full term of the license. We record amounts billed to customers in excess of recognizable revenue as deferred revenue on our balance sheet.

         Our marketing strategy is to raise awareness of the potential risks associated with unmanaged employee use of corporate computing resources, generate qualified sales leads for our channel partners and increase recognition of Stellar Internet Monitoring(TM), Stellar E-mail Shuttle(TM) and Stellar Internet GEM as employee Internet management solutions. Our marketing efforts are targeted toward business executives, including information technology professionals, chief executives, upper-level management and human resource personnel. We actively manage our public relations programs, communicating directly with technology professionals and the media in an effort to promote greater awareness for the growing problems caused by employee misuse of the Internet and other computing resources at work. We also provide potential customers and channel partners with free trials of our employee Internet management solutions, typically for 30-day periods. Our additional marketing initiatives include:

         o advertising online and in high-technology magazines, management journals and other business-oriented periodicals;

         o   participating in and sponsoring trade shows and industry events;

         o hosting regional and international seminars, webinars and training sessions for our sales organization and reseller partners, as well as customers and prospects;

         o participating in cooperative marketing efforts with our Internet infrastructure partners including web link exchanges, joint press announcements, joint trade show activities, channel marketing campaigns, road shows and seminars;

         o conducting speaking engagements on topics of interest to our customers and prospects;

         o using our website to communicate with our indirect sales channels, and provide product and company information to interested parties; and

         o providing and distributing soft- and hard- copy materials on our company, products, solutions, technologies, partnerships and benefits.

         Our strategic vision is to build long-term partnerships with our customers that help our customers maximize the success of their businesses. In furtherance of this, we have designed and implemented the Stellar Partner Channel Program to allow our reseller and partner channel to be our primary source of sales of our Internet management solutions to our customers. The purpose of this program is to reward our service partners for both the initial sale of our Internet management solutions to a customer and the monthly recurring revenue streams generated by such customer's continued use of our Internet management solutions. We believe that this provides a valuable incentive to our reseller partners to market our products and services to their customer base.

         Our service provider network is comprised of managed security, network and human resource companies that work with us towards delivering quality, online service solutions to our customers. Our reseller partner network consists of resellers worldwide that resell our Stellar Internet GEM, Stellar Internet Monitoring,(TM) and Stellar E-mail Shuttle(TM) solutions to their customer base. We also provide our reseller partners with numerous benefits designed to incentivize them to present our Internet management and E-mail migration solutions to their customer base, including:

         o discounted in-house use of our employee Internet management solutions and free technical support for in-house use of our employee Internet management solutions;

         o sales and marketing support, including sales tools such as white papers, Internet usage audit reports, Internet abuse fact sheets, brochures and other materials designed to assist them in selling our employee Internet management solutions;

         o a web-based reseller tutorial designed to help our resellers in understanding the benefits of our employee Internet management solutions;

         o access to our regional partner managers to assist our resellers in qualifying leads, sales calls, conference calls, volume pricing and other support in presenting our employee Internet management solutions to potential customers; and

         o access to marketing opportunities in advertising, trade shows and similar media where our employee Internet management solutions can provide visibility for our partners.

CUSTOMERS

         We have more than 400 customers ranging in size from organizations with as few as 100 employees to global 1000 companies, and include government agencies and educational institutions. As of March 31, 2005, these customers had subscribed to a total of approximately 4,000,000 seats. For the year ended December 31, 2004, none of our customers accounted for more than ten percent (10%) of our total revenues.

Some of our key customers include the following:

         o   Char-Broil - W.C. Bradley Holding Company;

         o   Central DePage Healthcare;

         o   Comtech Telecommunications Corp.;

         o   Cook County Government, Chicago, Illinois;

         o   Shutts & Bowne, LLP;

         o   Coconut Grove Bank;

         o   Bank of America; and

         o   Public Supermarkets.

CUSTOMER SERVICE, TRAINING AND SUPPORT

         We believe that superior customer support is critical to retaining and expanding our customer base. Our technical support group provides dependable and timely resolution of customer technical inquiries and is available to customers by telephone, e-mail and over the web, and our training services group delivers education, training and pre-sales support to our customers. We also offer online training to our customers and resellers to provide them with the knowledge and skills to successfully deploy, use and maintain our products. Our customer service team is responsible for handling general customer inquires, answering questions about the ordering process, updating and maintaining customer account information, investigating the status of orders and payments, as well as processing customer orders. In addition, our customer service team proactively updates customers on a variety of topics, including release dates of new products and updates to existing products.

COMPETITION

         The market for our products is fragmented, highly and increasingly competitive, quickly evolving and subject to rapid technological change. Increased competition may result in reduced market acceptance of our products, pricing pressure and reduced gross margins, any of which could seriously harm our business. Competitors vary in size and in scope and breadth of the products and services they offer. Our current principal competitors include:

         o companies offering network filtering products, such as Websense, SurfControl, Tumbleweed, Secure Computing, Symantec, 8e6 Technologies, Webwasher, Elron and Cerberian;

         o companies offering network reporting products, such as NetIQ and Wavecrest Computing; and

         o companies integrating URL filtering into specialized security appliances, such as SonicWALL and Internet Security Systems.

              We also face current and potential competition from vendors of Internet servers, operating systems and networking hardware, many of which now or may in the future develop and/or bundle EIM or other competitive products with their offerings. We compete against and expect increased competition from anti-virus software developers, traditional network management software developers, and web management service providers. We may face new competition from companies offering quality of service solutions, such a Packeteer; companies with a direct presence on computer desktops, such as Microsoft; and companies offering desktop management solutions, such as Altiris.

              Many of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing or other resources than we do. They may have significantly greater name recognition, established marketing relationships and access to a larger installed base of customers. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the functionality of their products to address customer needs. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

         We believe that the principal competitive factors in the market for our products include:

         o a product's ability to scale and support the requirements of complex networks;

         o the robustness of the solution, allowing management of emerging software and Internet applications, protocols and URLs;

         o   the use of a large and professionally maintained database;

         o   the breadth of the product offering;

         o the depth of the product's monitoring, reporting and analysis capabilities;

         o the capacity of an industry participant to integrate with key network providers;

         o the quality of customer support provided by the industry participant; and

         o   the price at which the products are offered to customers.

INTELLECTUAL PROPERTY RIGHTS

         Our intellectual property rights are important to our business. We rely upon confidentiality procedures and contractual provisions to protect our proprietary technology and our SIM brand. Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information.

         We do not have any trademark registrations for our SIM brand or patents relating to our proprietary technologies, nor do we have any applications for such rights pending. We intend to apply for legal protection for certain of our intellectual property in the future. However, we can provide no assurance that we will receive such legal protection or that, if received, such legal protection will be adequate to protect our intellectual property rights.

RESEARCH AND DEVELOPMENT

         We have invested significant time and resources in creating a structured process for undertaking product and database development projects. Members of our research and development department are involved with database production, software development, validation and testing, documentation and research. They work as part of cross-disciplined teams designed to provide a framework for defining and addressing the activities required to bring product concepts and development projects to market successfully. Research and development expenses totaled $165,994 for the nine months ended March 31, 2005 and $55,507 for the six months ended June 30, 2004. Research and development expenses for the year ended December 31, 2003 were $138,349.

EMPLOYEES

         As of June 28, 2005, we had 16 employees. Of this number, 15 were full-time employees and 1 was a part-time employee. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

REGULATORY AND LEGISLATIVE ISSUES

         As use of the Internet has become more prevalent and various negative issue associated with the Internet have received increasing amounts of publicity, there has been a correspondingly greater amount of governmental attention directed to the Internet in the United States Congress and elsewhere. While various pieces of legislation regulating different aspects of the Internet and Internet-related activity have been proposed, to date there has been no legislation enacted that places any direct and substantial regulatory burden on us. Nonetheless, we anticipate further attempts to regulate internet-related activity in the future, some of which may impose substantial burdens on our ability to do business.

                                   PROPERTIES

         Our corporate headquarters and principal offices are located at 7935 Airport Pulling Road, Naples, Florida 34109, where we lease approximately 5,500 square feet of space for a monthly rent payment of approximately $11,500. This lease expires in December 2008, however, we have two one year options to renew this lease. We lease additional office space at Airport Road #3, Naples, Florida 34109, where we lease approximately 1,900 square feet of space for a monthly rent payment of approximately $2,600. This lease expires in December 2006. We no longer occupy any of this space and are currently subletting this space for a monthly rent payment of approximately $2,600. We believe that our office space is adequate to support our current operations and that adequate additional space is available to support our operations over the next 12 months.

                                LEGAL PROCEEDINGS

         We are not currently a party to any material legal proceedings. We may from time to time become involved in litigation relating to claims arising in the ordinary course of our business.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The following chart sets forth certain information about each director, executive officer and significant employee of the Company.

         Name                     Age                       Positions Held
         ----                     ---                       --------------
Richard A. Schmidt                61         Chairman, Chief Executive Officer  and Treasurer

Donald R. Innis                   58         President

John E. Baker                     65         Chief Financial Officer and Secretary


         The following is a brief summary of the business experience of each of the above-named individuals:

         Richard A. Schmidt, age 61, has served as our Chairman, Chief Executive Officer, Treasurer and Secretary since January 2004. Mr. Schmidt was the founder and Manager of Stellar Venture Partners, LLC from it formation on March 13, 2000 until its merger with the Company in January 2004. Since May 1995, Mr. Schmidt has served as the President and Chairman of the Board of MAS Services, Inc., a holding company with investments in entities involved in the publishing industry. In his position as President of MAS Services, Inc., Mr. Schmidt is the author of and investment strategist for the "Stellar Stock Report," an investment advisory publication with over 13,000 paid subscribers, and is the author of and investment strategist for the stellarstockreport.com, an Internet financial website. Prior to founding MAS Services, Inc., Mr. Schmidt held the position of General Manager with several Fortune 500 companies, including Evans Products, Caterpillar Tractor Company and Echlin Manufacturing, where he specialized in start-ups, turnarounds, mergers and acquisitions and divestiture activities. Mr. Schmidt graduated from Bradley University in Peoria, Illinois in 1966 and has participated in advanced management curricula and executive enhancement programs at the business schools of Roosevelt University, Ohio State University and Harvard University.

         Donald R. Innis, age 58, has served as our President since February 2, 2004. Mr. Innis has over 25 years of senior management experience with many Information Technology solution companies and is recognized as an expert on encryption and data security. He served as the President of Control Break International Corporation ("Control Break"), a developer of data encryption software, from April 2003 to February 2004, during which time the company's revenues increased over 800% from the previous year. Beginning in 1987, Mr. Innis served as President of Inware Corporation, a developer of enterprise software that he founded. In 1998, Inware was acquired by Allen Systems Group ("ASG"), a provider of software to global Fortune 1000 companies, at which time he joined ASG and served as Senior Vice President of Worldwide Sales and Support until April 2003. During his time at ASG, the company's annual revenues grew from $5 million to more than $200 million. Between 1985 and 1987, Mr. Innis served as the Chief Executive Officer of Fisher International, a company he founded that was a pioneer in the electronic mail and PC access control and encryption industry. Mr. Innis began his career in technology as a computer system designer for General Motors Corporation after receiving a Bachelor of Science degree in mathematics with a minor in economics from Otterbein College.

         John E. Baker, age 65, has served as our Chief Financial Officer since January 31, 2005. Mr. Baker joined the Company in May 2004 as the Company's Controller. Mr. Baker is a certified public accountant with over thirty years of financial management experience in both the private and public sectors. During his career he has held financial management positions with Deloitte & Touche, City Investing Company, Rheem Manufacturing Company, The Home Insurance Company, John Blaire & Co. and Alleghany Beverage Corp. Mr. Baker has served as the Controller of the Company since May 10, 2004. From May 1997 until January 2004, Mr. Baker served as the President and Chief Operating Officer of Highlander Sports, Inc., a Huntsville, Alabama based sporting goods manufacturer of which he was also a principal stockholder. From January 2004 until joining the Company, Mr. Baker provided financial and accounting services to various organizations.


BOARD OF DIRECTORS

         Richard A. Schmidt has served as our sole director since January 2004 and will continue to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the Board. We do not currently have any committees of our board of directors.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

         Our Board of Directors is currently comprised of one member who acts as our audit committee.

         Since our inception we have generated limited revenues. In light of the foregoing, and upon evaluating our internal controls, our Board of Directors determined that our internal controls are adequate to insure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the Securities and Exchange Commission. Accordingly, our Board of Directors concluded that the benefits of retaining an individual who qualifies as an "audit committee financial expert," as the term is defined in Item 401(e) of Regulation S-B promulgated under the Securities Act, would be outweighed by the costs of retaining such a person. As a result, no member of our Board of Directors is an "audit committee financial expert."

DIRECTORS COMPENSATION

         Members of our board of directors receive no compensation for serving on our board of directors, except that each director is entitled to be reimbursed for the reasonable costs and expenses incurred in attending Board meetings.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid to or accrued by the executive officers named below during the fiscal years ended June 30, 2005, 2004 and 2003:

                                       SUMMARY COMPENSATION TABLE

                                                                                 Securities
              Name And                            Fiscal                         Underlying
              Principal Position                   Year       Salary ($)         Options (#)
              ------------------                  ------      ----------         -----------
              Richard A. Schmidt(1)                2005       $240,000                ---
              Chairman and Chief                   2004       $120,000                ---
              Executive Officer

              Donald R. Innis(2)
              President                            2005       $204,716                ---
                                                   2004       $ 76,923            242,500

(1) Richard A. Schmidt began serving as our Chairman, Chief Executive Officer, Treasurer and Secretary on January 15, 2004. Mark A. Bush served as our President, Treasurer and Secretary from March 26, 2003 until January 15, 2004. Mr. Bush did not receive any compensation for such services.

(2) Donald R. Innis began serving as our President on February 2, 2004.


                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the number of stock options/SARs held by the executive officers named in the Summary Compensation Table as of June 30, 2005 and the value of unexercised "in-the-money" options/SARs held which represents the positive difference between the exercise price and the market price at fiscal year end. No such executive exercised any options/SARs during the fiscal year ended June 30, 2005.

                                                          Number of Securities             Value of
                                                          Underlying Unexercised           Unexercised "In-
                           Shares                         Options at Fiscal                The-Money"
                           Acquired on         Value      Year End                         Options/SARs at
        Name               Exercise (#)     Realized ($)  Exercisable/Unexercisable        Fiscal Year End (1)
        ----               ------------     ------------  -------------------------        -------------------
Richard A. Schmidt             -0-              $ -0-                   -0-                             ---

Donald R. Innis                -0-              $ -0-                242,500/0                          -0-

(1) The last sales price of the Company's Common Stock as reported on the OTC Bulletin Board on June 30, 2005 was $.51.

LONG-TERM INCENTIVE PLANS AND AWARDS IN LAST FISCAL YEAR

         We did not have any long-term incentive plans in effect during the fiscal year ended June 30, 2005, and thus, did not make any awards under any such plan to any of our named executive officers during such fiscal year.

EMPLOYMENT AGREEMENTS

         We have entered into a letter agreement with Donald R. Innis pursuant to which Mr. Innis was appointed our President effective February 1, 2004. The letter agreement provides for an annual base salary of $200,000 and, if employment is terminated involuntarily, severance in an amount equal to the amount of salary received by him during the three (3) most recently completed months of employment with us. Mr. Innis' annual salary was increased on April 10, 2005 to $220,000. The letter agreement also provided that we would grant Mr. Innis a stock option exercisable into that number of shares of our common stock equal to one percent (1%) of the number of shares of our common stock issued and outstanding on the date of grant. The letter agreement contains no specific term of employment and may be terminated by either us or Mr. Innis at any time with or without cause.

         On February 4, 2004, pursuant to the terms of the letter agreement, we issued Mr. Innis an option to purchase 242,500 shares of our common stock. The option was issued at an exercise price of $1.76, the last sales price of our common stock as reported on the OTC Bulletin Board on the date of grant. The option has a term of ten (10) years and vested in full on February 4, 2005.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of August 16, 2005, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC and our stock transfer records, may be deemed the beneficial owner of more than five percent (5%) of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group. The beneficial owners set forth below have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

                                                                        Amount and Nature
                                                                          of Beneficial             Percentage
Name and Address of Beneficial Owner                                      Ownership (1)            of Class (1)
------------------------------------                                    ------------------         ------------
MAS Services, Inc.                                                         1,600,000                   6.0%
5633 Strand Boulevard
Suite 318
Naples, FL  34110

Richard A. Schmidt                                                         1,600,000 (2)               6.0%
7935 Airport Pulling Road
Suite 201
Naples, FL  34109

Donald R. Innis                                                              242,500 (3)                *
7935 Airport Pulling Road
Suite 201
Naples, FL  34109

John E. Baker                                                                      0 (4)                *
7935 Airport Pulling Road
Suite 201
Naples, FL  34109

Montex Exploration, Inc. (5)                                               1,848,850                   7.0%
43 Addison Road
London, United Kingdom W148JH

Trident Growth Fund, L.P. (6)                                              2,340,000                   8.13%
700 Gemini
Houston, Texas 77058

All Officers and Directors as a group (3 persons) (7)                      1,842,500                   6.90%

_____________
* Represents less than one percent of class.

(1) This table has been prepared based on 26,479,136 shares of our common stock outstanding as of August 16, 2005.

(2) Represents shares held of record by MAS Services, Inc., for which Mr. Schmidt has sole voting and investment power.

(3) Consists of shares issuable upon exercise of options.

(4) Does not include 100,000 shares issuable upon exercise of options which are subject to vesting.

(5) The power to vote and dispose of these shares is controlled by David Stevenson.

(6) Consists of 40,000 shares of common stock, 700,000 shares issuable upon exercise of warrants, all of which are presently exercisable, and 1,600,000 shares issuable upon conversion of a convertible promissory note which is presently convertible. The power to vote and dispose of these shares is controlled by Trident Management, LLC, the managing member of which is Scotty D. Cook.

(7) Consists of shares indirectly owned by Mr. Schmidt through MAS Services, Inc. and stock options to acquire up to 242,500 shares of common stock held by Mr. Innis, all of which are presently exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 4, 2004, pursuant to the terms of the letter agreement, we issued Donald R. Innis, our President, an option to purchase 242,500 shares of our common stock. The option was issued at an exercise price of $1.76, the last sales price of our common stock as reported on the OTC Bulletin Board on the date of grant. The option has a term of ten (10) years and vested in full on February 4, 2005. See "EXECUTIVE COMPENSATION - EMPLOYMENT AGREEMENTS."

         On May 13, 2005, we issued John E. Baker, our Chief Financial Officer, an option to purchase 100,000 shares of our common stock. The option was issued at an exercise price of $0.59, the last sales price of our common stock as reported on the OTC Bulletin Board on the date of grant. The option has a term of ten (10) years and vests one year from the date of grant.

         Pursuant to Securities Purchase Agreement dated March 28, 2005 by and between MAS Services, Inc. ("MAS Services") and Montex Exploration, Inc. ("Montex"), MAS Services sold 1,000,000 shares of common stock to Montex in a private transaction for a total purchase price of $1,000,000. In connection with the sale, we agreed to register the public sale of the shares of common stock purchased by Montex by including such shares in any registration statement we file with the Securities and Exchange Commission. Our Chairman and Chief Executive Officer, Richard A. Schmidt, is the President and Chairman of the Board of MAS Services.

         Pursuant to Securities Purchase Agreement dated May 27, 2005 by and between MAS Services and Moonlight Investments Limited Exploration, Inc. ("Moonlight"), MAS Services sold 1,000,000 shares of common stock to Moonlight in a private transaction for a total purchase price of $1,000,000. In connection with the sale, we agreed to register the public sale of the shares of common stock purchased by Moonlight by including such shares in any registration statement we file with the Securities and Exchange Commission.

         On April 5, 2005, we entered into a Consultant Agreement with Trident Advisors, Inc. ("Trident Advisors"), an affiliate of Trident Growth Fund, LP., the beneficial owner of 2,340,000 shares of our common stock. The initial term of the Consultant Agreement is six months after which either party may terminate upon written notice. Under the Consultant Agreement, Trident Advisors will provide services consisting of identifying possible business combinations or investors. The Consultant Agreement provides for a nonrefundable retainer fee of $60,000 and in the event we enter into a transaction with a person introduced to us by Trident Advisors, the payment of an additional fee between 6-8% of the proceeds of the transaction.

                         MARKET FOR OUR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our common stock currently trades on the OTC Bulletin Board under the symbol "SLLR". The following table sets forth the range of high and low bid prices for shares of our common stock on the OTC Bulletin Board for the periods indicated, as reported by Nasdaq. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

         Fiscal Year Ended June 30, 2005                High             Low
         -------------------------------                ----             ---

         Quarter ended June 30, 2005                    $1.10            $0.47
         Quarter ended March 31, 2005                    2.25            $0.99
         Quarter ended December 31, 2004                 2.90             2.19
         Quarter ended September 30, 2004                3.60             2.45

         Fiscal Year Ended June 30, 2004                High             Low
         -------------------------------                ----             ---

         Quarter ended June 30, 2004                    $4.00            $2.65
         Quarter ended March 31, 2004                    6.00             1.12
         Quarter ended December 31, 2003                 1.60             1.00
         Quarter ended September 30, 2003                4.80             0.88

         The last price of the Company's common stock as reported on the OTC Bulletin Board on July 1, 2005, was $.50 per share.

HOLDERS

         As of August 16, 2005, the number of stockholders of record of our common stock was 72. Based on broker inquiry conducted in connection with prior meetings, we believe that there are a substantial number of beneficial owners of our common stock who hold their shares in street name.

DIVIDENDS

         We have not paid any cash dividends on our common stock to date, nor do we intend to pay any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to finance the operation and development of our business. The terms of our $1,600,000 principal amount convertible promissory note precludes us from declaring or paying any dividends for so long as such debt is outstanding.

TRANSFER AGENT

         The transfer agent for our common stock is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania, 19003, (610) 649-7300.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 26,479,136 are currently outstanding. Holders of our common stock have equal rights to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Terms of our $1,600,000 principal amount convertible promissory note precludes us from declaring or paying any dividends for so long as such debt is outstanding. Holders of our common stock are entitled to one (1) vote per share and do not have cumulative voting rights. In the event of our liquidation, holders of our common stock are entitled to share ratably in the net assets available for distribution to security holders, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

          Pursuant to, and within the limits and restrictions provided in, our articles of incorporation, our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock, $.001 par value per share, of which none are outstanding. Our board of directors may issue this stock in one or more series and may fix the rights, preferences, privilege and restrictions of each series of preferred stock. Some of the rights that our board of directors may designate include the dividend rights, conversions rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. Our board of directors may determine the number of shares constituting any series and the designation of such series. Any or all of the rights and preferences selected by our board of directors may be greater than the rights our common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

         The following provisions of our articles of incorporation and bylaws may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. Such effect could cause the market price of our common stock to decrease or could cause temporary fluctuations in the market price of our common stock that otherwise would not have resulted from actual or rumored takeover attempts.

Blank Check Preferred Stock.

         Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privilege and restrictions of the preferred stock. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us if, for example, our board of directors designates and issues a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders or our common stock or with rights and preferences that includes special voting rights to veto a change in control.

Special Meetings of Shareholders

         Our bylaws provide that special meetings of our shareholders may be called only by our President or by our President or Secretary at the request of stockholders owning at least ten percent or our voting stock. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual meetings of our stockholders.

Director Vacancies

         Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the board of directors or, if less than a quorum, by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders.

Number of Directors Fixed by Board

         Our bylaws provide that our board of directors may fix the number of directors that constitute our board of directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively prevents a third party from taking action to enlarge our board of directors and then filling the vacancies with that person's nominees.

                                  THE OFFERING

         This prospectus covers the public sale of 13,680,884 shares of our common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 5,784,133 are currently outstanding, 4,376,751 shares are issuable upon the exercise of warrants and 3,520,000 are issuable upon conversion of a promissory note. This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock. Set forth below is a description of the shares of our common stock being registered for resale hereby.

Issuance of Convertible Promissory Note and Warrants

         On April 1, 2005, we issued a $1,600,000 principal amount secured convertible promissory note (the "Trident Note") and a warrant (the "Trident Warrant") to purchase 450,000 shares of our common stock to Trident. The Trident
Note is convertible in whole or in part at the option of Trident into shares of our common stock at an initial conversion price of $1.00 per share. The conversion price is subject to downward adjustment in the event that we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price or conversion or exercise price less than the conversion price in effect immediately prior to such issuance.

         In connection with the issuance of the Trident Note, we issued the Trident Warrant to purchase 450,000 shares of our common stock. The Trident Warrant is immediately exercisable at an exercise price of $1.00 per share and terminates five years from the date of grant. The exercise price is subject to downward adjustment, and the number of shares issuable upon exercise is subject to upward adjustment, in the event we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price or conversion or exercise price less than the exercise price in effect immediately prior to such issuance.

         This prospectus covers the public resale of up to 900,000 shares of common stock issuable upon the exercise of the Trident Warrant, including 450,000 shares which may be issued pursuant to certain anti-dilution adjustments and 3,520,000 shares of common stock issuable upon conversion of the Trident Note, including 1,920,000 shares which may be issued upon conversion of accrued interest or pursuant to certain anti-dilution adjustments.

Offering of Units Comprised of Shares of Series A Convertible Preferred Stock and Warrants to Acquire Shares of Common Stock

         On February 29, 2004, we completed a private offering of 2,357,000 shares of Series A Convertible Preferred Stock and warrants to acquire 589,251 shares of our common stock. Pursuant to a mandatory conversion provision, on March 11, 2004, all shares of Series A Convertible Preferred Stock were converted into 1,178,500 shares of our common stock. Pursuant to amendments in connection with our recent secured convertible note financing transaction, the exercise price of the warrants was reduced from $2.40 per share to $1.00 per share.

         This prospectus covers the public resale of 1,049,000 shares of common stock issued upon conversion of the shares of Series A Convertible Preferred Stock and 576,751 shares of common stock issuable upon exercise of the warrants.

Issuance of Convertible Promissory Notes, Series A Warrants and Series B
Warrants

         On June 8, 2004, we issued convertible promissory notes ("Convertible Notes"), Series A Warrants to purchase 1,200,000 shares of common stock (the "Series A Warrants") and Series B Warrants to purchase 1,200,000 shares of common stock (the "Series B Warrants"). In connection with the issuance of the Convertible Notes, we issued warrants to acquire 300,000 shares of common stock to FEQ Investments, Inc. (the "FEQ Warrants") in partial payment for certain financial advisory services performed by FEQ Investments, Inc. on our behalf. Pursuant to a mandatory conversion feature, the Convertible Notes were converted into 601,155 shares of our common stock on July 12, 2004. Pursuant to anti-dilution provisions triggered by our recent secured convertible note financing transaction, the exercise prices of the Series A Warrants, Series B Warrants and the FEQ Warrants were reduced to $1.00 per share. In addition, the expiration date of the Series A Warrants was extended from its original expiration date of 90 days from the effectiveness of the registration statement until October 10, 2005. The Series B. Warrants and FEQ Warrants expire June 8, 2009.

         This prospectus covers the public resale of 349,255 shares of common stock issued upon the conversion of the Convertible Notes, 1,200,000 shares of common stock issuable upon the exercise of the Series A Warrants, 1,200,000 shares of common stock issuable upon exercise of the Series B Warrants, and 300,000 shares of our common stock issuable upon the exercise of the FEQ Warrants.


Additional Shares Held by Private Investors

         Since our inception on March 15, 2000, we have issued shares of our common stock to consultants and investors in various private placement transactions. This prospectus covers the public resale of 4,585,378 shares of our common stock issued or to be issued upon exercise of warrants issued to such persons.

                            SELLING SECURITY HOLDERS

         The selling security holders identified in the following table are offering for sale 13,680,884 shares of our common stock of which 5,784,133 are currently outstanding, 4,376,751 are issuable upon exercise of warrants and 3,520,000 are issuable upon conversion of a promissory note, including accrued interest. All of the shares of common stock and warrants were issued to the selling security holders in private placement transactions.

         The following table sets forth as of August 16, 2005:

         o The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

         o The number of shares owned beneficially by each selling security holder before the offering;

         o The percentage ownership of each selling security holder prior to the offering;

         o The number of shares offered hereunder by each selling security holder;

         o The number of shares owned beneficially by each selling security holder after the offering; and

         o the percentage ownership of each selling security holder after the offering.


         The information presented in this table has been calculated based on the assumption that all warrants will be exercised prior to completion of the offering, that all shares offered hereby are sold, and that no other shares of our common stock are acquired or disposed of by the selling security holder prior to the termination of this offering. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investments power with respect to their shares.

                                         Beneficial Ownership of                          Beneficial Ownership of
                                        Selling Security Holders                          Selling Security Holders
                                          Prior to the Offering                              After the Offering
                                      ------------------------------                   -------------------------------

                                                                         Number of
                                                                       Shares Offered
Name of Selling Security Holder           Number         Percent           Hereby           Number         Percent
-------------------------------           ------         -------           ------           ------         -------
Capital Growth Investment                1,325,444        4.83%           1,325,444          ---             ---
   Trust (1)
Heather Deldebbio (2)                        2,500          *                 2,500          ---             ---
Fenmore Consultants, Ltd. (3)              375,000        1.41%             375,000          ---             ---

                                         Beneficial Ownership of                          Beneficial Ownership of
                                        Selling Security Holders                          Selling Security Holders
                                          Prior to the Offering                              After the Offering
                                      ------------------------------                   -------------------------------

                                                                         Number of
                                                                       Shares Offered
Name of Selling Security Holder           Number         Percent           Hereby           Number         Percent
-------------------------------           ------         -------           ------           ------         -------
FEQ Investments, Inc. (4)                  637,500        2.36%             637,500          ---             ---
FEQ Gas, LLC (5)                           906,313        3.42%             905,813          ---             ---
HHH, III, Inc. (6)                         100,000          *               100,000          ---             ---
IL Resources, LLC (7)                      560,715        2.47%             376,430          ---             ---
Michael Marchisi (8)                        37,500          *                37,500          ---             ---
Michael P. Marcus (9)                       35,000          *                35,000          ---             ---
William Miller (10)                         93,750          *                93,750          ---             ---
Montex Exploration, Inc. (11)            1,848,850        6.98%           1,848,850          ---             ---
Moonlight Investments Limited (12)       1,000,000        3.78%           1,000,000          ---             ---
Reichman Oil and Gas, LLC (13)             750,289        2.77%             750,289          ---             ---
RMS Advisors, Inc. (14)                    200,000          *               200,000          ---             ---
John Seitz (15)                             75,000          *                75,000          ---             ---
SH Investments Group, LLC (16)             800,308        2.95%             800,308          ---             ---
SPH Investments, Inc. Profit               237,000          *               237,000          ---             ---
   Sharing Plan (17)
TDM Partners, Ltd. (18)                     50,500          *                50,500          ---             ---
Tiho Investments, LLC (19)                 312,500          *                62,500          ---             ---
William Transier (20)                       70,000          *                70,000          ---             ---
Trident Growth Fund, LP(21)              2,340,000        8.13%           4,660,000          ---             ---
Donald L. Vaneck (22)                       37,500          *                37,500          ---             ---

* Represents less than one percent (1%) of our shares outstanding.

(1) The shares offered were issued to the selling security holder in a private offering of convertible notes and warrants which closed on June 8, 2004 and include 920,000 shares issuable upon exercise of warrants.

(2) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and consist of shares issuable upon exercise of warrants.

(3) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 125,000 shares issuable upon exercise of warrants.

(4) The shares offered consist of: (i) 237,500 shares issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 of which 79,000 are issuable upon exercise of warrants; (ii) 300,000 shares issuable upon exercise of warrants issued to the selling security holder on May 27, 2004 in consideration for consulting services rendered to us in connection with the private offering of convertible notes and warrants which closed on June 8, 2004; and (iii) 100,000 shares issuable upon exercise of warrants issued to the selling security holder on April 18, 2005 in consideration for consulting services rendered to us in connection with the convertible note financing transaction with Trident Growth Fund, LP. FEQ Investments, Inc. provides financial advisory services to us consisting of identifying investment opportunities and introducing us to potential investors under a three (3) year agreement that terminates May 30, 2007 and provides for the payment of a monthly fee in the amount of $5,000. The power to vote and dispose of these shares is controlled by Ernest A. Bartlett.

(5) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 125,000 shares issuable upon exercise of warrants. FEQ Gas, LLC is an affiliate of FEQ Investments, Inc., a financial advisor to the Company. The power to vote and dispose of these shares is controlled by FEQ Investments, Inc., the sole officer and director of which is Ernest A. Bartlett.

(6) The power to vote and dispose of these shares is controlled by Gerald T. Harrington who served as a director and the sole officer of the Company from September 17, 2002 until March 26, 2003.

(7) The shares offered include 200,115 shares issued to the selling security holder in a private offering of convertible notes and warrants which closed on June 8, 2004 of which 140,000 are issuable upon exercise of warrants. The power to vote and dispose of these shares is controlled by 1025 Investments, Inc., the sole officer and director of which is Howard M. Appel. 1025 Investments, Inc. provided advisory services to us in connection with our acquisition of Stellar Venture Partners on January 15, 2004.

(8) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 12,500 shares issuable upon exercise of warrants.

(9) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and consist of shares issuable upon exercise of warrants.

(10) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 31,250 shares issuable upon exercise of warrants.

(11) Montex Exploration, Inc. ("Montex") is the beneficial owner of more than 5% of our common stock. The shares offered include 1,000,000 shares that Montex purchased from MAS Services, Inc. on March 28, 2005. Our chief executive officer serves as the president and chairman of the board of directors of MAS. In connection with the sale, we agreed to register the public resale of such shares. The power to vote and dispose of these shares is controlled by David Stevenson.

(12) The shares offered were purchased from MAS Services, Inc. on May 27, 2005. Our chief executive officer serves as the president and chairman of the board of directors of MAS. In connection with the sale, we agreed to register the public resale of such shares.

(13) The shares offered were issued to the selling security holder in a private offering of convertible notes and warrants which closed on June 8, 2004 and include 600,000 shares issuable upon exercise of warrants. The power to vote and dispose of these shares is controlled by Dyke Ferell.

(14) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 66,667 shares issuable upon exercise of warrants. The power to vote and dispose of these shares is controlled by Howard M. Appel.

(15) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 25,000 shares issuable upon exercise of warrants.

(16) The shares offered were issued to the selling security holder in a private offering of convertible notes and warrants which closed on June 8, 2004 and include 640,000 shares issuable upon exercise of warrants. The power to vote and dispose of these shares is controlled by Stephen P. Harrington who served as the sole officer of the Company from July 1, 2002 until September 17, 2002 and a director of the Company from April 18, 2002 until September 18, 2002.

(17) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 79,000 shares issuable upon exercise of warrants. The power to vote and dispose of these shares is controlled by Stephen P. Harrington who served as the sole officer of the Company from July 1, 2002 until September 17, 2002 and a director of the Company from April 18, 2002 until September 18, 2002.

(18) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 25,000 shares issuable upon exercise of warrants. The power to vote and dispose of these shares is controlled by Scotty D. Cooke.

(19) The power to vote and dispose of these shares is controlled by 1025 Investments, Inc., the sole officer and director of which is Howard M. Appel. 1025 Investments, Inc. provided advisory services to us in connection with our acquisition of Stellar Venture Partners on January 15, 2004.

(20) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 25,000 shares issuable upon exercise of warrants.

(21) The shares offered include: (i) up to 3,520,000 shares issuable upon conversion of a promissory note issued to the selling security holder on April 1, 2005 (including shares which may be issued upon conversion of accrued and unpaid interest or pursuant to certain anti-dilution adjustment provisions);
(ii) up to 900,000 shares issuable upon exercise of warrants issued to the selling security holder on April 1, 2005 (including shares which may be issued pursuant to certain anti-dilution adjustment provisions); (iii) 40,000 shares of common stock issued to the selling security holder on April 18, 2005 in connection the issuance of the convertible note and warrants; and (iv) 100,000 shares of common stock issuable upon exercise of warrants issued to the selling security holder on April 18, 2005 in connection with the issuance of the convertible note and warrants. The actual number of shares issued may be less than the number indicated depending on certain factors which are out of our control and we cannot predict, including the timing of the conversion of the note or exercise of the warrant and the price at which we issue any equity securities while the note or warrant, as applicable, is outstanding. Trident Growth Fund, LP ("Trident") loaned $1.6 million to us on April 1, 2005 pursuant to a convertible promissory note. Trident Advisors, Inc., an affiliate of Trident, provides consulting services to us consisting of identifying possible business combinations for us in consideration for which we have agreed to pay a fee of $60,000. The power to vote and dispose of these shares is controlled by Trident Management, LLC, the managing member of which is Scotty D. Cook.

(22) The shares offered were issued to the selling security holder in a private offering of convertible preferred stock and warrants which closed on February 29, 2004 and include 12,500 shares issuable upon exercise of warrants.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling security holders. If all of the warrants for which the underlying shares of common stock are being registered hereby are exercised by the applicable selling security holders, we will receive approximately $3,926,751 in proceeds upon the exercise thereof. We intend to use the proceeds from any such exercises for general working capital purposes.

                              PLAN OF DISTRIBUTION

         We are registering all of the shares of common stock offered by this prospectus on behalf of the selling security holders. The selling security holders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation to do so. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

         The selling security holders, or their pledges, donees, transferees or any of their other successors-in-interest, may sell all or a portion of the common stock offered hereby from time to time directly or through one or more underwriters, brokers, dealers or agents on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares of common stock may be sold in one or more transactions at fixed prices, at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in any one or more of the following methods:

         o cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o   privately negotiated transactions;

         o   short sales;

         o through the writing of options, swaps or other derivatives on the securities, regardless of whether the options, swaps or derivatives are listed on an exchange;

         o through the distribution of the securities by any selling security holder to its partners, members or stockholders;

         o   any combinations of any of these methods of sale; and

         o   any other manner permitted by law.

         The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         The selling security holders may sell their shares to or through underwriters, brokers, dealers or agents, in which event the underwriters, brokers, dealers or agents may receive discounts, concessions, commissions or other fees from the selling security holders, or discounts, concessions, commissions or other fees from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions, commissions or fees as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved.

         The selling security holders may also enter into hedging transactions with brokers or dealers that may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and loan or pledge shares of our common stock to brokers or dealers that in turn may sell such shares.

         The selling security holders may additionally pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them and, if such holders default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus, if necessary, to include the pledge, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders may also transfer or donate their shares of our common stock in other circumstances, in which case the transferees, donees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed "underwriters" within the meaning of the Securities Act. In that event, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The selling security holders and any other person participating in the distribution of the shares of our common stock being offered hereby will be subject to applicable provisions of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M. These regulations may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock.

         We have agreed to indemnify certain of the selling security holders against liabilities, including certain liabilities under the Securities Act, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby. We may be indemnified by certain of the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished by such selling security holders specifically for use in this prospectus, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.

         We will not receive any proceeds from the sale of the shares of our common stock registered hereby. We will pay all expenses incurred in connection with this registration of the shares of our common stock under the Securities Act, including registration and filing fees, fees an expenses of compliance with securities or blue sky laws, listing fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, but excluding commissions and discounts incurred by the selling security holders in connection with the resale of such shares.

         We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that none of our directors shall have any personal liability to us or our shareholders for monetary damages for breach of duty of care or other duty as a director, provided that such director's liability shall be eliminated or limited only to the maximum extent permitted from time to time by the Colorado Business Corporation Act or any successor law or laws. In addition, our articles of incorporation permit us to advance funds in furtherance of our indemnification obligations to the fullest extent allowed by the Colorado Business Corporation Act. Our articles of incorporation prevent us from repealing or modifying any of these provisions to the extent such repeal or modification would adversely affect any right or protection of our directors existing at the time of such repeal or modification.

         Our bylaws provide that we shall indemnify any and all of our directors, officers, former directors and former officers to the fullest extent permitted under applicable law against all amounts incurred by them, including but not limited to expenses, legal fees, costs, judgments, fines and amount paid in settlement, that may be actually and reasonably incurred by them in any threatened, pending or completed action, suit or proceeding brought against them for or on account of any action or omission alleged to have been committed by them while acting within the scope of their duties as our directors or officers.

         The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. The price of our shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

         The effect of these indemnification provisions is to authorize such indemnification for liabilities arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons pursuant the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby is being passed upon for us by our counsel, Duane Morris LLP, 240 Princeton Avenue, Suite 150, Hamilton, New Jersey 08619.

                                     EXPERTS

         The audited consolidated financial statements as of June 30, 2004 and the six month transition period then ended and the audited consolidated financial statements as of December 31, 2003 and 2002 and for each of the two years then ended have been audited by L J Soldinger Associates, LLC, independent registered public accountants. We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. These SEC filings and other information regarding us are also available to the public at the SEC's Internet site at http://www.sec.gov, as well as our Internet site at http://stellarim.com. Information contained on our web site does not constitute part of this prospectus.

         This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, respectively.

         As a company listed on the OTC Bulletin Board, we are not required to deliver an annual report to our shareholders. However, we intend to provide an annual report to our shareholders containing audited financial statements in connection with the annual meeting of shareholders that we intend to hold following the completion of our fiscal year ended June 30, 2005.

                                             FINANCIAL STATEMENTS CONTENTS
                                             -----------------------------


Stellar Technologies, Inc. and Subsidiaries financial statements as of and for the six months ended
   June 30, 2004 and for the period March 13, 2004 (date of inception) through June 30, 2004              Page(s)
----------------------------------------------------------------------------------------------------    -------------
Report of Independent Registered Public Accounting Firm                                                     F-1
Consolidated Balance Sheet                                                                                  F-2
Consolidated Statements of Operations                                                                       F-3
Consolidated Statement of Changes in Stockholders' Equity                                                   F-4
Consolidated Statements of Cash Flows                                                                       F-5
Notes to Consolidated Financial Statements                                                                  F-6

Stellar Technologies, Inc. and Subsidiaries consolidated financial statements as of and for the years ended December 31, 2003 and 2002
----------------------------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm                                                     F-24
Consolidated Balance Sheets                                                                                 F-25
Consolidated Statements of Operations                                                                       F-26
Consolidated Statement of Changes in Stockholders' Equity                                                   F-27
Consolidated Statements of Cash Flows                                                                       F-28
Notes to Financial Statements                                                                               F-29

Stellar Technologies, Inc. and Subsidiaries Unaudited Interim Financial Statements as of
   March 31, 2005 and for the quarters ended March 31, 2005 and 2004 and for the nine months ended March 31, 2005 and 2004
----------------------------------------------------------------------------------------------------

Condensed Consolidated Balance Sheets - (Unaudited)                                                         F-41
Condensed Consolidated Statements of Operations - (Unaudited)                                               F-42
Condensed Consolidated Statement of Changes in Stockholders' Equity - (Unaudited)                           F-43
Condensed Consolidated Statements of Cash Flows - (Unaudited)                                               F-45
Notes to Condensed Consolidated Financial Statements                                                        F-46

CompuSven, Inc. financial statements as of June 30, 2004 and 2003 and for the years then ended
----------------------------------------------------------------------------------------------------

Independent Auditor's Report                                                                                F-53
Balance Sheets                                                                                              F-54
Statements of Income                                                                                        F-55
Statements of Changes in Stockholder's Deficit                                                              F-56
Statements of Cash Flows                                                                                    F-57
Notes to Financial Statements                                                                               F-58

                     REPORT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM




To the Board of Directors of
Stellar Technologies, Inc.
Naples, Florida


We have audited the accompanying consolidated balance sheets of Stellar Technologies, Inc. and subsidiaries as of June 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months then ended and for the period March 13, 2000 (date of inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stellar Technologies, Inc. and subsidiaries as of June 30, 2004, and the results of its operations, changes in stockholders' equity and cash flows for the six months then ended and for the period March 13, 2000 (date of inception) through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.


L J SOLDINGER ASSOCIATES LLC


Deer Park, Illinois
October 13, 2004

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                                                  June 30, 2004
                                                                                  -------------
Current assets
   Cash                                                                           $  3,036,682
   Accounts receivable (net of allowance for doubtful accounts of $3,000)              124,976
   Prepaid expenses and other assets                                                   132,857
   Advance                                                                              22,000
                                                                                  ------------

Total current assets                                                                 3,316,515

Property and equipment, net                                                             75,193

Cost based investment
                                                                                       400,000
                                                                                  ------------

                                                                                  $  3,791,708
                                                                                  ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Convertible notes payable                                                     $    493,084
    Current portion of obligations under capital leases                                  4,088
    Accounts payable and accrued expenses                                              181,772
    Deferred revenues                                                                  164,768
                                                                                  ------------

Total current liabilities                                                              843,712

Obligations under capital leases, net of current portion                                 6,607
                                                                                  ------------

Total liabilities                                                                      850,319
                                                                                  ------------

Commitments and Contingencies
Stockholders' Equity
   Preferred stock, no par value; authorized 10,000,000 shares:
     0 shares issued and outstanding                                                         -
   Common stock, no par value; authorized 100,000,000 shares:
     25,759,558 shares issued, outstanding
     as of June 30, 2004                                                                25,760
Additional paid-in capital                                                          10,188,499
Deferred compensation                                                                 (725,346)
Deficit accumulated in the development stage                                        (6,547,524)
                                                                                  ------------
Total Shareholders' Equity                                                           2,941,389
                                                                                  ------------
                                                                                  $  3,791,708
                                                                                  ============

   The accompanying notes are an integral part of these consolidated financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                      Consolidated Statements of Operations

                                                         Six Months       March 13, 2000
                                                           Ended          (Inception) to
                                                       June 30, 2004      June 30, 2004
                                                       -------------      -------------
Revenues                                               $    109,374       $    283,085

Expenses
    Depreciation and amortization expense                    23,275             76,576
    Investment costs                                              -             90,228
    Labor costs and expense reimbursement                   559,965          1,142,396
    Management fees, related party                           79,500            473,250
    General and administrative                              168,657            454,925
    Professional fees                                       384 523            541,181
    Marketing                                               116,045            220,664
    Research, development and product support                55,507            194,356
    Office rents                                             27,802            139,569
    Loan impairment                                         354,949            354,949
    Impairment of goodwill                                        -            121,595
    Subsidiary loan impairment                                    -            378,404
                                                       ------------       ------------

Total expenses                                            1,770,223          4,188,093
                                                       ------------       ------------

Loss from operations                                     (1,660,849)        (3,905,008)
                                                       ------------       ------------

Other income (expense)
    Investee losses                                               -         (1,040,096)
    Interest and money market dividends                       4,341            178,358
    Gains in trading securities                             138,393             49,846
    Interest expense                                        (62,874)           (62,874)
                                                       ------------       ------------

Total other income (expense)                                 79,860           (874,766)
                                                       ------------       ------------

Net loss                                                 (1,580,989)        (4,779,774)

Preferred dividend                                        1,767,750          1,767,750
                                                       ------------       ------------

Net loss to common stockholders                        $ (3,348,739)      $ (6,547,524)
                                                       ============       ============

Pro Forma Information (Unaudited)
    Net loss                                                                (6,547,524)
    Pro forma tax provision                                                          -
                                                                          ------------

Pro forma net loss                                                          (6,547,524)
                                                                          ============

Basic and diluted loss per common share                $      (0.14)      $      (0.46)
                                                       ============       ============

Basic and diluted weighted average common
  shares outstanding                                     24,493,028         14,170,534
                                                       ============       ============

 The accompanying notes are an integral part of these consolidated financial statements.

                                           STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE ENTITY)
                                    Consolidated Statement of Changes in Stockholders' Equity

                                                                                                      Deficit
                                                                                                    Accumulated
                                       Common Stock          Additional                                in the
                                  ----------------------      Paid-in      Deferred  Subscription   Development
                                    Shares       Amount       Capital    Compensation  Receivable       Stage           Total
                                  ----------     -------    -----------  ------------  ----------    ------------    -----------
March 13, 2000 (Inception)                 -     $     -    $        -     $       -    $       -    $          -    $         -

June 6, 2000 private placement     3,633,028           -         1,100             -       (1,100)              -              -

June 15, 2000 private placement   11,064,221           -     3,350,000             -            -               -      3,350,000

Offering costs paid                        -           -       (29,843)            -            -               -        (29,843)

Net loss                                   -           -             -             -            -        (475,730)      (475,730)
                                  ----------     -------    -----------    ---------   ----------    ------------    -----------

Balance at December 31, 2001      14,697,249           -     3,321,257             -       (1,100)       (475,730)     2,844,427

Offering costs paid                        -           -        (9,746)            -            -               -         (9,746)

Net loss                                   -           -             -             -            -      (1,702,769)    (1,702,769)
                                  ----------     -------    -----------    ---------   ----------    ------------    -----------

Balance at December 31, 2002      14,697,249           -     3,311,511             -       (1,100)     (2,178,499)     1,131,912

November 2003 private
  placement                        3,302,752           -     1,000,000             -            -               -      1,000,000

Offering costs paid                        -           -       (65,442)            -            -               -        (65,442)

Net loss                                   -           -             -             -            -      (1,020,286)    (1,020,286)
                                  ----------     -------    -----------    ---------   ----------    ------------    -----------

Balance at December 31, 2003      18,000,001     $     -    $4,246,069     $       -   $   (1,100)   $ (3,198,785)   $ 1,046,184

Paid subscription receivable               -           -             -             -        1,100               -          1,100

February 2004 private placement
    of Series A Preferred
    automatically
    converted and warrants,
    net of offering costs paid     1,178,500           -     1,764,001             -            -               -      1,764,001

Preferred dividend from
    beneficial conversion feature
    of preferred stock issuance            -           -     1,767,750             -            -               -      1,767,750

Gain on sale of treasury stock             -           -        59,163             -            -               -         59,163

Net assets and liabilities
    acquired in merger with
    International Travel
    CD's, Inc.                     6,250,022           -       573,706             -     (320,000)              -        253,706


Collection of subscription
    receivable                             -           -             -             -      320,000               -        320,000


Amendment to articles of
    incorporation                          -      25,429       (25,429)            -            -               -              -

Additional shares issued for
    waiver of decenters rights       331,035         331          (331)            -            -               -              -

 Debt discount in connection
    with warrants to acquire
    2,400,000 shares issued in
    Convertible note offering in
    June 2004                              -           -     1,057,500             -            -               -      1,057,500

Warrants to acquire 300,000
    shares issued in June 2004 for
    advisory services                      -           -        746,070     (746,070)           -               -              -

 Amortization of warrants issued
    for advisory services                  -           -             -        20,724            -               -         20,724

Net loss                                   -           -             -             -            -      (3,348,739)    (3,348,739)
                                  ----------     -------    -----------    ---------   ----------    ------------    -----------

Balance at June 30, 2004          25,759,558     $25,760    $10,188,499    $(725,346)  $        -    $ (6,547,524)   $ 2,941,389
                                  ==========     =======    ===========    =========   ==========    ============    ===========

                      The accompanying notes are an integral part of these consolidated financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                      Consolidated Statements of Cash Flows

                                                                                       March 13, 2000
                                                                  Six Months Ended     (Inception) to
                                                                   June 30, 2004        June 30, 2004
                                                                  ----------------     --------------
Cash flows from operation activities
    Net loss to common stockholders                                $(3,348,739)         $(6,547,524)
    Adjustments to reconcile net income (loss) to net cash
        Provided by (used in) operating activities
          Depreciation and amortization                                 23,275               76,576
          Amortization of deferred consulting fees                      20,724               20,724
          Amortization of debt discount                                 50,584               50,584
          Amortization of loan fees                                     10,000               10,000
          Subsidiary loan impairment loss                                    -              378,404
          Equity method loss in subsidiary                                   -            1,040,096
          Loan impairment                                              354,949              354,949
          Loss on impairment of goodwill                                     -              121,595
          Bad debts                                                      3,000                3,000
          Preferred dividend                                         1,767,750            1,767,750
          (Gains) losses in trading securities                        (138,391)             (49,847)
          Proceeds from sales of trading securities                    294,530              645,273
          Purchases of trading securities                                    -             (683,589)
          Changes in assets and liabilities
             Decrease in accounts receivable                          (125,088)            (119,603)
             Decrease in prepaid expenses                               32,074                5,766
             Increase in accounts payable                              126,430              115,077
             Increase in deferred revenues                              87,048              104,693
                                                                   -----------          -----------

Net cash used in operating activities                              $  (841,854)         $(2,706,076)
                                                                   -----------          -----------

Cash flows provided by (used in) investing activities
    Purchase of property and equipment                                 (25,659)             (69,604)
    Checks issued in excess of funds acquired upon
       merger with International Travel CD                            (109,086)            (109,086)
    Advances to investees                                                    -           (1,018,500)
    Purchase of investee interest, net of cash assumed                       -             (893,055)
                                                                   -----------          -----------

Net cash used in investing activities                                 (134,745)          (2,090,245)
                                                                   -----------          -----------

Cash flows from financing activities
    Advances                                                           (22,000)             (22,000)
    Principal payments on capital lease obligations                     (1,866)              (2,393)
    Offering costs paid                                               (123,749)            (228,780)
    Proceeds from sale of treasury stock                                88,163               88,163
    Gain from sale of treasury stock (See Note 10)                      59,163               59,163
    Proceeds from sales of preferred stock and warrants              1,767,750            1,767,750
    Collection of subscription receivable                              321,100            4,671,100
    Proceeds from sale of convertible notes                          1,500,000            1,500,000
                                                                   -----------          -----------

Net cash provided by financing activities                            3,588,561            7,833,003
                                                                   -----------          -----------

Net increase (decrease) in cash                                      2,611,962            3,036,682

Cash and cash equivalents, beginning of year                           424,720                    -
                                                                   -----------          -----------

Cash and cash equivalents, end of period                           $ 3,036,682          $ 3,036,682
                                                                   ===========          ===========

     The accompanying notes are an integral part of these consolidated financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations
--------------------

The Company provides employee Internet management ("EIM") products and services that enable businesses to monitor, report and manage how their employees use the Internet. The Company's products and services give managers the ability to implement Internet access policies for different users and groups within their businesses, and support their efforts to improve employee productivity, conserve network bandwidth and mitigate potential legal liability. The Company and its subsidiaries are in the development stage.

History
-------

The Company, formerly International Travel CD's, Inc. ("ILCD"), was formed on July 20, 2000, as a Colorado corporation. In September 2003, the Company disposed of all of its former operations and related assets resulting in it becoming a public shell company, defined as an inactive, publicly quoted company with minimal assets or liabilities.

In January 2004, the Company consummated an agreement and plan of merger with Stellar Venture Partners, LLC ("Stellar LLC"). The plan of merger provided for the Company to issue 18,000,001 shares of its common stock to the members of Stellar LLC in consideration for which each of the issued and outstanding Class A and Class B member units of Stellar LLC were cancelled and each issued and outstanding share of common stock of the Company's wholly-owned subsidiary, International Travel CD's Acquisition Corp., was converted into one membership interest in Stellar LLC. The combination of Stellar LLC and ILCD was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization. As a result of the merger, the former members of Stellar LLC received approximately 74% of the then issued and outstanding common stock of the Company on a fully diluted basis, which resulted in Stellar LLC being treated as the accounting acquirer and thus the operations and the financial statements of Stellar LLC prior to the merger have become those of the Company. In connection with the merger, the Company changed its name to Stellar Technologies, Inc.

Stellar Venture Partners, LLC was formed as a limited liability company under the laws of the state of Georgia on March 13, 2000. In November of 2000, Stellar LLC and IO Ventures, LLC ("IO") formed Stellar Business Builders, LLC ("SBB") for the purpose of acquiring and managing the operations of its startup affiliates. Stellar LLC and IO each owned 50% of SBB. In May and June of 2001, Stellar Business Builders, LLC formed two wholly-owned subsidiaries, Stellar Internet Monitoring, LLC ("SIM") (formerly known as ICaughtYou, LLC) whose principal activity is providing companies with the ability to monitor their employee usage of the internet and Kidweb, LLC ("KW") whose primary activity is providing a web site development suite targeted directly to children. In November 2003, the Company purchased IO's remaining 50% interest in SBB for $100,000 in cash and as a result, SBB became a wholly-owned subsidiary of the Company.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Principles of Consolidation and Ownership Interest in Investors
---------------------------------------------------------------

The accompanying financial statements have been presented on the consolidated basis in 2004 and include all the accounts of SBB, SIM and KW.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

In July 2001, the Company purchased a 10% interest in Synergy Networks, Inc. ("SNI") for $400,000 in cash which was reflected under the cost method for 2003.

Consolidation
-------------

Affiliate entities in which the Company directly or indirectly owns more than 50% of the outstanding, voting interest are accounted for under the consolidation method of accounting. Under this method, an investee company's results of operations are reflected within the Company's consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated.

Cost Method
-----------

Entities in which the Company directly or indirectly owns less than 20% of the outstanding voting interest are accounted for under the cost method of accounting. Under this method income received from the investees is reflected within the Company's consolidated statement of operations as investment income or loss unless the amount of the dividends exceeds the Company's proportionate share of the affiliates' income. In that case the excess amount would be considered a return of capital and be recorded as a reduction of the investment.

Development Stage Enterprise
----------------------------

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Federal Income Taxes
--------------------

Prior to the merger on January 15, 2004, no provision for income taxes has been made, since under federal and state regulation, tax attributes were passed through to the former Stellar LLC members who assumed responsibility for payment of income taxes, if any. Subsequent to the merger, income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of any valuation allowances recorded against deferred tax assets, if the Company estimates that it is more likely than not that it will be unable to utilize those deferred tax benefits in future periods. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting basis of assets and liabilities.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Credit Risk
-----------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions and trade receivables. To mitigate these risks, the Company provides credit in the normal course of business and performs ongoing credit reviews of its customers while maintaining a provision for credit losses which, when realized have been with in the range of management's expectations. Also, the Company places its cash deposits only with high credit quality institutions. At various times during the year, the Company may exceed the federally insured limits. Management believes the risk of loss of cash placed in these institutions is minimal.

Goodwill and Acquired Intangibles
---------------------------------

The Company accounts for goodwill and acquired intangible assets in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." Accordingly, goodwill arising from the acquisition of investments is not amortized, but is reviewed annually for impairment.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reflected in the consolidated balance sheet for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments.

Recent Accounting Pronouncements
--------------------------------

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" ("FIN 46" or "Interpretation"). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities ("VIEs"). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. The adoption of the effective

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

Revenue Recognition
-------------------

Revenue from the sale of monitoring services is recognized ratably over the life of the monitoring service agreement. Accounts receivable represents balances due from customers for all billed but not collected Internet monitoring service agreements signed by the customer. As a result of billing monitoring service agreements in advance of services preformed, the Company has established a deferred income account representing amounts billed but not earned. Since inception, essentially all sales have been from Internet monitoring services. Bad debts are charged to operations in the year in which the account is determined to be uncollectable.

Marketable Securities
---------------------

The investments with which the Company was involved with were primarily of a traditional nature. The Company's short-term investments were comprised of equity securities that trade either on a United States national securities market or on the over-the-counter bulletin board ("OTC BB"). The securities were all classified as trading securities, and were carried at fair market value based upon the quoted market prices of those investments. Accordingly, net realized gains and losses on trading securities were included in net earnings for the period.

The Company uses the specific identification method as the basis for determining the cost of trading securities sold.

Advertising Costs
-----------------

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs amounted to $116,045 and $220,664 for 2004 and the period March 13, 2000 (inception) through June 30, 2004, respectively.

Property and Equipment
----------------------

Property and equipment is recorded at cost, less accumulated depreciation and is depreciated using the straight-line method over their estimated useful life of the asset, which range from three to seven years.

Loss Per Share
--------------

Loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Shares associated with stock options, warrants and convertible debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share). The per share calculations take into effect all stock dividends, stock splits, recapitalizations and reverse stock splits.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

The total numbers of such shares excluded from diluted net loss per common share were 4,098,000 at June 30, 2004, which includes 81,250 shares related to warrants issued by ILCD prior to the recapitalization.

Pro Forma Financial Information
-------------------------------

As discussed in Note 1 and Note 10, Stellar LLC was originally organized in the form of a Limited Liability Company. Upon the merger of the wholly owned subsidiary of the Company into Stellar LLC in 2004, the capital structure changed for income tax purposes to that of a corporation. The change resulted in the Company retaining the tax benefit for the portion of the losses generated subsequent to January 15, 2004, whereas the previous losses were passed through to the Stellar LLC members. Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), a pro forma income statement has been presented which reflects the impact of the Stellar LLC change in capital structure as if it had occurred March 13, 2000 (Stellar LLC's inception). This presentation reflects the Company generating a tax benefit, which has been offset with a valuation allowance, which includes the net operating losses incurred by Stellar LLC during the period from March 12, 2000 to December 31, 2003, the operating period prior to Stellar LLC's termination.

Stock-Based Compensation
------------------------

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting For Stock Issued To Employees", and related interpretations, in accounting for its stock-based grants to employees. Under the intrinsic value method of accounting, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company provides fair value reporting disclosures for these transactions in the footnotes as required by SFAS No. 148, Accounting For Stock Based Compensation - Transition and Disclosure - an Amendment of SFAS 123.

SFAS 148 Disclosure
-------------------

As permitted under SFAS No. 123, the Company has continued to utilize APB 25 in accounting for its stock-based compensation to employees. Had compensation expense for the six months ended June 30, 2004 and March 13, 2000 (Inception) to June 30, 2004 been determined under the fair value provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's net loss and net loss per share would have differed as follows:

                                                                 Six Months    March 13, 2000
                                                                   Ended       (Inception) to
                                                               June 30, 2004   June 30, 2004
                                                               -------------   --------------

Net loss to common stockholders, as reported                    $ (3,348,739)   $ (6,547,524)

Add: Stock-based employee/director compensation
   included in reported net loss determined under APB No. 25,
   net of related tax effects                                              -               -
Deduct: Total stock-based employee/director compensation
   expense under the fair value based method for all awards,
   net of related tax effects                                       (482,060)       (482,060)
                                                                ------------    ------------

Pro forma net loss                                              $ (3,830,799)   $ (7,029,584)
                                                                ============    ============

   Loss per share basic and diluted - as reported               $      (0.14)   $      (0.46)
   Loss per share basic and diluted - pro forma                 $      (0.16)   $      (0.50)

Shares used in basic and diluted loss per share amounts           24,493,028      14,170,534
                                                                ============    ============

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The estimated fair value of each option granted was calculated using the Black-Scholes option pricing model. The following summarizes the weighted average of the assumptions used in the model.


          Risk free rate                     4.15%
          Expected years until exercise      9.58
          Expected stock volatility          100%
          Dividend yield                       -

Stock compensation expense for options and warrants granted to non-employees has been determined in accordance with SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services (EITF 96-18). The fair value of options and warrants granted to non-employees and the associated expense is periodically re-measured as the underlying options vest.

Reclassification
----------------

For comparative purposes, certain figures for the period March 13, 2000 (Inception) to June 30, 2004 have been reclassified where appropriate to conform with the financial statement presentation used in the six months ended June 30, 2004. These reclassifications had no effect on the reported net loss.


NOTE 3 - NOTE RECEIVABLE

A note receivable was acquired in the merger with ILCD (see Notes 1 and 10) in the amount of $350,000 as consideration for the sale of its 0.7 unit limited partnership interest of Louisiana Shelf Partners, LP in September 2003 to LSP Exploration, LLC. The note bears interest at the rate of three percent per annum and matures on September 24, 2004. The acquisition of this note receivable by the Company was a non-cash transaction and is therefore not reflected in the cumulative statement of cash flows. The Company has fully impaired the entire amount of the note and interest receivable at June 30, 2004 as management has determined that it is more likely than not to be able to collect on the note and accrued interest. The loss has been recorded in loan impairment loss at June 30, 2004.


NOTE 4 - ADVANCES

On June 29, 2004, the Company advanced CompuSven, Inc. $22,000.00 for working capital purposes. This advance was non-interesting bearing provided that the purchase agreement between the Company and CompuSven, Inc. was completed by July 31, 2004. If the purchase agreement was not completed by July 31, 2004, CompuSven, Inc. would repay the advance plus interest at the rate of 1% per month no later than September 30, 2004 (see Note 15).

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2004:

                                                Useful Life        2004
                                                -----------     ---------

       Software                                   3 years       $  75,000
       Furniture, Fixtures and Equipment         5-7 years        107,696
       Capital Leases - Equipment                 5 years          13,088
                                                                ---------
                                                                  195,784
       Less: Accumulated Depreciation                            (120,591)
                                                                ---------
                                                                $  75,193
                                                                =========

Deprecation expense, which includes amounts under capital leases, amounted to $23,275 and $76,576 during 2004 and from Inception through June 30, 2004, respectively.


NOTE 6- INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts used for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards and tax credits that give rise to significant portions of the deferred tax assets recognized are presented below as of June 30, 2004:

       Deferred tax assets:
           Accumulated depreciation and amortization             $     4,000
           Allowance for doubtful accounts                             1,000
           Loan impairment                                           137,000
           Federal and state deferred tax benefit arising from
            net operating loss carryforwards                         891,000
                                                                 -----------
                                                                   1,033,000
       Deferred tax liability
           Depreciation and amortization                             (26,000)
       Less valuation allowance                                   (1,007,000)
                                                                 -----------

       Total deferred tax assets                                 $         -
                                                                 ===========

Income tax benefit consists of the following:

       Deferred
           Federal                                               $    99,000
           State                                                      17,000
       Federal and state tax benefit of net operating
          loss carryforward                                          891,000
                                                                 -----------
                                                                   1,007,000

       Less valuation allowance                                   (1,007,000)
                                                                 -----------

                Total                                            $         -
                                                                 ===========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 6- INCOME TAXES (Continued)

As of June 30, 2004, the Company had losses which resulted in net operating loss carryforwards for tax purposes amounting to approximately $2,309,000 that may be offset against future taxable income, of which approximately $1,149,000 was incurred by ILCD prior to the merger. These carryforwards expire in 2021 through 2024. However, these carryforwards may be significantly limited due to changes in the ownership of the Company (see Note 1 and 10).

Realization of the benefits of the deferred tax assets will require that the Company generate future taxable income. There can be no assurance that the Company will generate any taxable income in future years. Therefore, the Company has established a valuation allowance for deferred tax assets (net of liabilities) of approximately $1,007,000 as of June 30, 2004.

In accordance with federal income tax regulations, the net loss incurred by Stellar LLC from inception to the date of the merger has been excluded from the benefits of the net operating loss carryforwards reflected in this footnote.

The pro forma presentation on the statement of operations reflects the effect on the Company had the change in capital structure to a corporation been effective as of March 13, 2000 (Stellar LLC inception) (see Note 2).

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 35% at June 30, 2004.


       Federal income tax benefit at statutory rate                $   553,000
       ILCD federal net operating loss benefit                         380,000
       State income tax benefit (net of effect of federal benefit)      94,000
       Non-deductible expenses                                         (20,000)
       Valuation allowance                                          (1,007,000)
                                                                   -----------

           Income Tax Benefit                                       $        -
                                                                   ===========

           Effective Income Tax Rate                                         0%
                                                                   ===========


NOTE 7 - CAPITAL LEASE OBLIGATIONS

In September 2003, SIM entered into a capital lease to purchase computer equipment with a cost of $4,787. The term of the lease is 36 months with monthly payments in the amount of $187. The interest rate on the capital lease is approximately 25%. At the end of the lease, SIM may purchase the equipment for $1. The lessor holds a security interest in the equipment purchased.

In December 2003, SIM entered into a capital lease to purchase a new phone system with a cost of $8,302. The term of the lease is 36 months with monthly payments of $251. The interest rate on the lease is 6%. At the end of the lease, SIM may purchase the equipment for $1. The lessor holds a security interest in the equipment purchased.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 7 - CAPITAL LEASE OBLIGATIONS (Continued)

The following is a schedule by year of future minimum lease payments required to be paid by SIM under capital lease obligations together with the present value of the net minimum lease payments as of June 30, 2004:

       2005                                                         $  5,254
       2006                                                            5,254
       2007                                                            2,003
                                                                    --------

       Total Minimum Lease Payments                                   12,511

       Less Amount Representing Interest                              (1,816)
                                                                    --------

       Present Value of Net Minimum Lease Payments                    10,695

       Less Current Portion                                           (4,088)
                                                                    --------

       Non-Current Portion                                          $  6,607
                                                                    ========


NOTE 8 - DEFERRED REVENUES

Deferred revenues represent payments from and/or billings to customers for internet monitoring services prior to the Company's requirement to perform the internet monitoring service.


NOTE 9 - CONVERTIBLE NOTES PAYABLE

In June 2004, the Company raised gross proceeds of $1,500,000 through the issuance of Convertible Promissory Notes (the "Notes") plus two series of detachable warrants, Series A and B, to acquire 2,400,000 shares of common stock. The Notes bear interest at a rate of 1.98% per annum, payable monthly, and mature on June 7, 2005. The Notes are convertible, at an initial conversion price of $2.50, into 600,000 shares of common stock. The Notes include a provision requiring the Company to file a registration statement with the Securities and Exchange Commission ("SEC") covering the public resale of the shares underlying the common stock and warrants. The Notes automatically convert into common stock upon effective date of such registration statement (See Note
15). Each A and B Warrant is exercisable into one share of common stock at an exercise price of $2.50 per share and $3.50 per share, respectively. The conversion price of the Notes and the exercise prices of the A and B Warrants are subject to downward adjustment in the event that the Company issues shares of common stock or securities that are convertible into shares of common stock at a purchase or conversion price less than the conversion price or exercise price at the time of issuance of the Notes. The Series A Warrants have an expiration date of 90 days after the Company's filing of an effective registration statement with the SEC covering the common stock underlying the Series A Warrants. The Series B Warrants have an expiration date of June 7, 2009.

The Company's stock price at the time of the Note offering was $3.28; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the issuance of the Notes and detachable warrants resulted in a discount being recorded in the amount of $1,057,500 from the relative fair value of the warrants, as determined using the black-scholes model, and will be amortized over the term of the Notes.

The Company did not record the relative fair value assigned to the beneficial conversion feature of the notes at June 30, 2004, which amounted to $442,500, since the discount was contingent upon the effectiveness of a registration statement covering the public resale of the shares underlying the notes, whereby the notes automatically convert. In July of 2004 the registration statement was declared effective by the SEC, the remaining unamortized warrant discount and the contingent discount from the beneficial conversion feature will be

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 9 - CONVERTIBLE NOTES PAYABLE (Continued)

immediately recorded and expensed as interest expense. The Company amortized $50,584 of the discount to interest expense using the effective interest method as of June 30, 2004. At June 30, 2004, this note payable, net of an unamortized debt discount of $1,006,916 was reflected in the balance sheet as $493,084.

If the Company failed to file an effective registration statement with the SEC by October 6, 2004 (the "Registration Date"), the Company would have been obligated to pay damages to the Note holders.

In connection with the $1.5 million convertible note offering, the Company paid commissions of $120,000 to Founders Equity Securities, Inc.


NOTE 10- STOCKHOLDERS' EQUITY

In January 2004, the Company consummated an agreement and plan of merger with Stellar LLC pursuant to which the Company acquired 100% of the issued and outstanding membership interests of Stellar LLC in consideration for which the members of Stellar LLC received 18,000,001 newly-issued shares of the Company's common stock. The combination of Stellar LLC and the Company was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization. Upon consummation of the merger the total number of common shares outstanding was 24,250,023 including the 250,000 newly issued private placement shares subscribed to on the date of the merger and 162,500 shares issued for advisory services.

In January 2004, the Company raised $320,000 through the issuance of 250,000 shares of its common stock in a private placement transaction, which was consummated on the date of the merger and the related subscription receivable was collected the following day.

In January 2004, in connection with the merger, the Company issued 162,500 shares of common stock for advisory services rendered to ILCD prior to the merger.

Subsequent to the merger, the sole officer and director of the Company resigned and was replaced by the manager of Stellar LLC, the Company changed its name to Stellar Technologies, Inc. and effected a 1 for 4 reverse stock split.

In November 2003, Stellar LLC acquired 25,000 shares of common stock of the Company for its trading account. Upon completion of the merger on January 15, 2004, these shares were reclassified to treasury stock. In March 2004, Stellar LLC, a subsidiary of the Company, sold the 25,000 shares of its treasury stock for gross proceeds of $88,163, which resulted in a gain of $59,163, which was recorded as additional paid in capital.

From January through February 2004, the Company raised gross proceeds of $1,767,750 through the sale of 2,357,000 shares of Series A Convertible Preferred Stock ("Series A Preferred"), $0.001 par value per share, and warrants ("Warrants") to acquire up to 589,250 shares of common stock, $0.001 par value per share. The Series A Preferred and Warrants were sold in units comprised of one share of Series A Preferred and one Warrant ("Units"). The Units were sold at a purchase price of $0.75 per Unit. Each Series A Preferred was initially convertible into one-half of a share of common stock, subject to adjustment, and each Warrant is initially exercisable into one share of common stock at an exercise price of $2.40 per share, subject to adjustment, for a period of three years from the date of issuance. The Series A Preferred had no voting rights, dividend rights that were pari passu with the common stock of the Company, and no liquidation preferences. The Series A Preferred had a mandatory conversion feature, whereby if the Company either (i) effected a reverse stock split or
(ii) increased the number of shares authorized to be issued above the current authorized limit of 100,000,000, each Series A Preferred automatically converted into one-half of a share of common stock of the Company. The Company's stock price on the commencement of the offering was $2.20; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the issuance of the Series A Preferred, which was convertible at $1.50 per share, and detachable warrants with an exercise

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 10- STOCKHOLDERS' EQUITY (Continued)

price of $2.40 per share, resulted in a beneficial conversion feature recorded as a preferred stock dividend in the amount of $1,767,750.

In March 2004, the Company effected a 1 for 4 reverse stock split of its common stock. On the date of the reverse stock split all 2,357,000 shares or Series A Preferred automatically converted into 1,178,500 shares of common stock. All share and per share amounts in these financial statements have been adjusted for the reverse stock split. At this time the Company also changed the par value of its common stock to $0.001 from no par value.

In June 2004, the Company issued 331,035 shares of common stock to a former member of Stellar LLC in consideration for the waiver of dissenters' rights obtained by the member in connection with the merger.

In June 2004, the Company entered into an agreement whereby FEQ Investments, Inc. (FEQ) will provide the Company with financial advisory services for a period of three years and will be paid $5,000 per month and issued a warrant to acquire 300,000 shares of common stock to FEQ at an exercise price of $3.25 per share expiring on June 7, 2009.

In accordance with EITF 96-18, the Company accounts for stock options and warrants issued to non-employees at fair value. The value of such stock options is amortized to expense over the service period of the agreement. The Company has recorded total compensation cost related to the warrants issued to FEQ at $746,070, of which $20,724 has been amortized to expense, and $725,346 has been recorded as deferred compensation and will be amortized ratably over the three year service agreement.

The estimated fair value of the warrant granted was calculated using the Black-Scholes option pricing model. The following summarizes the weighted average of the assumptions used in the model.

       Risk free rate                       3.96%
       Expected years until exercise         5.0
       Expected stock volatility             100%
       Dividend yield                          -

Options
-------

On February 4, 2004, the Company granted to five employees and the new president of the Company, all of whom are leased employees, options to purchase 727,500 shares of the Company's common stock at the exercise price of $1.76 which was the closing price of the Company's common stock on that date. The options vest over 1 year and expire 10 years from the date of grant.

The following tables summarize the Company's stock option activity and related information during 2004:

                                             Number of        Weighted-Average
                                              Shares           Exercise Price
                                            -----------       -----------------

        Balance at December 31, 2003                 -           $       -

        Granted                                727,500                1.76

        Exercised                                    -                   -

        Expired                                      -                   -
                                            ----------           ---------

        Balance at June 30, 2004               727,500           $    1.76
                                            ==========           =========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 10- STOCKHOLDERS' EQUITY (Continued)

The weighted average grant-date fair value of options granted during 2004 was $1.59 per share.

                                        OPTIONS OUTSTANDING                               OPTIONS EXERCISABLE
                      ---------------------------------------------------------    -----------------------------------
                           Number of             Weighted           Weighted            Number            Weighted
    Range of          Outstanding Shares          Average           Average         Exercisable at         Average
    Exercise              At June 30,            Remaining          Exercise           June 30,           Exercise
     Prices                  2004              Contract Life         Price               2004               Price
------------------    --------------------    ----------------    -------------    -----------------    --------------
   $   1.76                727,500                  9.58             $ 1.76                    -           $   1.76


NOTE 11 - OPERATING LEASES

The Company had a lease commitment for its office space until August 2004 at which time it entered into a month to month lease. The monthly lease commitment is $2,371 per month which includes common area maintenance and taxes.

SIM has a lease commitment for its office space commencing December 1, 2003 for a period of 37 months. The lease contains one month of free rent and yearly escalation clauses that raise the basic monthly rent from $1,935 in 2004 to $2,052 in 2006. SIM is also responsible for common area maintenance and taxes in addition to the base rent.

In January 2003, the Company leased space for its computer servers and high speed Internet lines with a term of twelve months with a minimum lease rate of approximately $4,450 per month. In January 2004, the Company renewed the agreement on substantially similar terms except it extended the agreement to a three year term.

Total rental expense for all operating leases was $60,445 for the six months ending June 30, 2004, and $298,407 for the period of March 13, 2000 (Inception) through June 30, 2004.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms of one year or greater as of June 30, 2004:

                 2005               73,964
                 2006               74,669
                 2007               37,513
                                  --------

                                  $186,146
                                  ========


NOTE 12 - SEGMENT REPORTING

In 2004, the Company determined it has one reportable segment, employee Internet monitoring. Prior to 2004, the Company had three segments: employee internet monitoring, children's website development and sales, and investment management and corporate development.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - TRANSACTIONS WITH AFFILIATES

MAS Services, Inc. provided management services to Stellar LLC. MAS Services, Inc. is an investment analysis company. Under the Stellar LLC operating agreement MAS Services, Inc. earned an annual management fee equal to three percent (3%) of the total capital committed to Stellar LLC by its members. MAS Services was also reimbursed for all out-of-pocket costs it incurred in connection with the organization or operation of Stellar LLC. The Company incurred management fees in the amount of $79,500, and $473,250 for the six months ended June 30, 2004 and from March 13, 2000 (Inception) through June 30, 2004, respectively. MAS Services and the Company had mutually agreed to terminate the management services arrangement between MAS Services, Inc. and Stellar LLC.


NOTE 14 - SUPPLEMENATARY CASH FLOW INFORMATION

In 2004, SIM paid $395 of interest expense on the capital lease obligations.


NOTE 15 - SUBSEQUENT EVENTS

On July 14, 2004, the Company purchased 100% of the common stock of CompuSven, Inc. ("CompuSven"), subject to the terms and conditions of the Stock Purchase Agreement signed on that date. The purchase price of the CompuSven common stock was $889,985 paid in cash plus a number of shares of Company common stock equivalent to $150,000 as determined by the closing price of the common stock of the Company as of the date immediately preceding the closing. The purchase price was paid in the following manner: cash of $773,900 and 36,850 shares of common stock to the sole stockholder of CompuSven, and cash of $95,479 and 6,503 shares of common stock to E-Mail Technologies, Inc. ("E-Mail"). Of this amount, $20,606 was held in reserve until E-Mail completed collection of outstanding accounts receivable invoices of CompuSven. In connection with the closing, the selling shareholder of CompuSven and other key employees signed employment and confidentiality agreements with the Company, the sales agreement between CompuSven and E-Mail was terminated and the sole shareholder of Email signed an employment and confidentiality agreement with the Company.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 15 - SUBSEQUENT EVENTS (Continued)

The following unaudited pro forma balance sheet of CompuSven assumes the Company's acquisition of CompuSven took place on June 30, 2004:

                                                                                         Allocation
                                                                      Unaudited              of
                                                                      Historical       Purchase Price
                                                                      ----------       --------------
       Cash                                                           $    6,207         $    6,207
       Accounts receivable, net allowance for doubtful accounts           99,815             99,815
       Other                                                               2,525              2,525
                                                                      ----------         ----------
       Total Current Assets                                              108,547            108,547
       Property, Plant & Equipment, net                                   14,293             14,293
       Intangibles                                                             -          1,366,544
       Other Assets                                                        3,500              3,500
                                                                      ----------         ----------
            Total Assets                                                 126,340          1,492,884
                                                                      ==========         ==========

       Credit cards payable                                              152,938            152,938
       Accounts payable and accrued expenses                             106,826            106,826
       Other liabilities                                                  22,000             22,000
       Deferred Revenue                                                  164,616            164,616
                                                                      ----------         ----------
       Total current liabilities                                         446,380            446,380
       Deferred revenue                                                    6,519              6,519
                                                                      ----------         ----------
            Total Liabilities                                            452,899            452,899
                                                                      ----------         ----------

            Total Purchase Price                                                         $1,039,985
                                                                                         ==========

The Company has allocated the excess of the purchase price over the net assets received to goodwill until such time as it receives an expert, independent valuation of the fair value of the assets of CompuSven as of the date of the stock purchase agreement.

In July 2004, the SEC declared effective the Company's registration statement covering the public resale of 8,207,996 shares of its common stock, of which 600,000 shares are issuable upon conversion of the Notes and 3,289,251 shares are issuable upon the exercise of outstanding warrants.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 16 - COMPARATIVE FINANCIAL INFORMATION - UNAUDITED

The following table presents the unaudited condensed consolidated balance sheet of the Company as of June 30, 2003:

Cash                                                            $   491,133
Other                                                                 8,448
                                                                -----------

Total current assets                                                499,581

Investments                                                         400,000
Fixed assets, net                                                    61,331
                                                                -----------

Total Assets                                                    $   960,912
                                                                ===========

Accounts payable and accrued expenses                           $    23,419
Deferred revenue                                                     71,439
                                                                -----------

Total Liabilities                                                    94,858
                                                                -----------

Common stock, no par value, authorized 100,000,000 shares;
    outstanding 15,357,799 shares                                         -
Additional paid-in capital                                        3,480,568
Deficit accumulated in the development stage                     (2,614,514)
                                                                -----------

Total Stockholder's Equity                                          866,054
                                                                -----------

Total Liabilities and Stockholders' Equity                      $   960,912
                                                                ===========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 16 - COMPARATIVE FINANCIAL INFORMATION - UNAUDITED (Continued)

The following table presents the unaudited condensed consolidated statement of operations of the Company for the six months ended June 30, 2003:

Revenues                                                         $    75,293

Operating expenses
   Depreciation                                                       19,522
   Labor costs and expense reimbursements                            292,763
   Management fees, related party                                     51,750
   General and administrative                                         86,151
   Professional fees                                                  30,768
   Marketing                                                          31,789
   Research, development and product support                          29,224
   Office rents                                                       17,651
                                                                 -----------

Total expenses                                                       559,618
                                                                 -----------

Loss from operations                                                (484,325)

Other income                                                          48,310
                                                                 -----------

Net loss                                                         $  (436,015)
                                                                 ===========

Pro forma information                                               (436,015)
    Net loss                                                               -
                                                                 -----------

Pro forma Net Loss                                                  (436,015)
                                                                 ===========

Basic and diluted loss per share                                 $     (0.03)
                                                                 ===========

Basic and diluted weighted average common shares outstanding      15,027,527
                                                                 ===========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 16 - COMPARATIVE FINANCIAL INFORMATION - UNAUDITED (Continued)

The following table presents the unaudited condensed consolidated statement of cash flows of the Company for the six months ended June, 30, 2003:

Cash used in operations                                            $(149,892)
                                                                   ---------

Cash flows from investing activities
    Purchase of property and equipment                               (57,382)
                                                                   ---------

    Cash used in investing activities                                (57,382)
                                                                   ---------

Cash flows from financing activities
    Sale of common stock                                             200,000
    Offering costs paid                                              (29,843)
                                                                   ---------

    Cash provided by financing activities                            170,157
                                                                   ---------

Net decrease in cash                                                 (37,117)

Cash and cash equivalents, beginning of period                       528,250
                                                                   ---------

Cash and cash equivalents, end of period                           $ 491,133
                                                                   =========


NOTE 17 - GOODWILL

On November 14, 2003, the Company paid $100,000 in cash to IO to acquire the remaining 50% of SBB it did not own. On the date of the acquisition, SBB's liabilities exceeded its assets, which resulted in the Company recording goodwill in the entire amount of the purchase price of $100,000 plus the amount by which the liabilities exceeded the assets in the amount of $21,595. At December 31, 2003, the Company fully impaired the goodwill in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" as the subsidiary has had losses since inception and management is unable to determine when, if ever, the subsidiary will become profitable.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)






















               FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 2003 and 2002

                     REPORT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM




To the Board of Directors of
Stellar Technologies, Inc.
Naples, Florida


We have audited the accompanying consolidated balance sheets of Stellar Technologies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and for the period March 13, 2000 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stellar Technologies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of its operations, changes in stockholders' equity and cash flows for the years then ended and for the period March 13, 2000 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


L J SOLDINGER ASSOCIATES LLC


Deer Park, Illinois
March 4, 2004 (except for Notes 1, 8 and 16, for which the date is April 30,
2004)


                                  STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                                         (A DEVELOPMENT STAGE ENTITY)
                                          Consolidated Balance Sheets
                                          December 31, 2003 and 2002



                                                    ASSETS
                                                    ------
                                                                                  2003               2002
                                                                              -----------         -----------
Current assets
   Cash                                                                       $   424,720         $   528,250
   Marketable securities                                                          244,300             179,460
   Accounts receivable                                                              2,888                   -
   Prepaid management fees, related party                                          14,250              16,750
   Prepaid expenses                                                                 9,524               2,351
                                                                              -----------         -----------

Total current assets                                                              695,682             726,811
                                                                              -----------         -----------

Property and equipment, net                                                        72,809              23,471
Cost based investment                                                             400,000             400,000
Deposits                                                                            2,534                   -
                                                                              -----------         -----------

                                                                              $ 1,171,025         $ 1,150,282
                                                                              ===========         ===========


                                     LIABILITIES AND STOCKHOLDERS' EQUITY
                                     ------------------------------------

Current liabilities
    Current portion of obligations under capital leases                       $     4,088         $         -
    Accounts payable and accrued expenses                                          34,560              18,370
    Deferred revenues                                                              77,720                   -
                                                                              -----------         -----------

Total current liabilities                                                         116,368              18,370

Obligations under capital leases, net of current portion                            8,473                   -
                                                                              -----------         -----------

Total liabilities                                                                 124,841              18,370
                                                                              -----------         -----------

Stockholders' equity
   Preferred stock, no par value; authorized 10,000,000 shares;
     zero shares issued and outstanding                                                 -                   -
   Common stock, no par value; authorized 100,000,000 shares; 18,000,001 and 14,697,249 shares issued and outstanding as of December 31, 2003
     and 2002                                                                           -                   -
Additional paid-in capital                                                      4,246,069           3,311,511
Subscription receivable                                                            (1,100)             (1,100)
Deficit accumulated with the development stage                                 (3,198,785)         (2,178,499)
                                                                              -----------         -----------
Total Stockholders' Equity                                                      1,046,184           1,131,912
                                                                              -----------         -----------

                                                                              $ 1,171,025         $ 1,150,282
                                                                              ===========         ===========






                                  The accompanying notes are an integral part
                                         of the financial statements.

                                       STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                                               (A DEVELOPMENT STAGE ENTITY)
                                          Consolidated Statements of Operations
                                      Years Ended December 31, 2003 and 2002 and for
                                      the Period March 13, 2000 (Date of Inception)
                                                through December 31, 2003




                                                                                                           March 13, 2000
                                                                                                           (Inception) to
                                                                                                            December 31,
                                                                         2003                 2002              2003
                                                                      -----------          -----------      ------------
Revenues                                                              $   173,711          $         -      $    173,711

Expenses
    Depreciation and amortization expense                                  39,428                6,015            53,301
    Investment costs                                                       22,831               50,890            90,228
    Labor costs and expense reimbursements                                547,791               34,350           582,431
    Management fees, related party                                        109,000              100,500           393,750
    General and administrative                                            165,339               27,267           286,268
    Professional fees                                                      12,970               41,818           156,658
    Marketing                                                              93,082                    -           104,619
    Research, development and product support                             138,849                    -           138,849
    Office rents                                                           33,774               30,328           111,767
    Subsidiary loan impairment                                                  -              378,404           378,404
    Impairment of goodwill                                                121,595                    -           121,595
                                                                      -----------          -----------      ------------

Total expenses                                                          1,284,659              669,572         2,417,870
                                                                      -----------          -----------      ------------

Loss from operations                                                   (1,110,948)            (669,572)       (2,244,159)
                                                                      -----------          -----------      ------------

Other income (expense)
    Investee losses                                                             -             (870,627)       (1,040,096)
    Interest and money market dividends                                     1,882               10,408           174,017
    Gains (losses) in trading securities                                   88,780             (172,978)          (88,547)
                                                                      -----------          -----------      ------------

Total other income (expense)                                               90,662           (1,033,197)         (954,626)
                                                                      -----------          -----------      ------------

Net loss to common stockholders                                       $(1,020,286)         $(1,702,769)     $ (3,198,785)
                                                                      ===========          ===========      ============

Pro forma information (unaudited)
    Net loss                                                           (1,020,286)          (1,702,769)       (3,198,785)
    Pro forma tax provision                                                     -                    -                 -
                                                                      -----------          -----------      ------------
    Pro forma net loss                                                 (1,020,286)          (1,702,769)       (3,198,785)
                                                                      ===========          ===========      ============

Basic and diluted loss per common share                               $     (0.06)         $     (0.12)     $      (0.25)
                                                                      ===========          ===========      ============

Basic and diluted weighted average common
    shares outstanding                                                 15,728,793           14,697,249        12,873,092
                                                                      ===========          ===========      ============



                   The accompanying notes are an integral part
                          of the financial statements.

                                        STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                (A DEVELOPMENT STAGE ENTITY)
                                 Consolidated Statement of Changes in Stockholders' Equity







                                       Deficit
                                                                                              Accumulated
                                      Common Stock              Additional                      in the
                                 -----------------------         Paid-in     Subscription     Development
                                   Shares        Amount          Capital      Receivable         Stage            Total
                                 ----------     --------        ----------    ----------      -----------      -----------
March 13, 2000 (Inception)                -     $      -        $        -    $        -      $         -      $         -

June 6, 2000 private placement    3,633,028            -             1,100        (1,100)               -                -

June 15, 2000 private placement  11,064,221            -         3,350,000             -                -        3,350,000

Offering costs paid                       -            -           (29,843)            -                -          (29,843)

Net loss                                  -            -                 -             -         (475,730)        (475,730)
                                 ----------     --------        ----------    ----------      -----------      -----------

Balance at December 31, 2001     14,697,249            -         3,321,257        (1,100)        (475,730)       2,844,427

Offerings costs paid                      -            -            (9,746)            -                -           (9,746)

Net loss                                  -            -                 -             -       (1,702,769)      (1,702,769)
                                 ----------     --------        ----------    ----------      -----------      -----------

Balance at December 31, 2002     14,697,249            -         3,311,511        (1,100)      (2,178,499)       1,131,912

November 2003 private
  placement                       3,302,752            -         1,000,000             -                -        1,000,000

Offering costs paid                       -            -           (65,442)            -                -          (65,442)

Net loss                                  -            -                 -             -       (1,020,286)      (1,020,286)
                                 ----------     --------        ----------    ----------      -----------      -----------

Balance at December 31, 2003     18,000,001     $      -        $4,246,069    $   (1,100)     $(3,198,785)     $ 1,046,184
                                 ==========     ========        ==========    ==========      ===========      ===========










                   The accompanying notes are an integral part
                          of the financial statements.

                                      STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                                             (A DEVELOPMENT STAGE ENTITY)
                                         Consolidated Statements of Cash Flows
                                        Years Ended December 31, 2003 and 2002




                                                                                                        March 13, 2000
                                                                                                         (Inception) to
                                                                                                          December 31,
                                                                         2003              2002              2003
                                                                      -----------       -----------       -----------
Cash flows from operating activities
    Net loss                                                          $(1,020,286)      $(1,702,769)      $(3,198,785)
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities
        Depreciation                                                       39,428             6,015            53,301
        Loss on impairment of goodwill                                    121,595                 -           121,595
        Equity method loss in subsidiary                                        -           870,627         1,040,096
        Subsidiary loan impairment loss                                         -           378,404           378,404
        (Gains) losses in trading securities                              (88,780)          172,978            88,546
        Purchases of trading securities                                  (156,019)          (92,490)         (683,589)
        Redemptions of trading securities                                 179,959           175,132           350,743
        Changes in assets and liabilities
            Decrease in accounts receivable                                 5,485                 -             5,485
            Increase in prepaid expenses                                   (7,208)                -           (26,308)
            Decrease in accounts payable                                  (30,722)          (25,024)          (11,353)
            Increase in deferred revenues                                  17,643                 -            17,643
                                                                      -----------       -----------       -----------

Net cash used in operating activities                                    (938,905)         (217,127)       (1,864,222)
                                                                      -----------       -----------       -----------

Cash flows provided by (used in) investing activities
    Purchase of property and equipment                                     (6,601)           (3,303)          (43,945)
    Purchase of investee interest, net of cash assumed                    (92,055)                -          (893,055)
    Advances to investees                                                       -        (1,018,500)       (1,018,500)
                                                                      -----------       -----------       -----------

Net cash used in investing activities                                     (98,656)       (1,021,803)       (1,955,500)
                                                                      -----------       -----------       -----------

Cash flows from financing activities
    Principal payments on capital lease obligations                          (527)                -              (527)
    Offering costs paid                                                   (65,442)           (9,746)         (105,031)
    Proceeds from sales of common stock                                 1,000,000                 -         4,350,000
                                                                      -----------       -----------       -----------

Net cash provided by (used in) financing activities                       934,031            (9,746)        4,244,442
                                                                      -----------       -----------       -----------

Net increase (decrease) in cash                                          (103,530)       (1,248,676)          424,720

Cash and cash equivalents, beginning of year                              528,250         1,776,926                 -
                                                                      -----------       -----------       -----------

Cash and cash equivalents, end of year                                $   424,720       $   528,250       $   424,720
                                                                      ===========       ===========       ===========




                   The accompanying notes are an integral part
                          of the financial statements.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations
--------------------

Stellar Technologies, Inc. and subsidiaries (the "Company") are engaged in two activities, acquiring a controlling interest in and providing financial, management and technical support to development stage internet businesses which the Company either participates in its founding or identifies it as meeting certain investment criteria and to a lesser extent, trading in public equity securities. All of the Company's affiliate companies are currently in the development stage. The Company is no longer, and has no intention of continuing, in the business of trading in securities.

History
-------

The Company, formerly International Travel CD's, Inc. ("ILCD"), was formed on July 20, 2000, as a Colorado corporation. In September 2003, the Company disposed of all of its former operations and related assets resulting in it becoming a public shell company, defined as an inactive, publicly quoted company with minimal assets or liabilities.

In January 2004, the Company consummated an agreement and plan of merger with Stellar Venture Partners, LLC ("Stellar LLC"). The plan of merger provided for the Company to issue 18,000,001 shares of its common stock to the members of Stellar LLC in consideration for which each of the issued and outstanding Class A and Class B member units of Stellar LLC were cancelled and each issued and outstanding share of common stock of the Company's wholly-owned subsidiary, International Travel CD's Acquisition Corp., was converted into one membership interest in Stellar LLC. The combination of Stellar LLC and ILCD was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization. As a result of the merger, the former members of Stellar LLC received approximately 74% of the then issued and outstanding common stock of the Company on a fully diluted basis, which resulted in Stellar LLC being treated as the accounting acquirer and thus the operations and the financial statements of Stellar LLC prior to the merger have become those of the Company. In connection with the merger, the Company changed its name to Stellar Technologies, Inc.

Stellar Venture Partners, LLC was formed as a limited liability company under the laws of the state of Georgia on March 13, 2000. In November of 2000, Stellar LLC and IO Ventures, LLC ("IO") formed Stellar Business Builders, LLC ("SBB") for the purpose of acquiring and managing the operations of its startup affiliates. Stellar LLC and IO each owned 50% of SBB. In May and June of 2001, Stellar Business Builders, LLC formed two wholly-owned subsidiaries, Stellar Internet Monitoring, LLC ("SIM"), (formerly known as ICaughtYou, LLC), whose principal activity is providing companies with the ability to monitor their employee usage of the internet and Kidweb, LLC ("KW") whose primary activity is providing a web site development suite targeted directly to children. In November 2003, the Company purchased IO's remaining 50% interest in SBB for $100,000 in cash and as a result, SBB became a wholly-owned subsidiary of the Company (see Note 4).


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Principles of Consolidation and Ownership Interest in Investors
---------------------------------------------------------------
The accompanying financial statements have been presented on the consolidated basis in 2003 and include all the accounts of SBB, SIM and KW. No loss was allocated to the minority interest (see Note 10).

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prior to 2003, the Company accounted for SBB under the equity method. The applicable accounting method is generally determined based on the Company's ownership interest in the affiliate.

In July 2001, the Company purchased a 10% interest in Synergy Networks, Inc. ("SNI") for $400,000 in cash which was reflected under the cost method for 2003 and 2002.

Consolidation
-------------

Affiliate entities in which the Company directly or indirectly owns more than 50% of the outstanding, voting interest are accounted for under the consolidation method of accounting. Under this method, an investee company's results of operations are reflected within the Company's consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated.

Equity Method
-------------

Affiliate entities in which the Company directly or indirectly owns between 20% and 50% of the outstanding, voting interests are accounted for under the equity method of accounting. Under the equity method of accounting, the Company's proportionate share of the investees' net income or loss is included in "Investee Losses" in the Consolidated Statements of Operations.

Cost Method
-----------

Entities in which the Company directly or indirectly owns less than 20% of the outstanding voting interest are accounted for under the cost method of accounting. Under this method income received from the investees is reflected within the Company's consolidated statement of operations as investment income or loss unless the amount of the dividends exceeds the Company's proportionate share of the affiliates' income. In that case the excess amount would be considered a return of capital and be recorded as a reduction of the investment.

Development Stage Enterprise
----------------------------

The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises." Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Income Taxes
--------------------

Prior to the merger on January 15, 2004, no provision for income taxes has been made, since under federal and state regulation, tax attributes were passed through to the former Stellar LLC members who assumed responsibility for payment of income taxes, if any. Subsequent to the merger, income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of any valuation allowances recorded against deferred tax assets, if the Company estimates that it is more likely than not that it will be unable to utilize those deferred tax benefits in future periods. Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting basis of assets and liabilities.

Credit Risk
-----------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. At various times during the year, the Company may exceed the federally insured limits. Management believes the risk of loss is minimal.

Goodwill and Acquired Intangibles
---------------------------------

The Company accounts for goodwill and acquired intangible assets in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." Accordingly, goodwill arising from the acquisition of investments is not amortized, but is reviewed annually for impairment.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reflected in the consolidated balance sheet for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments. The carrying value of the investment in equity securities approximates fair value based on their market trading price.

Recent Accounting Pronouncements
--------------------------------

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" ("FIN 46" or "Interpretation"). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities ("VIEs"). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. The adoption of the effective provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

Marketable Securities
---------------------

The investments with which the Company is involved with are primarily of a traditional nature. The Company's short-term investments are comprised of equity securities that trade either on a United States national securities market or on the over-the-counter bulletin board ("OTC BB"). The securities are all classified as trading securities, and are carried at fair market value based upon the quoted market prices of those investments at period end. Accordingly, net realized and unrealized gains and losses on trading securities are included in net earnings for the period.

The Company uses the specific identification method as the basis for determining the cost of trading securities sold. Unrealized losses in trading securities amounted to $18,314 and $156,976 for securities held as of December 31, 2003 and 2002, respectively.

Revenue Recognition
-------------------

Revenue from the sale of monitoring services is recognized ratably over the life of the monitoring service agreement. Accounts receivable represents balances due from customers for internet monitoring services rendered. Management estimates that such revenues are fully collectible. Since inception essentially all sales have been from internet monitoring services.

Advertising Costs
-----------------

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs amounted to $94,837, $11,582 and $108,053 for 2003, 2002 and the period March 13, 2000 (inception) through December 31, 2003, respectively.

Property and Equipment
----------------------

Property and equipment is recorded at cost, less accumulated depreciation and is depreciated using the straight-line method over their estimated useful life of the asset, which range from three to seven years.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share
--------------

Loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Shares associated with stock options, warrants and convertible debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share). The per share calculations take into effect all stock dividends, stock splits, recapitalizations and reverse stock splits (See Note 15).

From inception through December 31, 2003 the Company did not issue any dilutive securities.

Pro Forma Financial Information
-------------------------------

As discussed in Note 1 and Note 15, Stellar LLC was originally organized in the form of a Limited Liability Company. Upon the merger of the wholly owned subsidiary of the Company into Stellar LLC in 2004, the capital structure changed for income tax purposes to that of a corporation. The change resulted in the Company retaining the tax benefit for the portion of the losses generated subsequent to January 15, 2004, whereas the previous losses were passed through to the Stellar LLC members. Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), a pro forma income statement has been presented which reflects the impact of the Stellar LLC change in capital structure as if it had occurred March 13, 2000 (Stellar LLC's inception). This presentation reflects the Company generating a tax benefit, which has been offset with a valuation allowance, which includes the net operating losses incurred by Stellar LLC during the period from March 12, 2000 to December 31, 2003, the operating period prior to Stellar LLC's termination.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                            Useful Life       2003         2002
                                                            -----------     --------     --------

          Software                                            3 years       $ 75,000     $      -
          Furniture, Fixtures and Equipment                  5-7 years        82,038       37,344
          Capital Leases - Equipment                          5 years         13,088            -
                                                                            --------     --------
                                                                             170,126       37,344
          Less: Accumulated Depreciation                                     (97,317)     (13,873)
                                                                            --------     --------

                                                                            $ 72,809     $ 23,471
                                                                            ========     ========

Deprecation expense which includes amounts under capital leases amounted to $39,428, $6,015 and $53,301 during 2003, 2002 and from Inception through December 31, 2003, respectively.


NOTE 4 - GOODWILL

On November 14, 2003, the Company paid $100,000 in cash to IO to acquire the remaining 50% of SBB it did not own. On the date of the acquisition, SBB's liabilities exceeded it assets, which resulted in the Company recording goodwill in the entire amount of the purchase price of $100,000 plus the amount by which the liabilities exceeded the assets in the amount of $21,595. At December 31, 2003, the Company fully impaired the goodwill in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets."

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 5 - INCOME TAXES

In accordance with federal income tax regulations, the net loss incurred by Stellar Venture Partners, LLC from inception to the date of its merger with the Company has been excluded from the benefits of the net operating loss carryforwards reflected in this footnote.

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 35%.

                                                                                                March 13, 2000
                                                                                                (Inception) to
                                                                                                 December 31,
                                                                     2003           2002             2003
                                                                   ---------      ---------       ----------
     Federal income tax benefit at statutory rate                  $ 357,100      $ 596,000       $1,119,575
     Federal income tax benefit passed through to the
       members of Stellar Venture Partners, LLC                     (357,100)      (352,000)        (921,575)
     Non-deductible expenses                                               -       (244,000)        (198,000)
                                                                   ---------      ---------       ----------

         Income Tax Benefit                                        $       -      $       -       $        -
                                                                   =========      =========       ==========

         Effective Income Tax Rate                                        0%             0%               0%
                                                                   =========      =========       ==========

NOTE 6 - CAPITAL LEASE OBLIGATIONS

In September 2003, SIM entered into a capital lease to purchase computer equipment with a cost of $4,787. The term of the lease is 36 months with monthly payments in the amount of $187. The interest rate on the capital lease is approximately 25%. At the end of the lease, SIM may purchase the equipment for $1. The lessor holds a security interest in the equipment purchased.

In December 2003, SIM entered into a capital lease to purchase a new phone system with a cost of $8,302. The term of the lease is 36 months with monthly payments of $251. The interest rate on the lease is 6%. At the end of the lease, SIM may purchase the equipment for $1. The lessor holds a security interest in the equipment purchased.

The following is a schedule by year of future minimum lease payments required to be paid by SIM under capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2003:

         2004                                                      $ 5,254
         2005                                                        5,254
         2006                                                        4,258
                                                                   -------

         Total Minimum Lease Payments                               14,766

         Less Amount Representing Interest                          (2,205)
                                                                   -------

         Present Value of Net Minimum Lease Payments                12,561

         Less Current Portion                                       (4,088)
                                                                   -------

         Non-Current Portion                                       $ 8,473
                                                                   =======

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 7 - DEFERRED REVENUES

Deferred revenues represent payments from customers for internet monitoring services prior to the Company's requirement to perform the internet monitoring service.


NOTE 8 - STOCKHOLDERS' EQUITY

On June 6, 2000, the Company sold 3,633,028 shares of its common stock to MAS Services, Inc. for a subscription receivable of $1,100 under a private placement offering. In January 2004, MAS Services, Inc. paid $1,100 to the Company in satisfaction of the subscription receivable.

During the third and fourth quarters of 2000, the Company sold 11,064,221 shares of its common stock under a private placement offering, and received gross proceeds of $3,350,000. The Company paid offering costs of $29,843 and $9,746 in 2000 and 2001, respectively, in connection with this offering.

In November 2003, the Company sold 3,302,751 shares of its common stock under a private placement offering and received $1,000,000 in gross proceeds. The Company paid $65,442 in offering costs in connection with this private placement.


NOTE 9 - OPERATING LEASES

The Company had a lease commitment for its office space commencing August 1, 2001 for a period of 24 months. The lease was renewed for a year in August 2003. The monthly lease commitment is $2,371 per month which includes common area maintenance and taxes.

SIM has a lease commitment for its office space commencing December 1, 2003 for a period of 37 months. The lease contains one month of free rent and yearly escalation clauses that raise the basic monthly rent from $1,935 in 2004 to $2,052 in 2006. SIM is also responsible for common area maintenance and taxes in addition to the base rent.

In January 2003, the Company leased space for its computer servers and high speed internet lines with a term of twelve months with a minimum lease rate of approximately $4,450 per month.

Total rental expense for all operating leases was $83,706, $101,561 and $237,962 for 2003, 2002 and the period of March 13, 2000 (Inception) through December 31, 2003.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms of one year or greater as of December 31, 2003:

                 2004                 $23,216
                 2005                  23,912
                 2006                  24,629
                                      -------

                                      $71,757
                                      =======

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 10 - EQUITY METHOD LOSSES AND IMPAIRMENT OF INVESTEE LOAN RECEIVABLE

In accordance with Emerging Issues Task Force ("EITF") 98-13 "Accounting by an Equity Method Investor for Investee Losses When the Investor has Loans to and Investments in Other Securities of the Investee," and 99-10 "Percentage Used to Determine the Amount of Equity Method Losses," in the event that minority interest losses exceed stockholders' equity for the majority interest, the excess minority interest loss is recorded against loan advances or other forms of equity invested in the subsidiary. Accordingly, during 2002 the Company reduced its loan receivable from the original amount invested of $1,018,500 by the amount of the losses recorded in excess of the minority interest deficiency, leaving a loan balance of $378,404 at December 31, 2002.

In addition, the Company fully impaired the remaining balance of the loan receivable from the subsidiary at December 31, 2002.


NOTE 11 - SEGMENT REPORTING

Management Policy in Identifying Reportable Segments
----------------------------------------------------

The Company's reportable business segments are strategic business units that offer distinctive products and services that are marketed through different channels. They are managed separately because of their unique technology, marketing and distribution requirements.

Types of Activities
-------------------

In 2003 the Company had three reportable segments: Internet Monitoring, Children's Website Development and Sales, and Investment Management and Corporate Development. Prior to 2003, the Company had only one segment, Investment Management and Corporate Development.

                                                                        Child Web        Investment
                                                          Internet      Site and       and Corporate
                                                         Monitoring    Development      Management
                                                         ----------    -----------     -------------
     Total assets (excluding intercompany)               $   54,943    $    14,606     $   1,101,476
                                                         ==========    ===========     =============

     Total liabilities (excluding intercompany)          $  104,693    $       175     $      19,973
                                                         ==========    ===========     =============

     Results of operations:
        Revenues                                         $  173,711    $         -     $           -
        Depreciation                                     $    7,995    $    25,000     $       6,433
        Net loss                                         $ (598,270)   $   (28,494)    $    (393,522)

During 2003, one customer accounted for approximately 14% of revenue.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements




NOTE 12 - EQUITY INTERESTS IN UNCONSOLIDATED SUBSIDIARIES

The following table summarizes financial information for subsidiaries accounted for under the equity method for the year ended December 31, 2002 which was SBB and its two wholly-owned subsidiaries:

                                                        SIM              KW            SBB
                                                    -----------       --------      ----------
     Other assets                                   $    45,215       $ 39,654      $   39,849
     Intercompany loans receivable                            -              -         968,500
                                                    -----------       --------      ----------

     Total assets                                   $    45,215       $ 39,654      $1,008,349
                                                    ===========       ========      ==========

     Other liabilities                              $   106,909       $     79      $2,048,445
     Intercompany loans payable                         968,250            250               -
                                                    -----------       --------      ----------

     Total liabilities                              $ 1,075,159       $    329      $2,048,445
                                                    ===========       ========      ==========

     Results of operations:
       Net loss                                     $(1,023,350)      $(55,285)     $  (22,523)
       Revenues                                     $    79,140       $    214      $    4,000
       Depreciation                                 $     6,978       $ 25,000      $        -


NOTE 13 - TRANSACTIONS WITH AFFILIATES

MAS Services, Inc. is the manager of the Company. MAS Services, Inc. is an investment analysis company. Under the operating agreement of the Company, the manager earns an annual management fee equal to three percent (3%) of the total capital committed to the Company by its members. The manager also is reimbursed for all out-of-pocket costs it incurred or has incurred in connection with the organization or operation of the Company. The Company incurred management fees in the amount of $109,000, $100,500 and $393,750 in 2003, 2002 and from inception through December 31, 2003, respectively.


NOTE 14 - SUPPLEMENTARY CASH FLOW INFORMATION

In 2003, SIM financed $13,088 of the purchase of computer and phone system equipment through capital lease obligations.

In 2003, SIM paid $97 of interest expense on the capital lease obligations.


NOTE 15 - SUBSEQUENT EVENTS

In January, 2004 the Company consummated an agreement and plan of merger with Stellar LLC, pursuant to which the Company acquired 100% of the issued and outstanding membership interests of Stellar LLC in consideration for which the members of Stellar LLC received 18,000,001 shares of the Company common stock after adjusting for the 1 for 4 reverse stock split in March 2004. As a result of the merger, International Travel CD's Acquisition Corp., a wholly-owned subsidiary of the Company, merged with and into Stellar LLC and the Company became the sole member of Stellar LLC.

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 15 - SUBSEQUENT EVENTS (Continued)

The combination of Stellar LLC and the Company was treated as a recapitalization of Stellar LLC. As a result of the merger, Stellar LLC members acquired approximately 74% of the issued and outstanding voting common stock of the Company on a fully diluted basis. The Company was the legal acquirer in the merger. Stellar LLC was the accounting acquirer since its members acquired a majority ownership interest in ILCD. Consequently, the financial statements of Stellar LLC have become those of the Company.

Subsequent to the merger, the sole officer and director of the Company resigned and was replaced by the manager of Stellar LLC and the Company changed its name to Stellar Technologies, Inc. and entered into a 1 for 4 reverse stock split.

In connection with the merger, the Company issued 162,500 shares of common stock for advisory services.

In the first quarter of 2004, the Company sold 25,000 shares of its stock resulting in a gain of $59,183.

After the merger the Company commenced raising capital through a private offering of up to 2,500,000 shares of Series A Convertible Preferred Stock ("Shares"), no par value per share, and warrants ("Warrants") to acquire up to 625,000 shares of common stock, no par value per share. The Shares and Warrants will be sold in units comprised of one share of Series A Convertible Preferred Stock and one Warrant ("Units"). The Units will be sold at a purchase price of $0.75 per Unit pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Each Share is initially convertible into one half share of common stock, subject to adjustment, and each Warrant is initially exercisable into one share of common stock at an exercise price of $2.40 per share, subject to adjustment for a period of three years from the date of issuance. The Series A Preferred Stock has no voting rights, dividend rights that are pari passu with the common stock of the Company, and no liquidation preferences. All shares of Series A Convertible Preferred Stock automatically converted effective March 12, 2004 or upon issuance thereafter.

As of March 23, 2004, the Company had issued approximately 589,250 units and raised approximately $1,767,750 through the private offering.


NOTE 16 - BUSINESS COMBINATION

On November 14, 2003, Stellar LLC acquired the remaining 50% membership interest in SBB and its wholly-owned subsidiaries from IO Ventures for $100,000 in cash. The purchase price was allocated to the assets and liabilities in accordance with SFAS No. 141 "Business Combinations." On the date of the acquisition, the net liabilities of SBB and its wholly-owned subsidiaries exceeded its net assets by $21,595, which consisted of the following components:

  Cash                                 $  7,943
  Accounts receivable                     4,873
  Other current assets                    3,500
  Fixed assets                           69,077
                                       --------
  Total Assets                         $ 85,393
                                       ========

  Accounts payable                     $ 46,724
  Other liabilities                      60,264
                                       --------
  Total Liabilities                    $106,988
                                       ========

  Net Deficit Acquired                 $(21,595)
                                       ========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 16 - BUSINESS COMBINATION (Continued)

The excess purchase price of $121,595 was recognized as goodwill as described in
Note 4.

The following pro forma presentation assumes the Company's acquisition of the remaining 50% of SBB and its wholly-owned subsidiaries took place on January 1, 2002, and shows the pro forma effect on loss from operations.

                                                                                       For the Year Ended
                                                                                       December 31, 2002
                                                                               --------------------------------
                                                                                                        Pro
                                                                                Historical             Forma
                                                                               -----------          -----------
                                                                                                    (Unaudited)
                                                                               $         -          $    79,832
Revenues
Expenses
  Depreciation and amortization expense                                              6,015               37,992
  Investment costs                                                                  50,890               50,890
  Labor costs and expense reimbursements                                            34,350              820,865
  Management fees, related party                                                   100,500              100,500
  General and administrative                                                        27,267              101,976
  Professional fees                                                                 41,818               54,101
  Marketing                                                                              -              139,904
  Research, development and product support                                              -              135,602
  Office rents                                                                      30,328               30,328
                                                                               -----------          -----------
           Total expenses                                                          291,168            1,472,158

Loss from operations                                                           $  (291,168)         $(1,392,326)
                                                                               ===========          ===========
Net loss to commons stockholders                                               $(1,702,769)         $(1,554,896)
                                                                               ===========          ===========
Net loss per common share - basic and diluted                                  $     (0.12)         $     (0.11)
                                                                               ===========          ===========
Weighted average number of common shares
    outstanding - basic and diluted                                             14,697,249           14,697,249
                                                                               ===========          ===========

                   STELLAR TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE ENTITY)





                  FINANCIAL STATEMENTS AS OF MARCH 31, 2005 AND
                    JUNE 30, 2004 AND FOR THE QUARTERS ENDED
                 MARCH 31, 2005 AND 2004 AND FOR THE NINE MONTHS
                          ENDED MARCH 31, 2005 AND 2004

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                      Condensed Consolidated Balance Sheets
                                     ASSETS

                                                                               March 31,          June 30,
                                                                                 2005               2004
                                                                            ---------------   ---------------
                                                                              (Unaudited)        (Audited)
Current assets
  Cash                                                                      $       258,740   $     3,036,682
  Accounts receivable                                                               167,241           124,976
  Prepaid expenses and other assets                                                   3,660           132,857
  Advances                                                                                -            22,000
                                                                            ---------------   ---------------
Total current assets                                                                429,641         3,316,515

Property and equipment, net                                                         108,884            75,193
Cost based investment                                                               400,000           400,000
Deposits                                                                             64,107                 -
Intangible assets                                                                 1,363,364                 -
                                                                            ---------------   ---------------
                                                                            $     2,365,996   $     3,791,708
                                                                            ===============   ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Convertible notes payable                                                 $             -   $       493,084
  Short-term notes                                                                  112,323                 -
  Current portion of obligations under capital leases                                 4,420             4,088
  Accounts payable and accrued expenses                                             222,021           181,772
  Deferred revenues                                                                 323,687           136,662
                                                                            ---------------   ---------------
Total current liabilities                                                           662,451           815,606
                                                                            ---------------   ---------------
  Deferred revenues                                                                  44,634            28,106
  Obligations under capital leases, net of current portion                            3,254             6,607
                                                                            ---------------   ---------------
Total long-term liabilities                                                          47,888            34,713
                                                                            ---------------   ---------------
                                                                                    710,339           850,319
                                                                            ---------------   ---------------

Stockholders' equity
  Preferred stock, no par value; authorized 10,000,000 shares;
   zero shares issued and outstanding                                                     -                 -
  Common stock, $0.001 per share par value; authorized 100,000,000 shares
   26,439,136 and 25,759,558 shares issued, and outstanding
   as of March 31, 2005 and June 30, 2004, respectively                              26,440            25,760
Additional paid-in capital                                                       12,313,207        10,188,499
Deferred compensation                                                              (538,830)         (725,346)
Deficit accumulated in the development stage                                    (10,145,160)       (6,547,524)
                                                                            ---------------   ---------------
Total stockholders' equity                                                        1,655,657         2,941,389
                                                                            ---------------   ---------------
                                                                            $     2,365,996   $     3,791,708
                                                                            ===============   ===============

                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                   Three Months Ended                 Nine Months Ended
                                                        March 31,                         March 31,              March 13, 2000
                                             -------------------------------   -------------------------------   (Inception) to
                                                  2005             2004             2005             2004        March 31, 2005
                                             --------------   --------------   --------------   --------------   --------------
Revenues                                     $      197,879   $       59,413   $      650,226   $      157,831   $      933,311

Expenses
    Depreciation and amortization expense            15,718           11,314           46,205           31,220          122,781
    Labor costs and expense reimbursements          465,063          261,761        1,239,920          516,789        2,382,316
    Management fees, related party                        -           79,500                -          136,750          473,250
    General and administrative                      156,050           95,417          453,072          197,436          998,225
    Professional fees                               142,087          151,749          558,821          156,284        1,100,002
    Marketing                                        29,215           28,875          113,556           90,168          334,220
    Research, development and product
     support                                         13,478           54,203          165,994          163,828          360,350
    Office rents                                     50,662            5,407          117,228           21,530          256,797
    Loan impairment                                       -                -                -                -          354,949
    Impairment of goodwill                                -                -                -          121,595          121,595
    Subsidiary loan impairment                            -                -                -                -          378,404
                                             --------------   --------------   --------------   --------------   --------------
Total expenses                                      872,273          688,226        2,694,796        1,435,600        6,882,889
                                             --------------   --------------   --------------   --------------   --------------
Loss from operations                               (674,394)        (628,813)      (2,044,570)      (1,277,769)      (5,949,578)
                                             --------------   --------------   --------------   --------------   --------------
Other income (expense)
    Investee losses                                       -                -                -                -       (1,040,096)
    Interest and money market dividends               1,429            2,157            7,340            2,799          185,697
    Gains (losses) in trading securities                  -          138,393                -          180,103           49,846
    Interest expense                                      -                -       (1,560,406)               -       (1,623,279)
                                             --------------   --------------   --------------   --------------   --------------
Total other income (expense)                          1,429          140,550       (1,553,066)         182,902       (2,427,832)
                                             --------------   --------------   --------------   --------------   --------------
Net Loss                                           (672,965)        (488,263)      (3,597,636)      (1,094,867)      (8,377,410)

Preferred stock dividend                                  -        1,767,750                -        1,767,750        1,767,750
                                             --------------   --------------   --------------   --------------   --------------
Net loss to common stockholders              $     (672,965)  $   (2,256,013)  $   (3,597,636)  $   (2,862,617)  $  (10,145,160)
                                             ==============   ==============   ==============   ==============   ==============

Pro Forma Information
    Net loss                                                                                    $   (2,862,617)  $  (10,145,160)
    Pro forma tax provision                                                                                  -                -
                                                                                                --------------   --------------
Pro forma net loss                                                                              $   (2,862,617)  $  (10,145,160)
                                                                                                ==============   ==============

Basic and diluted loss per common share      $        (0.03)  $        (0.10)  $        (0.14)  $        (0.15)  $        (0.64)
                                             ==============   ==============   ==============   ==============   ==============

Basic and diluted weighted average
 common shares outstanding                       26,439,136       23,743,865       26,402,031       18,713,637       15,921,654
                                             ==============   ==============   ==============   ==============   ==============

                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
       Condensed Consolidated Statement of Changes in Stockholders' Equity
                                   (Unaudited)

                                                                                                        Deficit
                                                                                                      Accumulated
                                         Common Stock       Additional                                  in the
                                  -----------------------     Paid-in      Deferred    Subscription   Development
                                     Shares       Amount      Capital    Compensation   Receivable       Stage         Total
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
March 13, 2000 (Inception)                   -  $       -  $          -  $          -  $          -  $           -  $          -
June 6, 2000 private placement       3,633,028          -         1,100             -        (1,100)             -             -
June 15, 2000 private placement     11,064,221          -     3,350,000             -             -              -     3,350,000
Offering costs paid                          -          -       (29,843)            -             -              -       (29,843)
Net loss                                     -          -             -             -             -       (475,730)     (475,730)
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Balance at December 31, 2001        14,697,249          -     3,321,257             -        (1,100)      (475,730)    2,844,427
Offering costs paid                          -          -        (9,746)            -             -              -        (9,746)
Net loss                                     -          -             -             -             -     (1,702,769)   (1,702,769)
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Balance at December 31, 2002        14,697,249          -     3,311,511             -        (1,100)    (2,178,499)    1,131,912
November 2003 private placement      3,302,752          -     1,000,000             -             -              -     1,000,000
Offering costs paid                          -          -       (65,442)            -             -              -       (65,442)
Net loss                                     -          -             -             -             -     (1,020,286)   (1,020,286)
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Balance at December 31, 2003        18,000,001  $       -  $  4,246,069  $          -  $     (1,100) $  (3,198,785) $  1,046,184
Paid subscription receivable                 -          -             -             -         1,100              -         1,100
February 2004 private placement
 of Series A Preferred
 automatically converted and
 warrants, net of offering
 costs paid                          1,178,500          -     1,764,001             -             -              -     1,764,001
Preferred dividend from
 beneficial conversion feature
 of preferred stock issuance                 -          -     1,767,750             -             -              -     1,767,750
Gain on sale of treasury stock               -          -        59,163             -             -              -        59,163
Net assets and liabilities
 acquired in merger with
 International Travel CD's, Inc.     6,250,022          -       573,706             -      (320,000)             -       253,706
Collection of subscription
 receivable                                  -          -             -             -       320,000              -       320,000
Amendment to articles of
 incorporation                               -     25,429       (25,429)            -             -              -             -
Additional shares issued for
 waiver of dissenters rights           331,035        331          (331)            -             -              -             -
Debt discount in connection with
 warrants to acquire 2,400,000
 shares issued in Convertible
 note offering in June 2004                  -          -     1,057,500             -             -              -     1,057,500
Warrants to acquire 300,000
 shares issued in June 2004 for
 advisory services                           -          -       746,070      (746,070)            -              -             -
Amortization of warrants
 issued for advisory services                -          -             -        20,724             -              -        20,724
Net loss                                     -          -             -             -             -     (3,348,739)   (3,348,739)
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Balance at June 30, 2004            25,759,558  $  25,760  $ 10,188,499  $   (725,346) $          -  $  (6,547,524) $  2,941,389
                                  ============  =========  ============  ============  ============  =============  ============

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
       Condensed Consolidated Statement of Changes in Stockholders' Equity
                                   (Unaudited)

                                                                                                        Deficit
                                                                                                      Accumulated
                                         Common Stock       Additional                                  in the
                                  -----------------------     Paid-in      Deferred    Subscription   Development
                                     Shares       Amount      Capital    Compensation   Receivable       Stage         Total
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Balance at June 30, 2004            25,759,558  $  25,760  $ 10,188,499  $   (725,346) $          -  $  (6,547,524) $  2,941,389
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Exercised warrants                      22,570         23           (23)            -             -              -             -
Exercised options                       12,500         12        29,988             -             -              -        30,000
Conversion of convertible notes        601,155        602     1,502,286             -             -              -     1,502,888
Convertible note discount                    -          -       442,500             -             -              -       442,500
Shares issued for CompuSven
 acquisition                            43,353         43       149,957             -             -              -       150,000
Amortization of deferred
 compensation for nine months                -          -             -       186,516             -              -       186,516
Net loss                                     -          -             -             -             -     (3,597,636)   (3,597,636)
                                  ------------  ---------  ------------  ------------  ------------  -------------  ------------
Balance at March 31, 2005           26,439,136  $  26,440  $ 12,313,207  $   (538,830) $          -  $ (10,145,160) $  1,655,657
                                  ============  =========  ============  ============  ============  =============  ============

                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                  Nine Months
                                                                Ended March 31,           March 13, 2000
                                                        -------------------------------   (Inception) to
                                                             2005             2004        March 31, 2005
                                                        --------------   --------------   --------------
Net cash used in operating activities                   $   (1,808,253)  $     (461,626)  $   (4,514,329)
                                                        --------------   --------------   --------------

Cash flows provided by (used in) investing activities
  Purchase of property and equipment                           (65,603)         (20,971)        (135,207)
  Checks issued in excess of funds acquired under
   merger with International Travel CD                               -         (109,086)        (109,086)
  Acquisition of CompuSven, net of cash assumed               (890,324)                         (890,324)
  Purchase of investee interest, net of cash assumed                 -                -         (893,055)
  Advances to investees                                              -                -       (1,018,500)
                                                        --------------   --------------   --------------
Net cash used in investing activities                         (955,927)        (130,057)      (3,046,172)
                                                        --------------   --------------   --------------

Cash flows from financing activities
  Advances                                                           -                -          (22,000)
  Principal payments on (proceeds from) capital
   leases and short-term obligations                           (43,762)               -          (46,155)
  Offering costs paid                                                -          (39,348)        (228,780)
  Proceeds from sale of treasury stock                               -                -           88,163
  Gain from sale of treasury stock                                   -           59,163           59,163
  Proceeds from sales of preferred stock and warrants                -        1,767,750        1,767,750
  Proceeds from sales of common stock                           30,000        1,121,100        4,701,100
  Proceeds from sale of convertible notes                            -                -        1,500,000
                                                        --------------   --------------   --------------
Net cash provided by (used in) financing activities            (13,762)       2,908,665        7,819,241
                                                        --------------   --------------   --------------
Net increase (decrease) in cash                             (2,777,942)       2,316,982          258,740
Cash and cash equivalents, beginning of period               3,036,682           23,322                -
                                                        --------------   --------------   --------------
Cash and cash equivalents, end of period                $      258,740    $   2,340,304   $      258,740
                                                        ==============    =============   ==============

                   The accompanying notes are an integral part
                         of these condensed consolidated
                              financial statements.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein have been prepared by Stellar Technologies, Inc. and subsidiaries (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Form 10-KSB for the period ended June 30, 2004 filed with the Securities and Exchange Commission and Form 8-K filed with the SEC on September 29, 2004 (see "History" below). The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending June 30, 2005.

For comparability, the 2004 figures have been reclassified where appropriate to conform with the financial statement presentation used in 2005.

Nature of Operations

The Company provides employee Internet management ("EIM") products and services that enable businesses to monitor, report and manage how their employees use the Internet. The Company's products and services give managers the ability to implement Internet access policies for different users and groups within their businesses, and support their efforts to improve employee productivity, conserve network bandwidth and mitigate potential legal liability. The Company and its subsidiaries are in the development stage.

History

The Company, formerly International Travel CD's, Inc. ("ILCD"), was formed on July 20, 2000, as a Colorado corporation. In September 2003, the Company exited the oil and gas exploration business and disposed of its oil and gas interests.

In January 2004, the Company consummated an agreement and plan of merger with Stellar Venture Partners, LLC ("Stellar LLC"). The plan of merger provided for the Company to issue 18,000,001 shares of its common stock to the members of Stellar LLC in consideration for which each of the issued and outstanding Class A and Class B member units of Stellar LLC were cancelled and each issued and outstanding share of common stock of the Company's wholly owned subsidiary, International Travel CD's Acquisition Corp., was converted into one membership interest in Stellar LLC. The combination of Stellar LLC and ILCD was treated as a recapitalization of Stellar LLC and all equity transactions have been revised to reflect the recapitalization. As a result of the merger, the former members of Stellar LLC received approximately 74% of the issued and outstanding common stock of the Company on a fully diluted basis, which resulted in Stellar LLC being treated as the accounting acquirer and thus the operations and the financial statements of Stellar LLC have become those of the Company. In connection with the merger, the Company changed its name to Stellar Technologies, Inc.

For periods before the merger, the operations and financial statements of the Company are those of Stellar , LLC formed as a limited liability company under the laws of the state of Georgia on March 13, 2000. In November of 2000, Stellar LLC and IO Ventures, LLC ("IO") formed Stellar Business Builders, LLC ("SBB") for the purpose of acquiring and managing the operations of its startup affiliates. Stellar LLC and IO each owned 50% of SBB. In May and June of 2001, Stellar Business Builders, LLC formed two wholly-owned subsidiaries, Stellar Internet Monitoring, LLC ("SIM") (formerly known as ICaughtYou, LLC), whose principal activity is providing companies with the ability to monitor their employee usage of the internet, and Kidweb, LLC ("KW"), whose primary activity was providing a web site development suite targeted directly at children. In November 2003, the Company purchased IO's remaining 50% interest in SBB for $100,000 in cash and as a result, SBB became a wholly-owned subsidiary of the Company.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION (Continued)

Stock-Based Compensation

In February, 2004, the Company granted stock-based compensation options to its new President as part of his employment agreement and to five of its existing employees. The Company accounts for those options under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Consequently, no stock-based employee compensation cost is included in net loss, as all the options granted had an exercise price equal to the market value of the stock on the date of grant. The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation.

                                                                 Three Months Ended                  Nine Months Ended
                                                                     March 31,                           March 31,
                                                          --------------------------------    --------------------------------
                                                               2005              2004              2005              2004
                                                          --------------    --------------    --------------    --------------
Net loss to common stockholders, as reported              $     (672,965)   $   (2,256,013)   $   (3,597,636)   $   (2,862,617)

Add: Stock-based employee/director compensation
 included in reported net loss determined
 under APB No. 25, net of related tax effects                          -                 -                 -                 -
Deduct: Total stock-based employee/director
 compensation expense under the fair value based
 method for all awards, net of related tax effects              (289,236)         (192,787)         (867,708)         (192,787)
                                                          --------------    --------------    --------------    --------------
Pro forma net loss                                        $     (962,201)   $   (2,448,800)   $   (4,465,344)   $   (3,055,404)
                                                          ==============    ==============    ==============    ==============

  Loss per share basic and diluted - as reported          $        (0.03)   $        (0.10)   $        (0.14)   $        (0.15)
  Loss per share basic and diluted - pro forma            $        (0.04)   $        (0.10)   $        (0.17)   $        (0.16)

Shares used in basic and diluted loss per share amounts       26,439,136        23,743,865        26,402,031        18,713,637
                                                          ==============    ==============    ==============    ==============

Accounting Policies Not Previously Disclosed

Revenue Recognition

Revenue from the sale of migration software is recognized at the time the software is released to the customer, revenue for consulting services is recognized as the service is performed, and revenue for product support or maintenance is recognized ratably over the life of the support or maintenance agreement. Accounts receivable represent the balances due from customers for products released and consulting services performed as well as the full value of any support or maintenance agreements. As a result of billing support or maintenance agreements received in advance of services performed, the Company has established a deferred income account representing amounts billed but not earned. In addition, the Company receives payments from customers for maintenance and support in advance of performing those services. These amounts are also included in deferred revenue. Management estimates that such deferred revenues are fully collectible. Bad debts are charged to operations in the year in which the account is determined to be uncollectible.

The Company recorded goodwill and other intangibles as a result of the acquisition of CompuSven, Inc. (see Note 7). The accounting policy of the Company is as follows:

Goodwill and Acquired Intangibles

The Company accounts for goodwill and acquired intangible assets in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." Accordingly, goodwill arising from the acquisition of investments is not amortized, but is reviewed annually for impairment.

Other intangible assets are amortized over their useful life of five years on a straight line basis.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION (Continued)

Pro Forma Financial Information

As discussed above, Stellar LLC was originally organized as a Limited Liability Company. Upon the Merger, its capital structure changed to that of a corporation. The change resulted in the Company retaining the tax benefit for the portion of the losses generated subsequent to January 15, 2004, whereas the previous losses were passed through to the Stellar, LLC members. Pursuant to Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share", a pro forma income statement has been presented which reflects the impact of the Company's change in capital structure as if it had occurred March 13, 2000 (Stellar LLC's inception). This presentation reflects the Company generating a tax benefit, which has been offset with a valuation allowance, which includes the net operating losses incurred by Stellar LLC during the period from March 13, 2000 to January 15, 2004, the operating period prior to Stellar LLC's termination.

NOTE 2 - NET LOSS PER SHARE

Basic and diluted net loss per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("FAS 128"), for all periods presented. In accordance with FAS 128, basic and diluted net loss per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, stock warrants, and convertible preferred stock are not included because the inclusion would be anti-dilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share were 4,054,250 and 1,398,000 at March 31, 2005 and 2004, respectively, which includes 50,000 shares related to warrants issued by ILCD prior to the recapitalization.

NOTE 3 - LIQUIDITY

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company is in its development stage and has had significant losses since inception and will need significant funds to meet its current software upgrade development program. Within the next twelve months the Company will be required to raise funds through additional offerings of its equity or debt securities in order to have the funds necessary to complete its software upgrade program and continue its operations.

If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its software upgrade program or license third parties to develop or market products that the Company would otherwise seek to develop or market itself.

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

                                               March 31,          June 30,
                                                 2005               2004
                                            ---------------   ---------------
                                              (Unaudited)        (Audited)

     Accounts receivable                    $       178,991   $       126,726
     Allowance for doubtful accounts                (11,750)           (1,750)
                                            ---------------   ---------------
                                            $       167,241   $       124,976
                                            ===============   ===============

Bad debt expense for both the three month period ended March 31, 2005 and 2004 was $7,000 and $0, respectively.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 5 - GOODWILL AND INTANGIBLE ASSETS

The following table presents the carrying value of goodwill and customer relations intangibles as of March 31, 2005:

                                    Gross                         Net
                                   Carrying     Accumulated     Carrying
                                    Value       Amortization     Value
                                 ------------   ------------   -----------
     Goodwill                    $  1,238,907   $          -   $ 1,238,907
     Customer relations               145,000         20,543       124,457
                                 ------------   ------------   -----------
                                 $  1,383,907   $     20,543   $ 1,363,364
                                 ============   ============   ===========

Goodwill and customer relations intangible assets were created as a result of the acquisition of CompuSven, Inc. where the purchase price and liabilities assumed exceeded the assets acquired by $1,383,907 (see Note 8).

The Company recognized $ 7,250 and $20,543 of amortization expense from acquired intangibles during the three months and nine months ended March 31, 2005, respectively.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

In June 2004, the Company raised gross proceeds of $1,500,000 through the issuance of Convertible Promissory Notes (the "Notes") and two series of detachable warrants, Series A and B, to acquire 2,400,000 shares of common stock. The Notes accrued interest at a rate of 1.98% per annum, payable monthly, and had a maturity date of June 7, 2005. The Notes were convertible into 600,000 shares of common stock at an initial conversion price of $2.50 per share. The Notes included a provision requiring the Company to file a registration statement with the Securities and Exchange Commission ("SEC") covering the public resale of the shares underlying the common stock and warrants. The Notes automatically converted into common stock upon the effective date of such registration statement. Each A and B Warrant is exercisable into one share of common stock at an exercise price of $2.50 per share and $3.50 per share, respectively. The conversion price of the Notes and the exercise prices of the A and B Warrants are subject to downward adjustment in the event that the Company issues shares of common stock or securities that are convertible into shares of common stock at a purchase or conversion price less than the conversion price or exercise price at the time of issuance of the Notes. The Series A Warrants were to expire October 10, 2005, but this date was subsequently extended for one year. The Series B Warrants expire June 7, 2009. In July 2004, upon the SEC declaring the Company's registration statement effective, the Notes and accrued interest automatically converted into 601,155 share of common stock.

The Company's stock price at the time of the Note offering was $3.28; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the issuance of the Notes and detachable warrants resulted in a discount being recorded in the amount of $1,057,500 from the relative fair value of the warrants, as determined using the Black-Scholes model. Upon conversion of the notes, the Company expensed the unamortized discount as interest expense. At June 30, 2004, the fair value of the note exceeded the face value of $1.5 million.

The Company did not record the relative fair value assigned to the beneficial conversion feature of the notes at the time they were issued, which amounted to $442,500, since the discount was contingent upon the effectiveness of a registration statement covering the public resale of the shares underlying the notes. Upon the registration statement being declared effective by the SEC, the notes automatically convert to common stock, and the company expensed the beneficial conversion discount of $442,500 as interest expense.

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

NOTE 7 - STOCKHOLDERS' EQUITY

In July 2004, the Company issued 43,353 shares of common stock in conjunction with the purchase of all of the common stock of CompuSven, Inc. (see Note 8).

In July 2004, Trident Growth Fund, Inc. acquired 22,570 shares of common stock through the cashless exercise of 31,250 warrants it acquired in 2003.

On November 23, 2004, the Company received $30,000 and issued 12,500 shares of common stock upon the exercise of 12,500 warrants.

NOTE 8 - ACQUISITION OF COMPUSVEN

On July 14, 2004, the Company purchased 100% of the common stock of CompuSven, Inc. ("CompuSven"), subject to the terms and conditions of a Stock Purchase Agreement. The purchase price of the Compusven Common stock was $889,985 paid in cash plus a number of shares of Company common stock valued at $150,000 as determined by the closing price of the common stock of the Company as of the date immediately preceding the closing. The purchase price was paid in the following manner: cash of $773,900 and 36,850 shares of common stock to the sole stockholder of CompuSven, and cash of $95,479 and 6,503 shares of common stock to E-Mail Technologies, Inc. ("E-Mail"). Of this amount, $20,606 was held in reserve until E-Mail completed collection of outstanding accounts receivable invoices of CompuSven. In connection with the closing, the sole shareholder of CompuSven and other key employees signed employment and confidentiality agreements with the Company, the sales agreement between CompuSven and E-Mail was terminated, and the sole shareholder of E-Mail signed an employment and confidentiality agreement with the Company.

CompuSven is engaged in the development and selling of "E-Mail Shuttle," a migration software specifically designed to migrate, upgrade and provide coexistence and synchronization of data for its customers' e-mail data. CompuSven also provides product support or maintenance for its software and consulting services for the installation of its product. The primary reasons for this acquisition were to gain the development expertise of CompuSven's key employees and CompuSven's e-mail software and customer base.

These financial statements have included the results of operations and balances of CompuSven beginning on July 15, 2004. The Company has not included a pro forma presentation to include the results of operations of CompuSven as if the acquisition had occurred fifteen days earlier on July 1, 2004, since the pro forma results would not materially differ from the actual results reported.

The following pro forma presentation shows the effect on loss from operations, net loss and loss per share assuming the Company's acquisition of CompuSven took place on July 1, 2003:

                                                              Pro Forma
                                                  Nine Months Ended March 31, 2004
                                   ---------------------------------------------------------------
                                     Historical      CompuSven      Adjustments         Combined
                                   -------------   -------------   -------------     -------------
Revenue                            $     157,831   $     802,986   $          --     $     960,817
                                   =============   =============   =============     =============
Income (loss) from operations         (1,277,769)        269,405         (21,750)(1)    (1,030,114)
                                   =============   =============   =============     =============
Net income (loss)                  $  (2,862,617)  $     251,887   $     (21,750)    $  (2,632,480)
                                   =============   =============   =============     =============
Basic and diluted loss per share                                                     $       (0.14)
                                                                                     =============
Basic and diluted weighted average common shares outstanding                            18,713,637
                                                                                     =============

        (1) Amortization of customer relationship intangible

                           STELLAR TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE ENTITY)
              Notes to Condensed Consolidated Financial Statements

                                                              Pro Forma
                                                 Three Months Ended March 31, 2004
                                   ---------------------------------------------------------------
                                     Historical      CompuSven      Adjustments         Combined
                                   -------------   -------------   -------------     -------------
Revenue                            $      59,413   $     149,896   $           -     $     209,309
                                   =============   =============   =============     =============
Loss from operations                    (628,813)        (22,531)         (7,250)(1)      (658,594)
                                   =============   =============   =============     =============
Net loss                           $  (2,256,013)  $     (28,532)  $      (7,250)    $  (2,291,795)
                                   =============   =============   =============     =============
Basic and diluted loss per share                                                     $       (0.10)
                                                                                     =============
Basic and diluted weighted average common shares outstanding                            23,743,865
                                                                                     =============

       (1) Amortization of customer relationship intangible

NOTE 9 - SHORT-TERM NOTES

This balance represents credit card liabilities assumed in the acquisition of CompuSven.

NOTE 10 - SUBSEQUENT EVENTS

On April 1, 2005, the Company raised gross proceeds of $1,600,000 through the issuance of a Convertible Promissory Note ("Convertible Note") to the Trident Growth Fund, LP ("Trident"). The Convertible Note matures on the earlier of (a) April 30, 2006, (b) the next public offering by the Company of its securities for its own account or (c) a change in control of the Company as defined in the Convertible Note. The loan bears interest at the rate of 12% per annum. Trident may elect to receive interest payments in the form of cash or the equivalent number of shares of common stock of the Company. The principal balance of the Convertible Note and all accrued and unpaid interest is convertible at the option of Trident at any time prior to maturity, into shares of common stock of the Company at a conversion price of $1.00 per share, subject to adjustment based on the terms of the Convertible Note. The Company granted to Trident a security interest in substantially all of the assets of the Company and its wholly owned subsidiaries. The Company paid an origination fee to Trident of 1% of the gross proceeds from the Convertible Note and entered into a six month non-exclusive investment services agreement with a related entity which included a guaranteed fee of $60,000.

As a condition to making the loan, the Company issued to Trident warrants to acquire 450,000 shares of the Company's common stock. The warrant has a term of five years from the date of issuance and an exercise price of $1.00 per share subject to adjustment based on the terms of the Convertible Note.

The Company also granted to Trident registration rights covering the public re-sale of the shares underlying the Convertible Note and the warrant.

                                 COMPUSVEN, INC.




                FINANCIAL STATEMENTS AS OF JUNE 30, 2004 AND 2003
                          AND FOR THE YEARS THEN ENDED

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
CompuSven, Inc.
Naples, Florida

We have audited the accompanying balance sheets of CompuSven, Inc. as of June 30, 2004 and 2003, and the related statements of income, changes in stockholder's deficit, and cash flows for the twelve months ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuSven, Inc. as of June 30, 2004 and 2003, and the results of operations, changes in stockholder's deficit and its cash flows for the twelve months ended June 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.


L J SOLDINGER ASSOCIATES, LLC


Deer Park, Illinois
September 27, 2004

                                 COMPUSVEN, INC.
                                 Balance Sheets
                             June 30, 2004 and 2003

                                 ASSETS                                               2004               2003
                                 ------                                            ----------         ----------
Current assets
   Cash                                                                            $   6,207          $   18,754
   Accounts receivable
       (net of allowance for doubtful accounts of $1,750)                             99,815             146,803
   Prepaid expenses                                                                    2,525               5,254
                                                                                  ----------          ----------

Total current assets                                                                 108,547             170,811

Property and equipment, net                                                           14,293              19,938

Deposits                                                                               3,500               3,500
                                                                                  ----------          ----------
                                                                                   $ 126,340          $  194,249
                                                                                  ==========          ==========
                                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                                     -------------------------------------
Current liabilities
    Advance payable                                                                $   22,000         $        -
    Credit cards payable                                                              152,938            164,850
    Accounts payable - related party                                                   40,074             40,613
    Accounts payable and accrued expenses                                              66,752             22,836
    Deferred revenues                                                                 164,616            245,842
                                                                                   ----------         ----------

Total current liabilities                                                             446,380            474,141

Deferred Revenues                                                                       6,519              7,755
                                                                                   ----------         ----------

Total liabilities                                                                     452,899            481,896
                                                                                   ----------         ----------

Stockholders' deficit
   Common stock, $1 par value; authorized 10,000 shares; 100
       shares issued and outstanding as of June30, 2004 and 2003.                         100                100
   Accumulated deficit                                                               (326,659)          (287,747)
                                                                                   ----------         ----------

Total Stockholders' Deficit                                                          (326,559)          (287,647)
                                                                                   ----------         ----------

                                                                                   $  126,340         $  194,249
                                                                                   ==========         ==========



               The accompanying notes are an integral part of the
                              financial statements.

                                 COMPUSVEN, INC.
                              Statements of Income

                                                                              Years Ended June 30,
                                                                       ------------------------------------
                                                                              2004              2003
                                                                       -----------------   ----------------
Revenues                                                                    $ 1,038,409       $1,108,620


Expenses
    Depreciation and amortization expense                                         9,138           12,885
    Sales expense - related party                                               211,052          263,244
    Programming expense                                                         102,020          135,000
    Telecommunication expense                                                    38,060           38,740
    Payroll expense                                                             208,551          253,115
    Insurance                                                                    29,097           92,047
    General and Administrative expenses                                          34,239           46,400
    Rent expense                                                                 68,328           65,897
                                                                             ----------        ---------
Total expenses                                                                  700,485          907,328
                                                                             ----------        ---------
Income from Operations                                                          337,924          201,292
                                                                             ----------        ---------

Other income (expense)
    Miscellaneous Income (expense)                                               (4,339)          (6,667)
    Interest expense                                                             26,134           29,115
                                                                             ----------        ---------
Total other expense (income)                                                     21,795           22,448
                                                                             ----------        ---------
Net income before taxes                                                         316,129          178,844
Income taxes                                                                          -                -
                                                                             ----------        ---------

Net Income                                                                   $  316,129        $ 178,844
                                                                             ==========        =========


               The accompanying notes are an integral part of the
                              financial statements.

                                 COMPUSVEN, INC.
                  Statement of Changes in Stockholder's Deficit

                                      Common Stock            Additional                       Total
                                ----------------------------    Paid-in     Accumulated    Stockholder's
                                 Shares          Amount         Capital      (Deficit)        Deficit
                                ------------  -------------- ------------  ------------    --------------

Balance at June 30, 2002              100         $   100        $    -      $ (257,551)     $  (257,451)


Net Income                                                                      178,844          178,844

Distributions                                                                  (209,040)        (209,040)
                                   ------         -------        -------     ----------       ----------

Balance at June 30, 2003              100             100              -       (287,747)        (287,647)

Net Income                                                                      316,129          316,129

Distributions                                                                  (355,041)        (355,041)
                                   ------         -------        -------     ----------       ----------

Balance at June 30, 2004              100         $   100        $     -     $ (326,659)     $  (326,559)
                                   ======         =======        =======     ==========      ===========







               The accompanying notes are an integral part of the
                              financial statements.

                                 COMPUSVEN, INC.
                            Statements of Cash Flows

                                                                             Years Ended June 30,
                                                                     -------------------------------------
                                                                           2004               2003
                                                                     -----------------  ------------------
 Cash flows from operating activities
     Net Income                                                          $  316,129          $  178,844
     Adjustments to reconcile net income to net cash
        provided by (used in) operating activities
     Depreciation                                                             9,138              12,885
     Decrease in accounts receivable                                         46,988             121,729
     Decrease (Increase) in prepaid expenses                                  2,729              (5,254)
     Decrease in accounts payable - related party                              (539)            (29,283)
     (Decrease) Increase in accounts payable                                 43,916              (2,591)
     (Decrease) Increase in deferred revenues                               (82,462)             75,391
                                                                         ----------           ---------

 Net cash provided by operating activities                                  335,899             351,721
                                                                         ----------           ---------

 Cash flows used in investing activities
     Purchase of property and equipment                                      (3,493)               (134)
                                                                         ----------           ---------

 Net cash used in investing activities                                       (3,493)               (134)
                                                                         ----------           ---------

 Cash flows provided by (used in) financing activities
     Repayment of shareholder advances                                            -              41,760
     Proceeds from advances                                                  22,000                   -
     Principal payments on credit cards                                     (11,912)            (16,890)
     Repayments on line of credit                                                 -             (32,741)
     Distributions                                                         (355,041)           (344,184)
                                                                         ----------           ---------

 Net cash used in financing activities                                     (344,953)           (352,055)
                                                                         ----------           ---------

 Net increase (decrease) in cash                                            (12,547)               (468)

 Cash and cash equivalents, beginning of year                                18,754              19,222
                                                                         ----------           ---------

 Cash and cash equivalents, end of year                                  $    6,207          $   18,754
                                                                         ==========          ==========



                     The accompanying notes are an integral
                        part of the financial statements.

                                 COMPUSVEN, INC.
                          Notes to Financial Statements



NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations

CompuSven, Inc. ("the Company") is engaged in the development and selling of "E-Mail Shuttle", a migration software specifically designed to migrate, upgrade and provide coexistence and synchronization of data for its customers' e-mail data. The Company also provides product support or maintenance for its software and consulting services for the installation of its product.

History

The Company was formed on March 28, 1995 in the state of Florida. On July 14, 2004, the Company's sole shareholder and Stellar Technologies, Inc., a public company whose stock is quoted on the OTC Bulletin Board, consummated a stock purchase agreement, whereby Stellar Technologies, Inc. purchased 100% of the issued and outstanding common stock from the sole shareholder (see Note 12). As of that date, the Company became a wholly owned subsidiary of Stellar Technologies, Inc.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Federal Income Taxes

The Company has elected under the Internal Revenue Code to be taxed as an S corporation. Under federal and state regulations, the shareholder of an S corporation is taxed on the Company's taxable income. Therefore, no provision or liability for federal and state income taxes has been included in these financial statements.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. At various times during the year, the Company may exceed the federally insured limits. Management believes the risk of loss is minimal.

The Company provides credit in the normal course of business and performs ongoing credit evaluations of its customers while maintaining a provision for potential credit losses which, when realized, have been within the range of management's expectations.

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheet for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments.

                                 COMPUSVEN, INC.
                          Notes to Financial Statements


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" ("FIN 46" or "Interpretation"). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities ("VIEs"). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. The adoption of the effective provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

                                 COMPUSVEN, INC.
                          Notes to Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue from the sale of migration software is recognized at the time the software is released to the customer, revenue for consulting services is recognized as the service is performed, and revenue for product support or maintenance is recognized ratably over the life of the support or maintenance agreement. Accounts receivable represent the balances due from customers for products released and consulting services preformed as well as the full value of any support or maintenance agreements. As a result of billing support or maintenance agreements in advance of services preformed, the Company has established a deferred income account representing amounts billed but not earned. In addition, the Company receives payments from customers for maintenance and support in advance of performing those services. These amounts are also included in deferred revenue. Management estimates that such deferred revenues are fully collectible. Bad debts are charged to operations in the year in which the account is determined to be uncollectible.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and is depreciated using the straight-line method over their estimated useful life of the asset, which range from three to ten years.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30:

                                                              Useful Life             2004                 2003
                                                            -----------------      ----------           ---------
          Software                                            3-10 years            $  90,926           $  87,433
          Furniture, Fixtures and Equipment                   5-10 years               18,340              18,340
                                                                                   ----------           ---------
                                                                                      109,266             105,773
          Less: Accumulated Depreciation                                              (94,973)            (85,835)
                                                                                   ----------           ---------
                                                                                    $  14,293           $  19,938
                                                                                    =========           =========

Deprecation expense amounted to $9,138 and $12,885 for the years ended June 30, 2004 and 2003, respectively.


NOTE 4 - INCOME TAXES

In accordance with federal income tax regulations, no federal or state tax liabilities have been recorded. The Company has elected to be an S corporation under the Internal Revenue Code and the shareholder of the Company is taxed on the Company's taxable income.


NOTE 5 - DEFERRED REVENUES

Deferred revenues represent payments from customers and for amounts billed to customers for product support or maintenance services prior to the Company's requirement to perform the related support or maintenance service. At June 30, 2004 and 2003, the deferred revenue balance was $171,135 and $234,628, respectively.

                                 COMPUSVEN, INC.
                          Notes to Financial Statements

NOTE 6 - OPERATING LEASES

The Company has a lease commitment for its office space that commenced July 1, 2001 and runs for a period of 5 years. The monthly lease commitment for the base rate started at $3,565 in the first year and gradually increases to $4,271 for the last or fifth year.

The lease has an option to terminate clause exercisable by the Company at two different dates upon 90 days prior notice which requires a premium payment equal to two months base rent, CAM and sales tax charges. The first option to terminate was June 30, 2004. The Company did not exercise this option. The second option to terminate is on June 30, 2005.


NOTE 7 - SEGMENT REPORTING

Management Policy in Identifying Reportable Segments

In 2004 and 2003, the Company had one reportable segment: email migration including related product or maintenance support and consulting services associated with the installation of the product.


NOTE 8 - CREDIT CARDS PAYABLE

Credit cards payable consists of various consumer credit cards. The Company is making minimum monthly payments on these accounts. All credit card debt is considered short-term.

Interest expense of $26,134 and $29,115 was charged to operations for the twelve months ended June 30, 2004 and 2003, respectively.

The sole shareholder has guaranteed the credit card liabilities.


NOTE 9 - SHORT-TERM ADVANCE

On June 29, 2004, Stellar Technologies, Inc. advanced CompuSven, Inc. $22,000.00 for working capital purposes. This advance was non-interesting bearing provided that the purchase agreement between Stellar Technologies, Inc. and CompuSven, Inc. was completed by July 31, 2004. If the purchase agreement was not completed by July 31, 2004, CompuSven, Inc. would repay the advance plus interest at the rate of 1% per month no later than September 30, 2004.


NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company had an agreement with Email Technologies, Inc. ("Email") whereby Email performed the selling, invoicing, and collection functions associated with all of the products of the Company. Email collected a fee based on a percentage determined by prior revenue. This fee was payable upon collection of the invoice. Also included in the agreement was a provision which granted Email the right to receive 15% of the purchase price of the Company should it or the majority stockholder enter into an agreement to sell a controlling interest in the Company. Upon the purchase of the Company by Stellar Technologies, Inc., the agreement with Email was terminated, and the shareholder of Email signed an employment and confidentiality agreement with Stellar Technologies, Inc. (see
Note 12).

The owner of Email is an officer of the Company.

                                 COMPUSVEN, INC.
                          Notes to Financial Statements

NOTE 11 - RELATED PARTY TRANSACTIONS

On December 13, 2002, the Company paid off an outstanding balance of $135,144 on a line of credit with the First National Bank of Naples. The payment was made by the Company's shareholder using his personal funds and consequently was recorded as an offset against the shareholder's distribution account by the amount of $135,144.


NOTE 12 - SUBSEQUENT EVENTS

On July 14, 2004, Stellar Technologies, Inc. purchased 100% of the common stock of Company, subject to the terms and conditions of the Purchase Agreement signed on that date. The purchase price of the common stock was $889,985 in cash plus a number of shares of common stock equivalent to $150,000 as determined by the closing price of the common stock of Stellar Technologies, Inc. as of the date immediately preceding the closing. The purchase price was paid in the following manner: cash of $773,900 and 36,850 shares of Stellar Technologies, Inc. common stock to the sole stockholder, cash of $95,479 and 6,503 shares of Stellar Technologies, Inc. common stock to E-Mail and $20,606 was held in reserve until E-Mail completed collection of outstanding accounts receivable invoices of the Company. In connection with the closing, the selling shareholder of the Company and other key employees signed employment and confidentiality agreements with Stellar Technologies, Inc., the sales agreement between the Company and E-Mail was terminated and the sole shareholder of Email signed an employment and confidentiality agreement with Stellar Technologies, Inc.

                                13,680,884 SHARES


                                     [LOGO]



                           STELLAR TECHNOLOGIES, INC.

                                  COMMON STOCK



                           __________________________

                               P R O S P E C T U S
                           __________________________











                                 AUGUST 18, 2005

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of the Colorado Business Corporation Act provides generally for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our articles of incorporation provide that none of our directors shall have any personal liability to us or our shareholders for monetary damages for breach of duty of care or other duty as a director, provided that such director's liability shall be eliminated or limited only to the maximum extent permitted from time to time by the Colorado Business Corporation Act or any successor law or laws. In addition, our articles of incorporation permit us to advance funds in furtherance of our indemnification obligations to the fullest extent allowed by the Colorado Business Corporation Act. Our articles of incorporation prevent us from repealing or modifying any of these provisions to the extent such repeal or modification would adversely affect any right or protection of our directors existing at the time of such repeal or modification.

         Our bylaws provide that we shall indemnify any and all of our directors, officers, former directors and former officers to the fullest extent permitted under applicable law against all amounts incurred by them, including but not limited to expenses, legal fees, costs, judgments, fines and amount paid in settlement, that may be actually and reasonably incurred by them in any threatened, pending or completed action, suit or proceeding brought against them for or on account of any action or omission alleged to have been committed by them while acting within the scope of their duties as our directors or officers.

         Reference is made to Item 28 for our undertakings with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered by this registration statement. The selling security holders identified in the Prospectus will not pay any of the amounts set forth below. All amounts shown are estimates, except for the Securities and Exchange Commission ("SEC") registration fee.

          SEC registration fee.................................     $   518.16
          Printing and engraving expenses......................       5,000.00
          Accounting fees and expenses.........................      10,000.00
          Legal fees and expenses..............................      30,000.00
          Miscellaneous expenses...............................       5,000.00
                                                                 --------------

               Total...........................................     $50,518.16
                                                                 ==============

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         Since June 1, 2002, we have issued and sold the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

         1. On or about September 17, 2002, we issued a $550,000 principal amount 14% Secured Convertible Note (the "September Note") to Trident Growth Fund, L.P. ("Trident"), in consideration of gross cash proceeds of $550,000. The September Note was due and payable on September 30, 2003 and was convertible at any time at the option of the holder into shares of common stock at an initial conversion price of $10.00 per share. The conversion price was subject to downward adjustment in the event that we issued shares of common stock or securities convertible into common stock at a purchase or conversion price, as applicable, less than the conversion price in effect at the time of such issuance. The September Note was issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

         2. On or about January 16, 2003, we issued a $400,000 principal amount 9% Secured Convertible Note (the "January Note") together with a warrant to purchase 25,000 shares of common stock at an exercise price of $6.00 per share of to Trident in consideration of gross cash proceeds of $400,000. The Note was due and payable January 31, 2004 and was convertible at anytime at the option of the holder into shares of common stock at an initial conversion price of $6.00 per share. The warrant was exercisable in full and terminated on January 16, 2008. The conversion price of the January Note and exercise price of the warrant were subject to downward adjustment in the event that we issued shares of common stock or securities convertible into common stock at a purchase or conversion price, as applicable, less than the conversion price in effect at the time of such issuance. The January Note and warrant were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

         3. On or about January 16, 2003, we issued warrants to purchase 6,250 shares of common stock at an exercise price of $.942 per share to Trident. The warrants were issued in consideration of Trident's waiving compliance with certain covenants set forth in the Company's outstanding $550,000 principal amount and $400,000 principal amount secured convertible promissory notes for a six month period. The warrants are immediately exercisable and terminate January 16, 2008. The warrants were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

         4. On or about March 21, 2003, we issued 666,667 shares of Series A Convertible Preferred Stock to Trident Growth Fund, L.P., in consideration of the purchase of a 2% limited partnership interest in Louisiana Shelf Partners, L.P. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock on the terms described above in the first section of this
Item 2. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

         5. On or about March 21, 2003, we issued 100,000 shares of Series A Convertible Preferred Stock to Louisiana X Investors, LLC, in partial consideration of the purchase of a 1% limited partnership interest in Louisiana Shelf Partners, L.P. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock on the terms described above in the first section of this Item 2. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

         6. On September 9, 2003, we issued 1,000,000 shares of common stock to Trident upon its conversion of $942,000 principal amount due under the Trident Notes. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

         7. On September 9, 2003, we issued a warrant to Trident to purchase 50,000 shares of common stock at an exercise price of $1.00 per share as an inducement for Trident to convert the Trident Notes. The warrant is fully vested and terminates five (5) years from the date of grant. The warrant was issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

         8. On January 12, 2004, we issued 250,000 shares of common stock to RAM Trading, Ltd. in exchange for cash consideration of $320,000. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         9. On January 15, 2004, we issued 18,000,001 shares of our common stock to the membership interest holders of Stellar Venture Partners as consideration for the acquisition of Stellar Venture Partners. These securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and Rule 506 promulgated thereunder directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         10. On January 15, 2004, we issued 162,500 shares of our common stock to 1025 Investments, Inc. as partial payment for certain advisory services performed by 1025 Investments in connection with our acquisition of Stellar Venture Partners. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         11. On February 29, 2004, we completed an offering of 2,357,000 shares of Series A Convertible Preferred Stock and warrants to acquire 589,251 shares of our common stock for gross cash proceeds of $1,767,750. All of the shares of Series A Convertible Preferred Stock converted into a total of 1,178,500 shares of common stock on March 11, 2004. Each warrant is exerciseable into one share of common stock at an exercise price of $1.00 per share and expires three years from the date of grant. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         12. On June 8, 2004, we issued convertible promissory notes ("Convertible Notes"), Series A Warrants to purchase 1,200,000 shares of common stock (the "Series A Warrants") and Series B Warrants to purchase 1,200,000 shares of common stock (the "Series B Warrants") to a small group of accredited investors in consideration for cash proceeds of $1,500,000. The principal amount of the Convertible Notes and all accrued interest due thereunder are convertible into shares of our common stock at an initial conversion price of $2.50 per share. Each Series A Warrant is exercisable into one (1) share of our common stock at an exercise price of $1.00 per share, and each Series B Warrant is exercisable into one (1) share of our common stock at an initial exercise price of $1.00 per share. In connection with the issuance of these securities, we paid a commission of $120,000 to a registered broker-dealer. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         13. On June 8, 2004, we issued warrants to acquire 300,000 shares of our common stock to FEQ Investments, Inc. ("FEQ") as partial payment for financial advisory services provided to us in connection with our issuance of the Convertible Notes, Series A Warrants and Series B Warrants. The FEQ Warrants are exercisable into shares of our common stock at an exercise price of $1.00 per share and expire on June 4, 2009. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         14. On June 7, 2004, we issued 331,035 shares of our common stock to an accredited investor in consideration for the waiver of dissenters' rights obtained by the accredited investor in connection with our acquisition of Stellar Venture Partners. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         15. On April 1, 2005, we entered into a Loan Agreement (the "Loan Agreement") with Trident Growth Fund, LP ("Trident"). Under the Loan Agreement we issued a $1,600,000 principal amount secured convertible promissory note (the "Trident Note") and a warrant (the "Warrant") to purchase 450,000 shares of our common stock to Trident. The Trident Warrant is exercisable into shares of our common stock at an exercise price of $1.00 per share and expires five years from the date of grant. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         16. On April 18, 2005, we issued 40,000 shares of Common Stock and a warrant to purchase 100,000 shares of our common stock to Trident and a warrant to purchase 100,000 shares of our common stock to FEQ as consideration for services provided to us. These warrants are exercisable into shares of our common stock at an exercise price of $1.00 per share and expire on April 17, 2010. These securities were issued to accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this registration statement:


    Exhibit No.                               Exhibit
    -----------                               -------

        3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 333-54292, filed with the SEC on January 25, 2001 (the "Registration Statement")

        3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement)

        3.3 Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002)

        3.4 Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003)

        3.5 Certificate of Designation for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

        3.6 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.6 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

        4.1          Specimen Stock Certificate (incorporated by reference to
                     Exhibit 4.1 to the Registration Statement )

       5.1**         Opinion of Legal Counsel

       10.1 Loan Agreement by and between the Company and Trident Growth Fund, L.P. ("Trident"), dated September 18, 2002 (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003

       10.2 Security Agreement by and between the Company and Trident, dated October 29, 2002 (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.3 14% Secured Convertible Note in the principal amount of $550,000, dated September 17, 2002, issued to Trident (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-KSB for the year ended June 30,
                     2002)

       10.4 Limited Partnership Agreement of Louisiana Shelf Partners, L.P., dated December 31, 2002 (incorporated by reference to
                     Exhibit 10.6 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.5 Loan Agreement by and between the Company and Trident, dated January 16, 2003 (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.6 First Amended Security Agreement by and between the Company and Trident, dated January 16, 2003 (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.7 9% Secured Convertible Note in the principal amount of $400,000, dated January 16, 2003, issued to Trident (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.8 Warrant to purchase 100,000 shares of common stock, dated January 16, 2003, issued to Trident (incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.9 Warrant to purchase 25,000 shares of common stock, dated January 16, 2003, issued to Trident (incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003)

       10.10 First Amendment and Waiver to Warrant to purchase 100,000 shares of common stock, dated September 9, 2003, issued to Trident (incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.11 First Amendment and Waiver to Warrant to purchase 25,000 shares of common stock, dated September 9, 2003, issued to Trident (incorporated by reference to Exhibit 10.11 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.12 Warrant to purchase 200,000 shares of common stock, dated September 9, 2003, issued to Trident (incorporated by reference to Exhibit 10.12 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30,
                     2003)

       10.13 Securities Purchase Agreement by and between the Company and Trident, dated September 9, 2003 (incorporated by reference to Exhibit 10.13 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30,
                     2003)

       10.14 Securities Purchase Agreement by and between the Company and LSP Exploration, LLC, dated September 9, 2003 (incorporated by reference to Exhibit 10.14 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.15 3% Promissory Note in the amount of $350,000, dated September 25, 2003, issued to the Company by LSP Exploration, LLC (incorporated by reference to Exhibit
                     10.15 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003)

       10.16 Amendment to Loan Agreement dated September 17, 2002 and Loan Agreement dated January 16, 2003, by and between the Company and Trident, dated September 9, 2003 (incorporated by reference to Exhibit 10.16 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30,
                     2003)

       10.17 Securities Purchase Agreement, dated January 12, 2004, by and between the Company and RAM Trading, Ltd. (incorporated by reference to Exhibit 10.17 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       10.18 Option to Purchase 242,500 shares of Common Stock issued to Donald R. Innis (incorporated by reference to Exhibit 10.18 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       10.19 Restated Option to Purchase 242,500 shares of Common Stock issued to Donald R. Innis (incorporated by reference to Exhibit 10.19 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       10.20 Form of Warrant issued in connection with Offering of Series A Convertible Preferred Stock and Warrants to Acquire Shares of Common Stock (incorporated by reference to Exhibit 10.20 to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004)

       10.21 Letter Agreement, dated January 8, 2004, by and between the Company and Donald R. Innis (incorporated by reference to
                     Exhibit 10.21 to the Company's Amendment No. 1 to Registration Statement Report on Form SB-2 filed with the Commission on July 6, 2004)

       10.22 Form of Securities Purchase Agreement relating to the sale of $1.5 million principal amount convertible notes and 2,400,000 warrants (incorporated by reference to Exhibit
                     10.22 to the Company's Registration Statement Report on Form SB-2 filed with the Commission on June 9, 2004)

       10.23 Form of Series A Warrant to purchase 1,200,000 shares of common stock (incorporated by reference to Exhibit 10.23 to the Company's Registration Statement Report on Form SB-2 filed with the Commission on June 9, 2004)


       10.24 Form of Series B Warrant to purchase 1,200,000 shares of common stock (incorporated by reference to Exhibit 10.24 to the Company's Registration Statement Report on Form SB-2 filed with the Commission on June 9, 2004)


       10.25 Loan Agreement dated April 1, 2005 by and between the Company and Trident Growth Fund, LP (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Commission on April 7, 2005)

       10.26 Warrant dated April 1, 2005 to Purchase Shares of Common Stock issued to Trident Growth Fund, LP (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Commission on April 7, 2005)

       10.27 Form of Security Agreement dated April 1, 2005 by and between Trident Growth Fund, LP and each of the Company and its operating subsidiaries (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Commission on April 7, 2005)

       10.28 Form of Guaranty dated April 1, 2005 by and between Trident Growth Fund, LP and each of the Company's operating subsidiaries. (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the Commission on April 7, 2005)

       10.29 12% Secured Convertible Note dated April 1, 2005 in the Principal Amount of $1,600,000 (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the Commission on April 7, 2005)

       10.30 Form of First Amendment to Series A Warrants to purchase 1,200,000 shares of Common Stock (incorporated by reference to Exhibit 10.2 to the Company Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004)

       10.31* Form of First Amendment to Warrant issued in connection with offering of Series A Convertible Preferred Stock and Warrants to acquire shares of Common Stock.

       10.32* Form of First Amendment to Warrant dated June 8, 2004 to purchase shares of Common Stock issued to FEQ Investments, Inc.

       14.1 Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004)

       21.1 Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004)

       23.1**        Consent of L J Soldinger Associates, LLC

       23.2**        Consent of Duane Morris LLP (included in Exhibit 5.1)

*  previously filed
** filed herewith

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

         1. file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

         3. file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to this registration statement to be signed on its behalf by the undersigned, in the City of Naples, State of Florida, on August 18, 2005.

                                                    STELLAR TECHNOLOGIES, INC.


                                                    By:   /s/ Richard A. Schmidt
                                                         -----------------------
                                                         Richard A. Schmidt
                                                         Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature                 Title                                   Date
---------                 -----                                   ----

/s/ Richard A. Schmidt    Chief Executive Officer and Director   August 18, 2005
------------------------  (Principal Executive Officer)
Richard A. Schmidt

/s/ John E. Baker         Chief Financial Officer (Principal     August 18, 2005
------------------------  Financial and Accounting Officer)
John E. Baker

                                  EXHIBIT INDEX


    Exhibit No.                                Exhibit
    -----------                                -------
       5.1           Opinion of legal counsel.

      23.1           Consent of Independent Registered Public Accounting Firm.

      23.2           Consent of Duane Morris LLP (included in Exhibit 5.1)